Supplemental Agency Agreement Dated 21 May 2026 JDEP COFFEE B.V. and DEUTSCHE BANK AG, LONDON BRANCH and DEUTSCHE BANK LUXEMBOURG, S.A. Ref: L-373274 3220545540 i 1 Interpretation .......................................................................................................................... 1 2 Modification of the Conditions ............................................................................................. 1 3 Modification of the Meeting Provision................................................................................. 2 4 General ................................................................................................................................... 2 Schedule 1 Applicable Agency Agreement and relevant Series of Notes ................................. 9 Schedule 2 Conditions .................................................................................................................. 10 Schedule 3 Meeting Provisions .................................................................................................... 22 Schedule 4 Amended and restated Conditions applicable to the Notes subject to the 2021 Agency Agreement ........................................................................................................................ 25 Schedule 5 Amended and restated Conditions applicable to the Notes subject to the 2023 Agency Agreement ........................................................................................................................ 26 Schedule 6 Amended and restated Conditions applicable to the Notes subject to the 2025 Agency Agreement ........................................................................................................................ 27 3220545540 1 This supplemental agency agreement (the “Supplemental Agency Agreement”) is made on 21 May 2026 between: (1) JDEP COFFEE B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, having its statutory seat (statutaire zetel) in Amsterdam, the Netherlands, and having its registered office at Oosterdoksstraat 80, 1011 DK Amsterdam, the Netherlands, and registered with the trade register of the Dutch chamber of commerce (Kamer van Koophandel) under number 42051177 (previously JDE Peet’s N.V.) (the “Issuer”); and (2) DEUTSCHE BANK, LONDON BRANCH, as Fiscal Agent, Paying Agent, Transfer Agent and Calculation Agent; and (3) DEUTSCHE BANK LUXEMBOURG, S.A., as Registrar. Whereas (A) This Supplemental Agency Agreement is supplemental to each of the agency agreements listed in Schedule 1 (each, in relation to the Series (as defined below) to which it is stated to apply in Schedule 1, an “Applicable Agency Agreement”) in connection with the issue by the Issuer of the series of notes listed in Schedule 1 (each a “Series” and together the “Notes”). (B) In respect of each Series, pursuant to the provisions of meetings of Noteholders of the relevant Series as set out in schedule 3 (Provisions for Meetings of Noteholders) to the Applicable Agency Agreement, Noteholders have, by way of extraordinary resolutions (the “Extraordinary Resolutions”) set out in the notice convening a meeting of holders of the relevant Notes (the “Notice”), inter alia, (i) approved the modification of the applicable Conditions as set out in the Annexes to the Notice, with effect on and from the Effective Date (as defined below); and (ii) authorised, directed, requested and empowered the Issuer, the Fiscal Agent, the Paying Agent, the Transfer Agent, the Calculation Agent and the Registrar to enter into this Supplemental Agency Agreement to effect such amendments. (C) The Supplemental Agency Agreement referred to in the Extraordinary Resolutions was a draft of this Supplemental Agency Agreement. It is agreed as follows: 1 Interpretation 1.1 Construction of Certain References: References to capitalised terms not defined in this Supplemental Agency Agreement are to those terms as defined in the Applicable Agency Agreement. 1.2 Headings: Headings shall be ignored in construing this Supplemental Agency Agreement. 2 Modification of the Conditions 2.1 In accordance with the Extraordinary Resolutions, on and from 21 May 2026 (the “Effective Date”), the Conditions as included in each of the Applicable Agency Agreements are modified as follows in respect of each Series, the opening words, the Conditions 3, 4, 10(a) and 11(a) and, as applicable, Conditions 6(f) and 6(g) are hereby amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set out in Schedule 2 to this Supplemental 3220545540 2 Agency Agreement. The amended and restated Conditions are set out in Schedules 4, 5 and 6 hereto. 2.2 Save as amended by this Supplemental Agency Agreement, the Applicable Agency Agreements and the Conditions of the Notes shall remain in full force and effect in respect of the Notes. 2.3 The Issuer shall, in accordance with Condition 14 or the notice conditions described in the Global Note (if applicable), notify the Holders of the modification to the Conditions of the Notes as soon as reasonably practicable after the Effective Date. 3 Modification of the Meeting Provision In accordance with the Extraordinary Resolutions, on and from the Effective Date, the provisions for meetings of Noteholders as set out in schedule 3 (Provisions for Meetings of Noteholders) to each of the Applicable Agency Agreements are hereby amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set out in Schedule 3 to this Supplemental Agency Agreement. 4 General 4.1 This Supplemental Agency Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when so executed shall constitute one and the same binding agreement between the parties. Any party may enter into this Supplemental Agency Agreement by signing any such counterpart. 4.2 Each Applicable Agency Agreement shall henceforth be read and construed as one document with this Supplemental Agency Agreement. 4.3 The provisions of each Applicable Agency Agreement as modified by this Supplemental Agency Agreement shall be valid and binding obligations of each of the Issuer, the Fiscal Agent, the Paying Agent, the Transfer Agent, the Calculation Agent and the Registrar. Save as expressly set out above, all terms and conditions of each Applicable Agency Agreement shall remain in full force and effect. 4.4 This Supplemental Agency Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by, and shall be construed in accordance with, Dutch law. Clause 21 of the 2021 Agency Agreement and the 2023 Agency Agreement, and Clause 22 of the 2025 Agency Agreement (as applicable), shall apply to this Supplemental Agency Agreement as if specifically set out herein. In relation to any legal action or proceedings arising out of or in connection with this Supplemental Agency Agreement (“Proceedings”), each of the parties irrevocably submits to the exclusive jurisdiction of the district court in Amsterdam, the Netherlands, and its appellate courts in the Netherlands, and waives any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. [Remainder of this page intentionally left blank]

This Supplemental Agency Agreement has been entered into on the date stated at the beginning.

JDEP COFFEE B.V.

By: /s/ Robbe Martens_____________
Name: Robbe Martens

3220545540

[Signature page to the Supplemental Agency Agreement]

Signed for and on behalf of

DEUTSCHE BANK AG, LONDON BRANCH

as Fiscal Agent, Paying Agent, Transfer Agent and Calculation Agent

By: /s/ Paul Yetton
Name: Paul Yetton
Vice President

By: /s/ Christopher English
Name: Christopher English
Director

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7

Signed for and on behalf of

DEUTSCHE BANK LUXEMBOURG, S.A.

as Fiscal Agent, Paying Agent, Transfer Agent and Calculation Agent

By: /s/ Paul Yetton
Name: Paul Yetton
Attorney

By: /s/ Christopher English
Name: Christopher English
Attorney

3220545540
8

Schedule 1
Applicable Agency Agreement and relevant Series of Notes

Applicable Agency Agreement	Description of the Series of Notes	ISIN / Common Code	Outstanding nominal amount	Year of issuance
The fiscal agency agreement dated 28 May 2021 between, *inter alia*, the Issuer, the Paying Agent and the Registrar (the "**2021 Agency Agreement**")	EUR 750,000,000 0.500% due 16 January 2029	XS2354569407/ 235456940	EUR 750,000,000	2021
2021 Agency Agreement	EUR 500,000,000 1.125% due 16 June 2033	XS2354444379/ 235444437	EUR 500,000,000	2021
2021 Agency Agreement	EUR 600,000,000 0.625% due 9 February 2028	XS2407010656/ 240701065	EUR 600,000,000	2021
The amended and restated agency agreement dated 12 May 2023 between, *inter alia*, the Issuer, the Paying Agent and the Registrar (the "**2023 Agency Agreement**")	EUR 500,000,000 4.125% due 23 January 2030	XS2728561098/ 272856109	EUR 500,000,000	2023
2023 Agency Agreement	EUR 500,000,000 4.500% due 23 January 2034	XS2728560959/ 272856095	EUR 500,000,000	2023
The amended and restated agency agreement dated 15 May 2025 between, *inter alia*, the Issuer, the Paying Agent and the Registrar (the "**2025 Agency Agreement**")]	EUR 600,000,000 Floating Rate Notes due December 2027	XS3248357926/ 324835792	EUR 750,000,000	2025

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3220545540 10 Schedule 2 Conditions 3220545540 11 PART A – BLACKLINE AGAINST CONDITIONS APPLICABLE TO THE NOTES SUBJECT TO THE 2021 AGENCY AGREEMENT Condition 3 (Guarantees and Status) 3220545540 12 Condition 4 (Negative Plegde) 3220545540 13

3220545540 14 Condition 10(a) (Events of Default) 3220545540 15 3220545540 16 Condition 11(a) (Meetings of Noteholders and Modifications) 3220545540 17 PART B – BLACKLINE AGAINST CONDITIONS APPLICABLE TO NOTES SUBJECT TO THE 2023 AND 2025 AGENCY AGREEMENTS Condition 3 (Status)

3220545540 18 Condition 4 (Negative Pledge) 3220545540 19 Condition 6(f) (Purchases) and (g) (Cancellation) Condition 10(a) (Events of Default) 3220545540 20 3220545540 21 Condition 11(a) (Meetings of Noteholders and Modifications)

3220545540 22 Schedule 3 Meeting Provisions 3220545540 23 PART A – BLACKLINE AGAINST MEETING PROVISIONS APPLICABLE TO THE NOTES SUBJECT TO THE 2021 AGENCY AGREEMENT Clause 2.7 (Powers of meetings) 3220545540 24 PART B – BLACKLINE AGAINST MEETING PROVISIONS APPLICABLE TO THE NOTES SUBJECT TO THE 2023 AND 2025 AGENCY AGREEMENT Clause 1 (Interpretation) Clause 2.7 (Powers of meetings) 3220545540 25 Schedule 4 Amended and restated Conditions applicable to the Notes subject to the 2021 Agency Agreement

1 TERMS AND CONDITIONS OF THE NOTES The following is the text of the terms and conditions that, subject to completion and amendment and as supplemented or varied in accordance with the provisions of Part A of the relevant Final Terms, shall be applicable to the Notes in definitive form (if any) issued in exchange for the Global Note(s) representing each Series. Either (i) the full text of these terms and conditions together with the relevant provisions of Part A of the Final Terms or (ii) these terms and conditions as so completed, amended, supplemented or varied (and subject to simplification by the deletion of non-applicable provisions), shall be endorsed on such Bearer Notes or on the Certificates relating to such Registered Notes. All capitalised terms that are not defined in these Conditions will have the meanings given to them in Part A of the relevant Final Terms. Those definitions will be endorsed on the definitive Notes or Certificates, as the case may be. References in the Conditions to “Notes” are to the Notes of one Series only, not to all Notes that may be issued under the Programme. The Notes are issued pursuant to an Agency Agreement (as amended or supplemented as at the Issue Date, the “Agency Agreement”) originally dated 28 May 2021 between JDEP Coffee B.V. (the “Issuer” ), Deutsche Bank AG, London Branch as fiscal agent and the other agents named in it and Deutsche Bank Luxembourg S.A. as registrar, and with the benefit of a deed of guarantee (the “Deed of Guarantee”) dated 21 May 2026 executed by the Issuer, Maple Parent Holdings Corp. (“Maple”), Keurig Dr Pepper Inc. (“KDP”), the other Guarantors (as defined in Condition 3(a). The fiscal agent, the paying agents, the registrar, the transfer agents and the calculation agent(s) for the time being (if any) are referred to below respectively as the “Fiscal Agent”, the “Paying Agents” (which expression shall include the Fiscal Agent), the “Registrar”, the “Transfer Agents” and the “Calculation Agent(s)”. The Noteholders (as defined below), the holders of the interest coupons (the “Coupons”) relating to interest bearing Notes in bearer form and, where applicable in the case of such Notes, talons for further Coupons (the “Talons”) (the “Couponholders”) are deemed to have notice of all of the provisions of the Agency Agreement applicable to them. As used in these terms and conditions (the “Conditions”), “Tranche” means Notes which are identical in all respects and “Series” means a Tranche of Notes together with any further Tranche or Tranches of Notes which are (i) expressed to be consolidated and form a single series and (ii) are identical in all respects (including as to listing) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices. Copies of the Agency Agreement are available for inspection at the specified offices of each of the Issuer, the Paying Agents, the Registrar and the Transfer Agents. 1 Form, Denomination and Title The Notes are issued in bearer form (“Bearer Notes”) or in registered form (“Registered Notes”) in each case in the Specified Denomination(s) shown hereon. This Note is a Fixed Rate Note, a Floating Rate Note or a Zero Coupon Note, a combination of any of the foregoing or any other kind of Note, depending upon the Interest and Redemption/Payment Basis shown hereon. Bearer Notes are serially numbered and are issued with Coupons (and, where appropriate, a Talon) attached, save in the case of Zero Coupon Notes in which case references to interest (other than in relation to interest due after the Maturity Date), Coupons and Talons in these Conditions are not applicable. Registered Notes are represented by registered certificates (“Certificates”) and, save as provided in Condition 2(c), each Certificate shall represent the entire holding of Registered Notes by the same holder. Title to the Bearer Notes and the Coupons and Talons shall pass by delivery. Title to the Registered Notes shall pass by registration in the register that the Issuer shall procure to be kept by the Registrar in accordance with 2 the provisions of the Agency Agreement (the “Register”). Except as ordered by a court of competent jurisdiction or as required by law, the holder (as defined below) of any Note, Coupon or Talon shall be deemed to be and may be treated as its absolute owner for all purposes, whether or not it is overdue and regardless of any notice of ownership, trust or an interest in it, any writing on it (or on the Certificate representing it) or its theft or loss (or that of the related Certificate) and no person shall be liable for so treating the holder. In these Conditions, “Noteholder” means the bearer of any Bearer Note or the person in whose name a Registered Note is registered (as the case may be), “holder” (in relation to a Note, Coupon or Talon) means the bearer of any Bearer Note, Coupon or Talon or the person in whose name a Registered Note is registered (as the case may be) and capitalised terms have the meanings given to them hereon, the absence of any such meaning indicating that such term is not applicable to the Notes. 2 No Exchange of Notes and Transfers of Registered Notes (a) No Exchange of Notes: Registered Notes may not be exchanged for Bearer Notes. Bearer Notes of one Specified Denomination may not be exchanged for Bearer Notes of another Specified Denomination. Bearer Notes may not be exchanged for Registered Notes. (b) Transfer of Registered Notes: One or more Registered Notes may be transferred upon the surrender (at the specified office of the Registrar or any Transfer Agent) of the Certificate representing such Registered Notes to be transferred, together with the form of transfer endorsed on such Certificate, (or another form of transfer substantially in the same form and containing the same representations and certifications (if any), unless otherwise agreed by the Issuer), duly completed and executed and any other evidence as the Registrar or Transfer Agent may reasonably require. In the case of a transfer of part only of a holding of Registered Notes represented by one Certificate, a new Certificate shall be issued to the transferee in respect of the part transferred and a further new Certificate in respect of the balance of the holding not transferred shall be issued to the transferor. All transfers of Notes and entries on the Register will be made subject to the detailed regulations concerning transfers of Notes scheduled to the Agency Agreement. The regulations may be changed by the Issuer, with the prior written approval of the Registrar and the Noteholders. A copy of the current regulations will be made available by the Registrar to any Noteholder upon request. (c) Exercise of Options or Partial Redemption in Respect of Registered Notes: In the case of an exercise of an Issuer’s or Noteholders’ option in respect of, or a partial redemption of, a holding of Registered Notes represented by a single Certificate, a new Certificate shall be issued to the holder to reflect the exercise of such option or in respect of the balance of the holding not redeemed. In the case of a partial exercise of an option resulting in Registered Notes of the same holding having different terms, separate Certificates shall be issued in respect of those Notes of that holding that have the same terms. New Certificates shall only be issued against surrender of the existing Certificates to the Registrar or any Transfer Agent. In the case of a transfer of Registered Notes to a person who is already a holder of Registered Notes, a new Certificate representing the enlarged holding shall only be issued against surrender of the Certificate representing the existing holding. (d) Delivery of New Certificates: Each new Certificate to be issued pursuant to Conditions 2 (b) or (c) shall be available for delivery within three business days of receipt of the form of transfer or Exercise Notice (as defined in Condition 6(e)) and surrender of the Certificate for exchange. Delivery of the new Certificate(s) shall be made at the specified office of the Transfer Agent or of the Registrar (as the case may be) to whom delivery or surrender of such form of transfer, Exercise Notice or Certificate shall have been made or, at the option of the holder making such delivery or surrender as aforesaid and as specified in the relevant form of transfer, Exercise Notice or otherwise in writing, be mailed by uninsured 3 post at the risk of the holder entitled to the new Certificate to such address as may be so specified, unless such holder requests otherwise and pays in advance to the relevant Agent (as defined in the Agency Agreement) the costs of such other method of delivery and/or such insurance as it may specify. In this Condition 2(d), “business day” means a day, other than a Saturday or Sunday, on which banks are open for business in the place of the specified office of the relevant Transfer Agent or the Registrar (as the case may be). (e) Transfer Free of Charge: Transfers of Notes and Certificates on registration, transfer, partial redemption or exercise of an option shall be effected without charge by or on behalf of the Issuer, the Registrar or the Transfer Agents, but upon payment of any tax or other governmental charges that may be imposed in relation to it (or the giving of such indemnity as the Registrar or the relevant Transfer Agent may require). (f) Closed Periods: No Noteholder may require the transfer of a Registered Note to be registered (i) during the period of 15 days ending on the due date for redemption of that Note, (ii) during the period of 15 days before any date on which Notes may be called for redemption by the Issuer at its option pursuant to Condition 6(d), (iii) after any such Note has been called for redemption or (iv) during the period of seven days ending on (and including) any Record Date. 3 Guarantees and Status (a) Guarantees: (i) Until the Separation, KDP and all of KDP’s existing and future subsidiaries (other than the Issuer) that guarantee any of KDP’s other indebtedness (such guarantors that are subsidiaries of KDP but not subsidiaries of Maple (the “KDP Guarantors”), and (ii) subsequent to the Separation, Maple and all of Maple’s existing and future subsidiaries (other than the Issuer) that guarantee any of Maple’s other indebtedness (the “Maple Guarantors” and together with KDP and the KDP Guarantors, the “Guarantors”, which term shall include any Guarantor added to the Deed of Guarantee and shall exclude any Guarantor released in accordance with Condition 3(c)), in each case will unconditionally and irrevocably guarantee (subject to the provisions of Condition 3(c) below) the due payment of all sums expressed to be payable by the Issuer under the Notes and the Coupons. Its obligations in that respect (each a “Guarantee” and together the “Guarantees”) are contained in the Deed of Guarantee. (b) Status of Notes and Guarantees: The Notes and the Coupons relating to them constitute (subject to Condition 4) unsecured obligations of the Issuer and shall at all times rank pari passu and without any preference among themselves. The payment obligations of the Issuer under the Notes and the Coupons relating to them and of the Guarantors under the Guarantees shall, save for such exceptions as may be provided by applicable legislation and subject to Condition 4, at all times rank at least equally with all other unsecured and unsubordinated indebtedness and monetary obligations of the Issuer and each of the Guarantors respectively, present and future. (c) Release of a Guarantor: Pursuant to its terms, each Guarantee (but not any payment obligation under a Guarantee which has already become due and payable) will be automatically and unconditionally released (and thereupon shall terminate and be discharged and be of no further force and effect) upon the occurrence of any other termination or release event as set out in the Deed of Guarantee, including, without limitation, upon the Separation in the case of the Guarantees by KDP and the KDP Guarantors. “Coffee Business” means, collectively, (A) (i) the “U.S. Coffee” operating segment of KDP excluding the sales related to the distribution of ready-to-drink La Colombe coffee beverages and (ii) that portion of the “International” operating segment of KDP consisting of sales in Canada from the manufacture and distribution of finished goods relating to single serve brewers, K-Cup pods, AltaRounds pressed coffee and other coffee products and (B) the business of JDE Peet’s and its subsidiaries. 4 “Separation” means the proposed separation of all or substantially all of the Coffee Business through (x) a contribution, directly or indirectly, of the applicable assets and liabilities of such business and/or through a contribution, directly or indirectly, of the applicable legal entities comprising such business to Maple (or a subsidiary of Maple), in each case to the extent such assets, liabilities or entities are not already held by Maple or a subsidiary of Maple, and (y) the distribution of outstanding equity securities of Maple (or a direct or indirect parent of Maple) to the holders of common stock of KDP as of a record date to be determined by KDP, in each case of the foregoing, in a transaction qualifying under Section 355 or Section 361 of the United States Internal Revenue Code of 1986 (the “Code”), as amended, together with any transactions related thereto or contemplated thereby. (d) Notice of change of Guarantors: Notice of any grant of a new guarantee or release of a Guarantor pursuant to Condition 3(a) or Condition 3(c), respectively, will be given to Noteholders in accordance with Condition 14, no later than 14 days after such grant or release. 4 Negative Pledge So long as any Note or Coupon remains outstanding (as defined in the Agency Agreement) neither the Issuer nor any of the Guarantors that is a Subsidiary of the Issuer (such Guarantors, the “Subsidiary Guarantors”) will, and will ensure that none of its Material Subsidiaries will create, or have outstanding any mortgage, charge, lien, pledge or other security interest, upon the whole or any part of its present or future undertaking, assets or revenues (including any uncalled capital) to secure any Capital Markets Indebtedness or to secure any guarantee or indemnity in respect of any Capital Markets Indebtedness without at the same time or prior thereto according to the Notes and the Coupons the same security as is created or subsisting to secure any such Capital Markets Indebtedness, guarantee or indemnity or such other security as shall be approved by an Extraordinary Resolution (as defined in the Agency Agreement) of the Noteholders. In these Conditions: (i) “Capital Markets Indebtedness” means any indebtedness, present or future, of the Issuer, any of the Guarantors or any third party in the form of notes or bond or similar instruments with an original maturity of more than one year, which can be traded on any stock exchange or other securities market; (ii) “Material Subsidiary” means any Subsidiary of the Parent Guarantor, the adjusted consolidated earnings before interest and taxes (“Adjusted EBIT”) of which represents 10 per cent. or more of the Parent Guarantor’s consolidated Adjusted EBIT as reflected in its most recent annual report, provided that, in the case of a Subsidiary acquired or incorporated by the Parent Guarantor during or after the financial year shown in the Parent Guarantor’s most recent annual audited financial statements, such calculation shall be made on the basis of the contribution of such Subsidiary considered on a pro forma basis as if it had been acquired at the beginning of the relevant period, with the pro forma calculation (including any adjustments) being made by the Parent Guarantor acting in good faith. (iii) “Parent Guarantor” means (i) prior to the Separation, KDP and (ii) immediately following the Separation, Maple or any direct or indirect parent company of Maple that is a Guarantor. (iv) “Person” means any individual, company, corporation, firm, partnership, joint venture, association, organisation, state or agency of a state or other entity, whether or not having separate legal personality. (v) “Subsidiary” means, in relation to any Person (the “first Person”) at any particular time, any other Person (the “second Person”):

5 (A) whose affairs and policies the first Person controls or has the power to control, whether by ownership of share capital, contract, the power to appoint or remove members of the governing body of the second Person or otherwise; or (B) whose financial statements are, in accordance with applicable law and generally accepted accounting principles, consolidated with those of the first Person. 5 Interest and other Calculations (a) Interest on Fixed Rate Notes: Each Fixed Rate Note bears interest on its outstanding nominal amount from and including the Interest Commencement Date at the rate per annum (expressed as a percentage) equal to the Rate of Interest, such interest being payable in arrear on each Interest Payment Date. The amount of interest payable shall be determined in accordance with Condition 5(h). (b) Interest on Floating Rate Notes: (i) Interest Payment Dates: Each Floating Rate Note bears interest on its outstanding nominal amount from and including the Interest Commencement Date at the rate per annum (expressed as a percentage) equal to the Rate of Interest, such interest being payable in arrear on each Interest Payment Date. The amount of interest payable shall be determined in accordance with Condition 5(h). Such Interest Payment Date(s) is/are either shown hereon as Specified Interest Payment Dates or, if no Specified Interest Payment Date(s) is/are shown hereon, Interest Payment Date shall mean each date which falls the number of months or other period shown hereon as the Interest Period after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date. (ii) Business Day Convention: If any date referred to in these Conditions that is specified to be subject to adjustment in accordance with a Business Day Convention would otherwise fall on a day that is not a Business Day, then, if the Business Day Convention specified is (A) the Floating Rate Business Day Convention, such date shall be postponed to the next day that is a Business Day unless it would thereby fall into the next calendar month, in which event (x) such date shall be brought forward to the immediately preceding Business Day and (y) each subsequent such date shall be the last Business Day of the month in which such date would have fallen had it not been subject to adjustment, (B) the Following Business Day Convention, such date shall be postponed to the next day that is a Business Day, (C) the Modified Following Business Day Convention, such date shall be postponed to the next day that is a Business Day unless it would thereby fall into the next calendar month, in which event such date shall be brought forward to the immediately preceding Business Day or (D) the Preceding Business Day Convention, such date shall be brought forward to the immediately preceding Business Day. (iii) Rate of Interest for Floating Rate Notes: The Rate of Interest in respect of Floating Rate Notes for each Interest Accrual Period shall be determined in the manner specified hereon and the provisions below relating to either ISDA Determination or Screen Rate Determination shall apply, depending upon which is specified hereon. (A) ISDA Determination for Floating Rate Notes Where ISDA Determination is specified hereon as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Accrual Period shall be determined by the Calculation Agent as a rate equal to the relevant ISDA Rate. For the purposes of this sub-paragraph (A), “ISDA Rate” for an Interest Accrual Period means a rate equal to the Floating Rate that would be determined by the Calculation Agent under 6 a Swap Transaction under the terms of an agreement incorporating the ISDA Definitions and under which: (x) the Floating Rate Option is as specified hereon (y) the Designated Maturity is a period specified hereon and (z) the relevant Reset Date is the first day of that Interest Accrual Period unless otherwise specified hereon. For the purposes of this sub-paragraph (A), “Floating Rate”, “Calculation Agent”, “Floating Rate Option”, “Designated Maturity”, “Reset Date” and “Swap Transaction” have the meanings given to those terms in the ISDA Definitions. (B) Screen Rate Determination for Floating Rate Notes (a) Where Screen Rate Determination is specified hereon as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Accrual Period will, subject as provided below, be either: (1) the offered quotation; or (2) the arithmetic mean of the offered quotations, (expressed as a percentage rate per annum) for the Reference Rate which appears or appear, as the case may be, on the Relevant Screen Page as at either 11.00 a.m. (Brussels time in the case of EURIBOR) on the Interest Determination Date in question as determined by the Calculation Agent. If five or more of such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Calculation Agent for the purpose of determining the arithmetic mean of such offered quotations. If the Reference Rate from time to time in respect of Floating Rate Notes is specified hereon as being other than EURIBOR, the Rate of Interest in respect of such Notes will be determined as provided hereon. (b) if the Relevant Screen Page is not available or, if sub-paragraph (x)(1) applies and no such offered quotation appears on the Relevant Screen Page, or, if sub- paragraph (x)(2) applies and fewer than three such offered quotations appear on the Relevant Screen Page, in each case as at the time specified above, subject as provided below, the Issuer shall request, if the Reference Rate is EURIBOR, the principal Euro-zone office of each of the Reference Banks, to provide the Calculation Agent with its offered quotation (expressed as a percentage rate per annum) for the Reference Rate, if the Reference Rate is EURIBOR, at approximately 11.00 a.m. (Brussels time) on the Interest Determination Date in question. If two or more of the Reference Banks provide the Calculation Agent with such offered quotations, the Rate of Interest for such Interest Accrual Period shall be the arithmetic mean of such offered quotations as determined by the Calculation Agent; and (c) if paragraph (y) above applies and the Calculation Agent determines that fewer than two Reference Banks are providing offered quotations, subject as provided 7 below, the Rate of Interest shall be the arithmetic mean of the rates per annum (expressed as a percentage) as communicated to (at the request of the Issuer) the Calculation Agent by the Reference Banks or any two or more of them, at which such banks were offered, if the Reference Rate is EURIBOR, at approximately 11.00 a.m. (Brussels time) on the relevant Interest Determination Date, deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate by leading banks in, if the Reference Rate is EURIBOR, the Euro-zone inter-bank market or, if fewer than two of the Reference Banks provide the Calculation Agent with such offered rates, the offered rate for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, or the arithmetic mean of the offered rates for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, at which, if the Reference Rate is EURIBOR, at approximately 11.00 a.m. (Brussels time), on the relevant Interest Determination Date, any one or more banks (which bank or banks is or are in the opinion of the Issuer suitable for such purpose) informs the Calculation Agent it is quoting to leading banks in, if the Reference Rate is EURIBOR, the Euro-zone inter-bank market, as the case may be, provided that, if the Rate of Interest cannot be determined in accordance with the foregoing provisions of this paragraph, the Rate of Interest shall be determined as at the last preceding Interest Determination Date (though substituting, where a different Margin or Maximum or Minimum Rate of Interest is to be applied to the relevant Interest Accrual Period from that which applied to the last preceding Interest Accrual Period, the Margin or Maximum or Minimum Rate of Interest relating to the relevant Interest Accrual Period, in place of the Margin or Maximum or Minimum Rate of Interest relating to that last preceding Interest Accrual Period). (C) Linear Interpolation Where Linear Interpolation is specified hereon as applicable in respect of an Interest Accrual Period, the Rate of Interest for such Interest Accrual Period shall be calculated by the Calculation Agent by straight line linear interpolation by reference to two rates based on the relevant Reference Rate (where Screen Rate Determination is specified hereon as applicable) or the relevant Floating Rate Option (where ISDA Determination is specified hereon as applicable), one of which shall be determined as if the Applicable Maturity were the period of time for which rates are available next shorter than the length of the relevant Interest Accrual Period and the other of which shall be determined as if the Applicable Maturity were the period of time for which rates are available next longer than the length of the relevant Interest Accrual Period provided however that if there is no rate available for the period of time next shorter or, as the case may be, next longer, then the Calculation Agent shall determine such rate at such time and by reference to such sources as it determines appropriate. “Applicable Maturity” means: (a) in relation to Screen Rate Determination, the period of time designated in the Reference Rate, and (b) in relation to ISDA Determination, the Designated Maturity. 8 (iv) Benchmark discontinuation (A) Independent Adviser If a Benchmark Event occurs in relation to an Original Reference Rate when any Rate of Interest (or any component part thereof) remains to be determined by reference to such Original Reference Rate the Issuer shall use its reasonable endeavours to appoint an Independent Adviser, as soon as reasonably practicable, to determine a Successor Rate, failing which an Alternative Rate (in accordance with Condition 5(b)(iv)(B)) and, in either case, an Adjustment Spread and any Benchmark Amendments (in accordance with Condition5(b)(iv)(D)). In making such determination, the Independent Adviser appointed pursuant to this Condition 5(b)(iv) shall act in good faith and in a commercially reasonable manner as an expert. In the absence of bad faith or fraud, the Independent Adviser shall have no liability whatsoever to the Issuer, the Fiscal Agent, the Paying Agents, the Noteholders or the Couponholders for any determination made by it, pursuant to this Condition 5(b)(iv). If (i) the Issuer is unable to appoint an Independent Adviser; or (ii) the Independent Adviser appointed by it fails to determine a Successor Rate or, failing which, an Alternative Rate in accordance with this Condition 5(b)(iv)(A) prior to the date which is 10 business days prior to the relevant Interest Determination Date, the Rate of Interest applicable to the next succeeding Interest Accrual Period shall be equal to the Rate of Interest last determined in relation to the Notes in respect of the immediately preceding Interest Accrual Period. If there has not been a first Interest Payment Date, the Rate of Interest shall be the initial Rate of Interest / determined using the Original Reference Rate last displayed on the relevant Screen Page prior to the relevant Interest Determination Date. Where a different Margin or Maximum or Minimum Rate of Interest is to be applied to the relevant Interest Accrual Period from that which applied to the last preceding Interest Accrual Period, the Margin or Maximum or Minimum Rate of Interest relating to the relevant Interest Accrual Period shall be substituted in place of the Margin or Maximum or Minimum Rate of Interest relating to that last preceding Interest Accrual Period. For the avoidance of doubt, this paragraph shall apply to the relevant next succeeding Interest Accrual Period only and any subsequent Interest Accrual Periods are subject to the subsequent operation of, and to adjustment as provided in, the first paragraph of this Condition 5(b)(iv)(A). (B) Successor Rate or Alternative Rate If the Independent Adviser, determines that: (i) there is a Successor Rate, then such Successor Rate and the applicable Adjustment Spread shall subsequently be used in place of the Original Reference Rate to determine the Rate of Interest (or the relevant component part thereof) for all future payments of interest on the Notes (subject to the operation of this Condition 5(b)(iv)); or (ii) there is no Successor Rate but that there is an Alternative Rate, then such Alternative Rate and the applicable Adjustment Spread shall subsequently be used in place of the Original Reference Rate to determine the Rate of Interest (or the relevant component part thereof) for all future payments of interest on the Notes (subject to the operation of this Condition 5(b)(iv)).

9 (C) Adjustment Spread The Adjustment Spread (or the formula or methodology for determining the Adjustment Spread) shall be applied to the Successor Rate or the Alternative Rate (as the case may be). If the Independent Adviser is unable to determine the quantum of, or a formula or methodology for determining, such Adjustment Spread, then the Successor Rate or Alternative Rate (as applicable) will apply without an Adjustment Spread. (D) Benchmark Amendments If any Successor Rate or Alternative Rate and, in either case, the applicable Adjustment Spread is determined in accordance with this Condition 5(b)(iv) and the Independent Adviser, determines (i) that amendments to these Conditions and/or the Agency Agreement are necessary to ensure the proper operation of such Successor Rate or Alternative Rate and/or (in either case) the applicable Adjustment Spread (such amendments, the “Benchmark Amendments”) and (ii) the terms of the Benchmark Amendments, then the Issuer shall, subject to giving notice thereof in accordance with Condition 5(b)(iv)(E), without any requirement for the consent or approval of Noteholders, vary these Conditions and/or the Agency Agreement to give effect to such Benchmark Amendments with effect from the date specified in such notice. Notwithstanding any other provision of this Condition 5(b)(iv), the Calculation Agent or any Paying Agent is not obliged to concur with the Issuer or the Independent Adviser in respect of any changes or amendments as contemplated under this Condition 5(b)(iv) to which, in the sole opinion of the Calculation Agent or the relevant Paying Agent, as the case may be, would impose more onerous obligations upon it or expose it to any additional duties, responsibilities or liabilities or reduce or amend the protective provisions afforded to the Calculation Agent or the relevant Paying Agent (as applicable) in the Agency Agreement and/or these Conditions. In connection with any such variation in accordance with this Condition 5(b)(iv)(D), the Issuer shall comply with the rules of any stock exchange on which the Notes are for the time being listed or admitted to trading. (E) Notices, etc. Any Successor Rate, Alternative Rate, Adjustment Spread and the specific terms of any Benchmark Amendments determined under this Condition 5(b)(iv) will be notified at least 10 business days prior to the relevant Interest Determination Date by the Issuer to the Fiscal Agent, the Calculation Agent, the Paying Agents and, in accordance with Condition 14, the Noteholders. Such notice shall be irrevocable and shall specify the effective date of the Benchmark Amendments, if any. No later than notifying the Noteholders of the same, the Issuer shall deliver to the Fiscal Agent, the Calculation Agent and the Paying Agents a certificate signed by an executive director of the Issuer: (a) confirming (i) that a Benchmark Event has occurred, (ii) the Successor Rate or, as the case may be, the Alternative Rate, (iii) the applicable Adjustment Spread and (iv) the specific terms of the Benchmark Amendments (if any), in each case as determined in accordance with the provisions of this Condition 5(b)(iv); and 10 (b) certifying that the Benchmark Amendments (if any) are necessary to ensure the proper operation of such Successor Rate or Alternative Rate and (in either case) the applicable Adjustment Spread. The Fiscal Agent shall display such certificate at its offices, for inspection by the Noteholders at all reasonable times during normal business hours. Each of the Fiscal Agent, the Calculation Agent and the Paying Agents shall be entitled to rely on such certificate (without liability to any person) as sufficient evidence thereof. The Successor Rate or Alternative Rate and the Adjustment Spread and the Benchmark Amendments (if any) specified in such certificate will (in the absence of manifest error or bad faith in the determination of the Successor Rate or Alternative Rate and the Adjustment Spread and the Benchmark Amendments (if any) and without prejudice to the Fiscal Agent’s or the Calculation Agent’s or the Paying Agents’ ability to rely on such certificate as aforesaid) be binding on the Issuer, the Fiscal Agent, the Calculation Agent, the Paying Agents and the Noteholders. Notwithstanding any other provision of this Condition 5(b)(iv), if following the determination of any Successor Rate, Alternative Rate, Adjustment Spread or Benchmark Amendments (if any), in the Calculation Agent’s opinion there is any uncertainty between two or more alternative courses of action in making any determination or calculation under this Condition 5(b)(iv), the Calculation Agent shall promptly notify the Issuer thereof and the Issuer shall direct the Calculation Agent in writing as to which alternative course of action to adopt. If the Calculation Agent is not promptly provided with such direction, or is otherwise unable (other than due to its own gross negligence, willful default or fraud) to make such calculation or determination for any reason, it shall notify the Issuer thereof and the Calculation Agent shall be under no obligation to make such calculation or determination and (in the absence of such gross negligence, willful default or fraud) shall not incur any liability for not doing so. (F) Survival of Original Reference Rate Without prejudice to the obligations of the Issuer under Condition 5(b)(iv)(A), (B), (C) and (D), the Original Reference Rate and the fallback provisions provided for in Condition 5(b)(B) will continue to apply unless and until a Benchmark Event has occurred. (G) Definitions: As used in this Condition 5(b)(iv): “Adjustment Spread” means either (a) a spread (which may be positive, negative or zero) or (b) a formula or methodology for calculating a spread, in each case to be applied to the Successor Rate or the Alternative Rate (as the case may be) and is the spread, formula or methodology which: (i) in the case of a Successor Rate, is formally recommended in relation to the replacement of the Original Reference Rate with the Successor Rate by any Relevant Nominating Body; or (if no such recommendation has been made, or in the case of an Alternative Rate); (ii) the Independent Adviser determines, is customarily applied to the relevant Successor Rate or the Alternative Rate (as the case may be) in international debt capital markets transactions to produce an industry-accepted replacement rate for 11 the Original Reference Rate; or (if the Independent Adviser determines that no such spread is customarily applied) (iii) the Independent Adviser determines is recognised or acknowledged as being the industry standard for over-the-counter derivative transactions which reference the Original Reference Rate, where such rate has been replaced by the Successor Rate or the Alternative Rate (as the case may be). “Alternative Rate” means an alternative benchmark or screen rate which the Independent Adviser determines in accordance with Condition 5(b)(iv)(B) is customarily applied in international debt capital markets transactions for the purposes of determining rates of interest (or the relevant component part thereof) in the same Specified Currency as the Notes. “Benchmark Amendments” has the meaning given to it in Condition 5(b)(iv)(D). “Benchmark Event” means: (1) the Original Reference Rate ceasing to be published for a period of at least 5 Business Days or ceasing to exist; or (2) a public statement by the administrator of the Original Reference Rate that it has ceased or that it will cease publishing the Original Reference Rate permanently or indefinitely (in circumstances where no successor administrator has been appointed that will continue publication of the Original Reference Rate); or (3) a public statement by the supervisor of the administrator of the Original Reference Rate, that the Original Reference Rate has been or will be permanently or indefinitely discontinued; or (4) a public statement by the supervisor of the administrator of the Original Reference Rate as a consequence of which the Original Reference Rate will be prohibited from being used either generally, or in respect of the Notes; or (5) the making of a public statement by the supervisor of the administrator of the Original Reference Rate that the Original Reference Rate is or will be (or is or will be deemed by such supervisor to be) no longer representative of its relevant underlying market; or (6) it has become unlawful for any Paying Agent, the Calculation Agent, the Issuer or other party to calculate any payments due to be made to any Noteholder using the Original Reference Rate; provided that the Benchmark Event shall be deemed to occur (a) in the case of sub- paragraphs (2) and (3) above, on the date of the cessation of publication of the Original Reference Rate or the discontinuation of the Original Reference Rate, as the case may be, (b) in the case of sub-paragraph (4) above, on the date of the prohibition of use of the Original Reference Rate and (c) in the case of sub-paragraph (5) above, on the date with effect from which the Original Reference Rate will no longer be (or will be deemed by the relevant supervisor to no longer be) representative of its relevant underlying market and which is specified in the relevant public statement, and, in each case, not the date of the relevant public statement. 12 The occurrence of a Benchmark Event shall be determined by the Issuer and promptly notified to the Fiscal Agent, the Calculation Agent and the Paying Agents. For the avoidance of doubt, neither the Fiscal Agent, the Calculation Agent nor the Paying Agents shall have any responsibility for making such determination. “business day” means a day, other than a Saturday or Sunday, on which banks are open for business in the place of the specified office of the Calculation Agent. “Independent Adviser” means an independent financial institution of international repute or an independent financial adviser with appropriate expertise appointed by the Issuer under Condition 5(b)(iv)(A). “Original Reference Rate” means the originally-specified benchmark or screen rate (as applicable) used to determine the Rate of Interest (or any component part thereof) on the Notes. “Relevant Nominating Body” means, in respect of a benchmark or screen rate (as applicable): (i) the central bank for the currency to which the benchmark or screen rate (as applicable) relates, or any central bank or other supervisory authority which is responsible for supervising the administrator of the benchmark or screen rate (as applicable); or (ii) any working group or committee sponsored by, chaired or co-chaired by or constituted at the request of (a) the central bank for the currency to which the benchmark or screen rate (as applicable) relates, (b) any central bank or other supervisory authority which is responsible for supervising the administrator of the benchmark or screen rate (as applicable), (c) a group of the aforementioned central banks or other supervisory authorities or (d) the Financial Stability Board or any part thereof. “Successor Rate” means a successor to or replacement of the Original Reference Rate which is formally recommended by any Relevant Nominating Body. (c) Zero Coupon Notes: Where a Note the Interest Basis of which is specified to be Zero Coupon is repayable prior to the Maturity Date and is not paid when due, the amount due and payable prior to the Maturity Date shall be the Early Redemption Amount of such Note. As from the Maturity Date, the Rate of Interest for any overdue principal of such a Note shall be a rate per annum (expressed as a percentage) equal to the Amortisation Yield (as described in Condition 6(b)(i)). (d) Accrual of Interest: Interest shall cease to accrue on each Note on the due date for redemption unless, upon due presentation, payment is improperly withheld or refused, in which event interest shall continue to accrue (both before and after judgment) at the Rate of Interest in the manner provided in this Condition 5 to the Relevant Date (as defined in Condition 8). (e) Margin, Maximum/Minimum Rates of Interest and Redemption Amounts and Rounding: (i) If any Margin is specified hereon (either (x) generally, or (y) in relation to one or more Interest Accrual Periods), an adjustment shall be made to all Rates of Interest, in the case of (x), or the Rates of Interest for the specified Interest Accrual Periods, in the case of (y), calculated in accordance with (b) above by adding (if a positive number) or subtracting the absolute value (if a negative number) of such Margin subject always to the next paragraph.

13 (ii) If any Maximum or Minimum Rate of Interest or Redemption Amount is specified hereon, then any Rate of Interest or Redemption Amount shall be subject to such maximum or minimum, as the case may be. (iii) For the purposes of any calculations required pursuant to these Conditions (unless otherwise specified), (x) all percentages resulting from such calculations shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with 0.000005 of a percentage point being rounded up), (y) all figures shall be rounded to seven significant figures (provided that if the eighth significant figure is a 5 or greater, the seventh significant shall be rounded up) and (z) all currency amounts that fall due and payable shall be rounded to the nearest unit of such currency (with half a unit being rounded up), save in the case of yen, which shall be rounded down to the nearest yen. For these purposes “unit” means the lowest amount of such currency that is available as legal tender in the country (or countries) of such currency. (f) Interest Rates Positive: Unless specified otherwise hereon, the rate of interest payable in respect of the Notes shall never be less than zero. If the method for determining the rate of interest applicable to the Notes would result in a negative figure, the applicable rate of interest will be deemed to be zero. (g) Calculations: The amount of interest payable per Calculation Amount in respect of any Note for any Interest Accrual Period shall be equal to the product of the Rate of Interest, the Calculation Amount specified hereon, and the Day Count Fraction for such Interest Accrual Period, unless an Interest Amount (or a formula for its calculation) is applicable to such Interest Accrual Period, in which case the amount of interest payable per Calculation Amount in respect of such Note for such Interest Accrual Period shall equal such Interest Amount (or be calculated in accordance with such formula). Where any Interest Period comprises two or more Interest Accrual Periods, the amount of interest payable per Calculation Amount in respect of such Interest Period shall be the sum of the Interest Amounts payable in respect of each of those Interest Accrual Periods. In respect of any other period for which interest is required to be calculated, the provisions above shall apply save that the Day Count Fraction shall be for the period for which interest is required to be calculated. (h) Determination and Publication of Rates of Interest, Interest Amounts, Final Redemption Amounts, Early Redemption Amounts and Optional Redemption Amounts: The Calculation Agent shall, as soon as practicable on such date as the Calculation Agent may be required to calculate any rate or amount, obtain any quotation or make any determination or calculation, determine such rate and calculate the Interest Amounts for the relevant Interest Accrual Period, calculate the Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount, obtain such quotation or make such determination or calculation, as the case may be, and cause the Rate of Interest and the Interest Amounts for each Interest Accrual Period and the relevant Interest Payment Date and, if required to be calculated, the Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount to be notified to the Fiscal Agent, the Issuer, each of the Paying Agents, the Noteholders, any other Calculation Agent appointed in respect of the Notes that is to make a further calculation upon receipt of such information and, if the Notes are listed on a stock exchange and the rules of such exchange or other relevant authority so require, such exchange or other relevant authority as soon as possible after their determination but in no event later than (i) the commencement of the relevant Interest Period, if determined prior to such time, in the case of notification to such exchange of a Rate of Interest and Interest Amount, or (ii) in all other cases, the fourth Business Day after such determination. Where any Interest Payment Date or Interest Period Date is subject to adjustment pursuant to Condition 5(b)(ii), the Interest Amounts and the Interest Payment Date so published may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice in the event of an extension or shortening of the Interest Period. If the Notes become due and payable under Condition 10, 14 the accrued interest and the Rate of Interest payable in respect of the Notes shall nevertheless continue to be calculated as previously in accordance with this Condition but no publication of the Rate of Interest or the Interest Amount so calculated need be made. The determination of any rate or amount, the obtaining of each quotation and the making of each determination or calculation by the Calculation Agent(s) shall (in the absence of manifest error) be final and binding upon all parties. (i) Definitions: In these Conditions, unless the context otherwise requires, the following defined terms shall have the meanings set out below: “Business Day” means: (i) in the case of a currency other than euro, a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments in the principal financial centre for such currency; and/or (ii) in the case of euro, a day on which the TARGET System is operating (a “TARGET Business Day”); and/or (iii) in the case of a currency and/or one or more Business Centres, a day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets settle payments in such currency in the Business Centre(s) or, if no currency is indicated, generally in each of the Business Centres; “Day Count Fraction” means, in respect of the calculation of an amount of interest on any Note for any period of time (from and including the first day of such period to but excluding the last) (whether or not constituting an Interest Period or an Interest Accrual Period, the “Calculation Period”): (i) if “Actual/Actual” or “Actual/Actual - ISDA” is specified hereon, the actual number of days in the Calculation Period divided by 365 (or, if any portion of that Calculation Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Calculation Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Calculation Period falling in a non-leap year divided by 365); (ii) if “Actual/365 (Fixed)” is specified hereon, the actual number of days in the Calculation Period divided by 365; (iii) if “Actual/365 (Sterling)” is specified hereon, the actual number of days in the Calculation Period divided by 365 or, in the case of an Interest Payment Date falling in a leap year, 366; (iv) if “Actual/360” is specified hereon, the actual number of days in the Calculation Period divided by 360; (v) if “30/360”, “360/360” or “Bond Basis” is specified hereon, the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows: Day Count Fraction= 360 where: “Y1” is the year, expressed as a number, in which the first day of the Calculation Period falls; “Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls; 360× (Y2- Y1) + 30× (M2- M1) + (D2- D1) 15 “M1” is the calendar month, expressed as a number, in which the first day of the Calculation Period falls; “M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls; “D1” is the first calendar day, expressed as a number, of the Calculation Period, unless such number would be 31, in which case D1 will be 30; and “D2” is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30; (vi) if “30E/360” or “Eurobond Basis” is specified hereon, the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows: Day Count Fraction= 360 where: “Y1” is the year, expressed as a number, in which the first day of the Calculation Period falls; “Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls; “M1” is the calendar month, expressed as a number, in which the first day of the Calculation Period falls; “M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls; “D1” is the first calendar day, expressed as a number, of the Calculation Period, unless such number would be 31, in which case D1 will be 30; and “D2” is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless such number would be 31, in which case D2 will be 30; (vii) if “30E/360 (ISDA)” is specified hereon, the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows: Day Count Fraction= 360 where: “Y1” is the year, expressed as a number, in which the first day of the Calculation Period falls; “Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls; “M1” is the calendar month, expressed as a number, in which the first day of the Calculation Period falls; “M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls; 360× (Y2- Y1) + 30× (M2- M1) + (D2- D1) 360× (Y2- Y1) + 30× (M2- M1) + (D2- D1) 16 “D1” is the first calendar day, expressed as a number, of the Calculation Period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and “D2” is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless (i) that day is the last day of February but not the Maturity Date or (ii) such number would be 31, in which case D2 will be 30; (viii) if “Actual/Actual-ICMA” is specified hereon, (a) if the Calculation Period is equal to or shorter than the Determination Period during which it falls, the number of days in the Calculation Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Periods normally ending in any year; and (b) if the Calculation Period is longer than one Determination Period, the sum of: (x) the number of days in such Calculation Period falling in the Determination Period in which it begins divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Periods normally ending in any year; and (y) the number of days in such Calculation Period falling in the next Determination Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Periods normally ending in any year, where: “Determination Period” means the period from and including a Determination Date in any year to but excluding the next Determination Date; and “Determination Date” means the date(s) specified as such hereon or, if none is so specified, the Interest Payment Date(s). “Euro-zone” means the region comprised of member states of the European Union that adopt the single currency in accordance with the Treaty establishing the European Community, as amended; “Interest Accrual Period” means the period beginning on and including the Interest Commencement Date and ending on but excluding the first Interest Period Date and each successive period beginning on and including an Interest Period Date and ending on but excluding the next succeeding Interest Period Date; “Interest Amount” means: (i) in respect of an Interest Accrual Period, the amount of interest payable per Calculation Amount for that Interest Accrual Period and which, in the case of Fixed Rate Notes, and unless otherwise specified hereon, shall mean the Fixed Coupon Amount or Broken Amount specified hereon as being payable on the Interest Payment Date ending the Interest Period of which such Interest Accrual Period forms part; and (ii) in respect of any other period, the amount of interest payable per Calculation Amount for that period; “Interest Commencement Date” means the Issue Date or such other date as may be specified hereon; “Interest Determination Date” means, with respect to a Rate of Interest and Interest Accrual Period, the date specified as such hereon or, if none is so specified, (i) the first day of such Interest Accrual

17 Period if the Specified Currency is Sterling or (ii) the day falling two Business Days in London for the Specified Currency prior to the first day of such Interest Accrual Period if the Specified Currency is neither Sterling nor euro or (iii) the day falling two TARGET Business Days prior to the first day of such Interest Accrual Period if the Specified Currency is euro; “Interest Payment Date” means the interest payment date(s) as specified as such hereon; “Interest Period” means the period beginning on and including the Interest Commencement Date and ending on but excluding the first Interest Payment Date and each successive period beginning on and including an Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date unless otherwise specified hereon; “Interest Period Date” means each Interest Payment Date unless otherwise specified hereon; “ISDA Definitions” means the 2006 ISDA Definitions (as amended and updated as at the Issue Date of the first Tranche of the Notes), as published by the International Swaps and Derivatives Association, Inc., unless otherwise specified hereon; “Rate of Interest” means the rate of interest payable from time to time in respect of this Note and that is either specified or calculated in accordance with the provisions hereon; “Reference Banks” means, in the case of a determination of EURIBOR, the principal Euro-zone office of four major banks in the Euro-zone inter-bank market, in each case selected by the Issuer or as specified hereon; “Reference Rate” means the rate specified as such hereon; “Relevant Screen Page” means such page, section, caption, column or other part of a particular information service as may be specified hereon (or any successor or replacement page, section, caption, column or other part of a particular information service); “Specified Currency” means the currency specified as such hereon or, if none is specified, the currency in which the Notes are denominated; and “TARGET System” means the Trans-European Automated Real-Time Gross Settlement Express Transfer (known as TARGET2) System which was launched on 19 November 2007 or any successor thereto. (j) Calculation Agent: The Issuer shall procure that there shall at all times be one or more Calculation Agents if provision is made for them hereon and for so long as any Note is outstanding (as defined in the Agency Agreement). Where more than one Calculation Agent is appointed in respect of the Notes, references in these Conditions to the Calculation Agent shall be construed as each Calculation Agent performing its respective duties under the Conditions. If the Calculation Agent is unable or unwilling to act as such or if the Calculation Agent fails duly to establish the Rate of Interest for an Interest Accrual Period or to calculate any Interest Amount, Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount, as the case may be, or to comply with any other requirement, the Issuer shall appoint a leading bank or financial institution engaged in the interbank market (or, if appropriate, money, swap or over-the-counter index options market) that is most closely connected with the calculation or determination to be made by the Calculation Agent (acting through its principal London office or any other office actively involved in such market) to act as such in its place. The Calculation Agent may not resign its duties without a successor having been appointed as aforesaid. 18 6 Redemption, Purchase and Options (a) Final Redemption: Unless previously redeemed, purchased and cancelled as provided below, each Note shall be finally redeemed on the Maturity Date specified hereon at its Final Redemption Amount (which, unless otherwise provided, is its nominal amount). (b) Early Redemption: (i) Zero Coupon Notes: (A) The Early Redemption Amount payable in respect of any Zero Coupon Note, the Early Redemption Amount of which is not linked to an index and/or a formula, upon redemption of such Note pursuant to Condition 6(c), Condition 6(d) or Condition 6(e) or upon it becoming due and payable as provided in Condition 10 shall be the Amortised Face Amount (calculated as provided below) of such Note unless otherwise specified hereon. (B) Subject to the provisions of sub-paragraph (C) below, the Amortised Face Amount of any such Note shall be the scheduled Final Redemption Amount of such Note on the Maturity Date discounted at a rate per annum (expressed as a percentage) equal to the Amortisation Yield (which, if none is shown hereon, shall be such rate as would produce an Amortised Face Amount equal to the issue price of the Notes if they were discounted back to their issue price on the Issue Date) compounded annually. (C) If the Early Redemption Amount payable in respect of any such Note upon its redemption pursuant to Condition 6(c), Condition 6(d) or Condition 6(e) or upon it becoming due and payable as provided in Condition 10 is not paid when due, the Early Redemption Amount due and payable in respect of such Note shall be the Amortised Face Amount of such Note as defined in sub-paragraph (B) above, except that such sub-paragraph shall have effect as though the date on which the Note becomes due and payable were the Relevant Date. The calculation of the Amortised Face Amount in accordance with this sub-paragraph shall continue to be made (both before and after judgment) until the Relevant Date, unless the Relevant Date falls on or after the Maturity Date, in which case the amount due and payable shall be the scheduled Final Redemption Amount of such Note on the Maturity Date together with any interest that may accrue in accordance with Condition 5(c). Where such calculation is to be made for a period of less than one year, it shall be made on the basis of the Day Count Fraction shown hereon. (ii) Other Notes: The Early Redemption Amount payable in respect of any Note (other than Notes described in (i) above), upon redemption of such Note pursuant to Condition 6(c), Condition 6(d) or Condition 6(e) or upon it becoming due and payable as provided in Condition 10, shall be the Final Redemption Amount unless otherwise specified hereon. (c) Redemption for Taxation Reasons: The Notes may be redeemed at the option of the Issuer in whole, but not in part, on any Interest Payment Date (if this Note is a Floating Rate Note) or, at any time, (if this Note is not a Floating Rate Note), on giving not less than 30 nor more than 60 days’ notice to the Noteholders (which notice shall be irrevocable), at their Early Redemption Amount (as described in Condition 6(b) above) (together with interest accrued to the date fixed for redemption), if (i) the Issuer (or, if any of the Guarantees were called, a Guarantor) has or will become obliged to pay additional amounts as provided or referred to in Condition 8 as a result of any change in, or amendment to, the laws or regulations of the Relevant Jurisdiction or any political subdivision or any authority thereof or therein having power to tax or any change in the application or official interpretation of such laws or regulations, 19 which change or amendment becomes effective on or after the date on which agreement is reached to issue the first Tranche of the Notes, and (ii) such obligation cannot be avoided by the Issuer (or the relevant Guarantor, as the case may be) taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer (or the relevant Guarantor, as the case may be) would be obliged to pay such additional amounts were a payment in respect of the Notes (or a Guarantee, as the case may be) then due. Prior to the publication of any notice of redemption pursuant to this Condition 6(c), the Issuer shall deliver to the Fiscal Agent a certificate signed by an executive director of the Issuer (or the relevant Guarantor, as the case may be) stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred, and an opinion of independent legal advisers of recognised standing to the effect that the Issuer (or the relevant Guarantor, as the case may be) has or will become obliged to pay such additional amounts as a result of such change or amendment. In these Conditions, “Relevant Jurisdiction” means: (i) in respect of the Issuer and JDE International, the Netherlands or any political subdivision or any authority thereof or therein having power to tax and (ii) in respect of Peet’s Coffee, the United States of America or any political subdivision or any authority thereof or therein having power to tax, or in either case any other jurisdiction or political subdivision thereof or any authority thereof having power to tax to which payments made by the Issuer or any of the Guarantors, as the case may be, of principal and interest on the Notes become generally subject. (d) Redemption at the Option of the Issuer: (A) Issuer Call If Issuer Call is specified hereon, the Issuer may, on giving not less than 10 nor more than 30 days’ irrevocable notice to the Noteholders (or such other notice period as may be specified hereon) redeem all or, if so provided, some of the Notes on any Optional Redemption Date. Any such redemption of Notes shall be at their Optional Redemption Amount specified hereon together with interest accrued to but excluding the Optional Redemption Date(s). Any such notice of redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, in which case such notice shall state that, in the Issuer’s discretion, the Optional Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the Optional Redemption Date, or by the Optional Redemption Date so delayed. For the purposes of this Condition 6(d)(A) only, the “Optional Redemption Amount” will either be: (i) the specified percentage of the nominal amount of the Notes stated hereon which shall be a nominal amount of not less than the Minimum Redemption Amount and not more than the Maximum Redemption Amount, in each case as may be specified hereon: or (ii) if Make-Whole Amount is specified hereon, will be an amount which is the higher of: (a) 100 per cent. of the Final Redemption Amount of the Note to be redeemed and 20 (b) as determined by the Make-Whole Calculation Agent, the sum of the then current values of the remaining scheduled payments of principal and interest to maturity (or, if Issuer Pre-Maturity Call Period is specified hereon, to the Issuer Pre- Maturity Call Period Commencement Date which date shall be at any time during the period commencing on (and including) the Issuer Pre-Maturity Call Period Commencement Date specified hereon to (but excluding) the Maturity Date) (not including any interest accrued on the Notes to, but excluding, the relevant Optional Redemption Date) discounted to the Optional Redemption Date on the basis of the Day Count Fraction specified hereon at the Reference Bond Rate (as defined below) plus the Redemption Margin, plus, in each case, any interest accrued on the Notes to, but excluding, the Optional Redemption Date; “Issuer Pre-Maturity Call Period Commencement Date” has the meaning given to it in the applicable Final Terms; “Issuer Pre-Maturity Call Period” has the meaning given to it in the applicable Final Terms; “Make-Whole Calculation Agent” has the meaning given to it in the applicable Final Terms; “Redemption Margin” shall be as set out hereon; “Reference Bond” shall be as set out hereon; “Reference Bond Rate” means the yield as at the Optional Redemption Date as appearing at around 11.00 a.m. London time on the third business day in London preceding the Optional Redemption Date in respect of the Reference Bond as appearing on the Screen Page at such time as may be considered to be appropriate by the Make-Whole Calculation Agent; and “Screen Page” means such page, section, caption, column or other part of a particular information service as shall be stated hereon (or any successor or replacement page, section, caption, column or other part of a particular information service). All Notes in respect of which any such notice is given shall be redeemed on the date specified in such notice in accordance with this Condition. In the case of a partial redemption the notice to Noteholders shall also contain the certificate numbers of the Bearer Notes, or in the case of Registered Notes shall specify the nominal amount of Registered Notes drawn and the holder(s) of such Registered Notes, to be redeemed, which shall have been drawn in such place and in such manner as may be fair and reasonable in the circumstances, taking account of prevailing market practices, subject to compliance with any applicable laws and stock exchange or other relevant authority requirements. (B) Issuer Pre-Maturity Call Option If Issuer Pre-Maturity Call Option is specified hereon, the Issuer may, on giving not less than 10 nor more than 30 days’ irrevocable notice (or such other notice period as may be specified hereon) to the Noteholders, redeem all, but not some only, of the Notes at their principal amount or, if different, the Final Redemption Amount together with interest accrued to the Issuer Pre-Maturity Call Redemption Date, which date shall be at any time during the period commencing on (and including) the Pre-Maturity Call Commencement Date specified hereon to (but excluding) the Maturity Date (the “Issuer Pre-Maturity Call Redemption Date”). Any such notice of redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, in

21 which case such notice shall state that, in the Issuer’s discretion, the Issuer Pre-Maturity Call Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the Issuer Pre-Maturity Call Redemption Date, or by the Issuer Pre-Maturity Call Redemption Date so delayed. (C) Issuer Residual Call Option If Issuer Residual Call is specified hereon and, at any time, the outstanding aggregate nominal amount of the Notes is 20 per cent. or less of the aggregate nominal amount of the Series issued, the Issuer may, on giving not less than 10 nor more than 30 days’ irrevocable notice (or such other notice period as may be specified hereon) to the Noteholders redeem the Notes then outstanding at the option of the Issuer in whole, but not in part, at any time (if this Note is not a Floating Rate Note) or on any Interest Payment Date (if this Note is a Floating Rate Note), at the Residual Call Early Redemption Amount specified hereon, together, if appropriate, with interest accrued to (but excluding) the date fixed for redemption. (D) Issuer Transaction Trigger Call If Issuer Transaction Trigger Call is specified hereon, the Issuer may, upon giving a Transaction Trigger Notice in accordance with the requirements set out below and in accordance with this Condition 6(d)(D), call the Notes for early redemption (in whole or in part) with effect on the Trigger Call Redemption Date. If the Issuer exercises this right, the Issuer shall redeem each Note to be redeemed at the Transaction Trigger Redemption Amount together with interest accrued to the Trigger Call Redemption Date on the Trigger Call Redemption Date. “Transaction” means the transaction in respect of which the Notes are issued and specified as such hereon. “Transaction Trigger Notice” means a notice to the Noteholders given in accordance with this Condition 6(d)(D) and Condition 14 within the Transaction Notice Period that the Transaction has been terminated prior to its completion or that the Transaction will not be settled for any reason whatsoever or that the Issuer has publicly stated that it no longer intends to pursue the Transaction. The Transaction Trigger Notice shall also specify the Trigger Call Redemption Date. At any time the Issuer may waive its right to call the Notes for redemption following the occurrence of one of the events detailed above, by giving notice in accordance with Condition 14. Once given, however, the Transaction Trigger Notice shall be irrevocable and shall specify: (a) the series of Notes subject to redemption; (b) whether the Notes will be redeemed in whole or in part and, if only in part, the aggregate principal amount of the Notes which are to be redeemed; (c) the Trigger Call Redemption Date; and (d) the Transaction Trigger Redemption Amount at which such Notes are to be redeemed. “Transaction Notice Period” means the period specified hereon. “Transaction Trigger Redemption Amount” means the amount per Note specified hereon. 22 “Trigger Call Redemption Date” means the redemption date specified in the Transaction Trigger Notice which shall be not less than 30 days nor more than 60 days after the date of the Transaction Trigger Notice. (e) Redemption at the Option of Noteholders: (A) General Put Option If Investor Put is specified hereon, the Issuer shall, at the option of the holder of any such Note, upon the holder of such Note giving not less than 10 nor more than 30 days’ notice to the Issuer (or such other notice period as may be specified hereon) redeem such Note on the Optional Redemption Date(s) at its Optional Redemption Amount specified hereon (which may be the Early Redemption Amount (as described in Condition 6(b) above)), together with interest accrued to the date fixed for redemption. To exercise such option the holder must deposit (in the case of Bearer Notes) such Note (together with all unmatured Coupons and unexchanged Talons) with any Paying Agent or (in the case of Registered Notes) the Certificate representing such Note(s) with the Registrar or any Transfer Agent at its specified office, together with a duly completed option exercise notice (“Exercise Notice”) in the form obtainable from any Paying Agent, the Registrar or any Transfer Agent (as applicable) within the notice period. No Note or Certificate so deposited and option exercised may be withdrawn (except as provided in the Agency Agreement) without the prior consent of the Issuer. (B) Change of Control Put Option If Change of Control Put Event is specified hereon and a Change of Control Put Event occurs, the holder of any such Note will have the option (a “Change of Control Put Option”) (unless prior to the giving of the relevant Change of Control Put Event Notice (as defined below) the Issuer has given notice of redemption under Condition 6(c) or 6(d) above) to require the Issuer to redeem or, at the Issuer’s option, purchase (or procure the purchase of) that Note on the Change of Control Put Date (as defined below) at its Optional Redemption Amount specified hereon (which may be the Early Redemption Amount (as described in Condition 6(b) above)), together with interest accrued to the date fixed for redemption. A “Change of Control Put Event” will be deemed to occur if: (i) any person or any persons acting in concert, other than a holding company whose shareholders are or are to be substantially similar to the pre-existing shareholders of the Issuer and/or any direct or indirect holding company of the Issuer, shall acquire a controlling interest in (A) more than 50 per cent. of the issued or allotted ordinary share capital of the Issuer or (B) shares in the capital of the Issuer carrying more than 50 per cent. of the voting rights normally exercisable at a general meeting of the Issuer (each such event being, a “Change of Control”); and (ii) on the date (the “Relevant Announcement Date”) that is the earlier of (1) the date of the first public announcement of the relevant Change of Control and (2) the date of the earliest Relevant Potential Change of Control Announcement (if any): (A) any Notes that have been issued and are outstanding carry an investment grade credit rating (Baa3/BBB-, or their respective equivalents, or better) (an “Investment Grade Rating”) from any Rating Agency as provided by such Rating Agency at the invitation of the Issuer and each such rating is, within the Change of 23 Control Period, downgraded to a non-investment grade credit rating (Ba1/BB+, or their respective equivalents, or worse) and each such rating is not within the Change of Control Period restored to an Investment Grade Rating by such Rating Agency or replaced by an Investment Grade Rating of another Rating Agency, or any such Rating Agency withdraws its rating of any such Notes and the rating of such Rating Agency is not within the Change of Control Period replaced by an Investment Grade Rating of another Rating Agency or (B) any Notes that have been issued and are outstanding carry a rating below an Investment Grade Rating from any Rating Agency as provided by such Rating Agency at the invitation of the Issuer and each such rating is, within the Change of Control Period, lowered at least one notch or (C) no such Notes carry an Investment Grade Rating from at least one Rating Agency and the Issuer is unable to acquire and maintain an Investment Grade Rating during the Change of Control Period from at least one Rating Agency, provided that if at the time of the occurrence of the Change of Control any such Notes carry a credit rating from more than one Rating Agency, at least one of which is an Investment Grade Rating, then sub paragraph (A) will apply; and (iii) in making any decision to downgrade or withdraw a credit rating pursuant to paragraph (ii) above or to decline to confer an Investment Grade Rating, the relevant Rating Agency announces publicly or confirms in writing to the Issuer that such decision(s) resulted, in whole or in part, from the occurrence of the Change of Control or the Relevant Potential Change of Control Announcement. Promptly upon but in any case no later than five Business Days after the Issuer becoming aware that a Change of Control Put Event has occurred the Issuer shall give notice (a “Change of Control Put Event Notice”) to the Noteholders in accordance with Condition 14 specifying the nature of the Change of Control Put Event and the procedure for exercising the Change of Control Put Option. To exercise the Change of Control Put Option, the holder of a Bearer Note must deliver such Note to the specified office of any Paying Agent at any time during normal business hours of such Paying Agent falling within the period (the “Change of Control Put Period”) of 30 days after a Change of Control Put Event Notice is given, accompanied by a duly signed and completed notice of exercise in the form (for the time being current) obtainable from the specified office of any Paying Agent (a “Change of Control Put Notice”). The Note should be delivered together with all Coupons appertaining thereto maturing after the date which is seven days after the expiration of the Change of Control Put Period (the “Change of Control Put Date”), failing which, if Fixed Rate Note is specified hereon, the Paying Agent will require payment from or on behalf of the Noteholder of an amount equal to the face value of any missing such Coupon. Any amount so paid will be reimbursed to the Noteholder against presentation and surrender of the relevant missing Coupon (or any replacement therefor issued pursuant to Condition 12) at any time after such payment, but before the expiry of the period of five years from the date on which such Coupon would have become due, but not thereafter. For the avoidance of doubt, on the Change of Control Put Date unmatured Coupons relating to a Floating Rate Note shall become void and no payment shall be made in respect of them. The Paying Agent to which such Note and Change of Control Put Notice are delivered will issue to the Noteholder concerned a non- transferable receipt in respect of the Note so delivered. Payment in respect of any Note so 24 delivered will be made, if the holder duly specified a bank account in the Change of Control Put Notice to which payment is to be made, on the Change of Control Put Date by transfer to that bank account and, in every other case, on or after the Change of Control Put Date against presentation and surrender or (as the case may be) endorsement of such receipt at the specified office of any Paying Agent. A Change of Control Put Notice, once given, shall be irrevocable. For the purposes of these Conditions, receipts issued pursuant to this Condition 6(e)(B) shall be treated as if they were Notes. To exercise the Change of Control Put Option, the holder of a Registered Note must deposit the Certificate evidencing such Note(s) with the Registrar or any Transfer Agent at its specified office, together with a duly signed and completed Change of Control Put Notice obtainable from the Registrar or any Transfer Agent within the Change of Control Put Period. No Certificate so deposited and option so exercised may be withdrawn without the prior consent of the Issuer. Payment in respect of any Certificate so deposited will be made, if the holder duly specified a bank account in the Change of Control Put Notice to which payment is to be made, on the Change of Control Put Date by transfer to that bank account and, in every other case, by cheque drawn on a Bank (as defined in Condition 7(a)) and mailed to the holder (or to the first named of joint holders) of such Note at its address appearing in the Register. The Issuer shall redeem or purchase (or procure the purchase of) the relevant Notes on the Change of Control Put Date unless previously redeemed (or purchased) and cancelled. If the rating designations employed by any of Moody’s, Fitch or S&P are changed from those which are described in paragraph (ii) of the definition of “Change of Control Put Event” above, or if a rating is procured from a Substitute Rating Agency, the Issuer shall determine the rating designations of Moody’s, Fitch or S&P or such Substitute Rating Agency (as appropriate) as are most equivalent to the prior rating designations of Moody’s, Fitch or S&P and this Condition 6(f) shall be construed accordingly. In this Condition 6(e)(B): “Change of Control Period” means the period commencing on the Relevant Announcement Date and ending 180 days after the Change of Control (or such longer period for which the Notes are under consideration (such consideration having been announced publicly within the period ending 180 days after the Change of Control) for rating review or, as the case may be, rating by a Rating Agency, such period not to exceed 60 days after the public announcement of such consideration); “Rating Agency” means Moody’s Italia S.r.l. (“Moody’s”), Fitch Ratings Ireland Limited (“Fitch”) or S&P Global Ratings Europe Limited (“S&P”) or any of their respective affiliates or successors or any rating agency (a “Substitute Rating Agency”) substituted for any of them by the Issuer from time to time; and “Relevant Potential Change of Control Announcement” means any public announcement or statement by the Issuer, any actual or potential bidder or any adviser acting on behalf of any actual or potential bidder relating to any potential Change of Control where within 180 days following the date of such announcement or statement, a Change of Control occurs. (f) Purchases: Each of the Issuer, the Guarantors and their Subsidiaries as defined in the Agency Agreement may at any time purchase Notes (provided that all unmatured Coupons and unexchanged Talons relating thereto are attached thereto or surrendered therewith) in the open market or otherwise at any price.

25 (g) Cancellation: All Notes purchased by or on behalf of the Issuer, any of the Guarantors or any of their Subsidiaries may be surrendered for cancellation, in the case of Bearer Notes, by surrendering each such Note together with all unmatured Coupons and all unexchanged Talons to the Fiscal Agent and, in the case of Registered Notes, by surrendering the Certificate representing such Notes to the Registrar and, in each case, if so surrendered, shall, together with all Notes redeemed by the Issuer, be cancelled forthwith (together with all unmatured Coupons and unexchanged Talons attached thereto or surrendered therewith). Any Notes so surrendered for cancellation may not be reissued or resold and the obligations of the Issuer and the Guarantors in respect of any such Notes shall be discharged. 7 Payments and Talons (a) Bearer Notes: Payments of principal and interest in respect of Bearer Notes shall, subject as mentioned below, be made against presentation and surrender of the relevant Notes (in the case of all other payments of principal and, in the case of interest, as specified in Condition 7(f)(vi)) or Coupons (in the case of interest, save as specified in Condition 7(f)(vi)), as the case may be, at the specified office of any Paying Agent outside the United States by a cheque payable in the relevant currency drawn on, or, at the option of the holder, by transfer to an account denominated in such currency with, a Bank. “Bank” means a bank in the principal financial centre for such currency or, in the case of euro, in a city in which banks have access to the TARGET System. (b) Registered Notes: (i) Payments of principal in respect of Registered Notes shall be made against presentation and surrender of the relevant Certificates at the specified office of any of the Transfer Agents or of the Registrar and in the manner provided in paragraph (ii) below. (ii) Interest on Registered Notes shall be paid to the person shown on the Register at the close of business on the fifteenth day before the due date for payment thereof (the “Record Date”). Payments of interest on each Registered Note shall be made in the relevant currency by cheque drawn on a Bank and mailed to the holder (or to the first-named of joint holders) of such Note at its address appearing in the Register. Upon application by the holder to the specified office of the Registrar or any Transfer Agent before the Record Date, such payment of interest may be made by transfer to an account in the relevant currency maintained by the payee with a Bank. (c) Payments in the United States: Notwithstanding the foregoing, if any Bearer Notes are denominated in U.S. dollars, payments in respect thereof may be made at the specified office of any Paying Agent in New York City in the same manner as aforesaid if (i) the Issuer shall have appointed Paying Agents with specified offices outside the United States with the reasonable expectation that such Paying Agents would be able to make payment of the amounts on the Notes in the manner provided above when due, (ii) payment in full of such amounts at all such offices is illegal or effectively precluded by exchange controls or other similar restrictions on payment or receipt of such amounts and (iii) such payment is then permitted by United States law, without involving, in the opinion of the Issuer, any adverse tax consequence to the Issuer. (d) Payments Subject to Laws: All payments are subject in all cases to any applicable fiscal or other laws, regulations and directives in the place of payment, but without prejudice to the provisions of Condition 8 and any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or any law implementing an intergovernmental approach thereto. No commission or expenses shall be charged to the Noteholders or Couponholders in respect of such payments. 26 (e) Appointment of Agents: The Fiscal Agent, the Paying Agents, the Registrar, the Transfer Agents and the Calculation Agent initially appointed by the Issuer and the Guarantors and their respective specified offices are listed below. The Fiscal Agent, the Paying Agents, the Registrar, Transfer Agents and the Calculation Agent(s) act solely as agents of the Issuer and the Guarantors and do not assume any obligation or relationship of agency or trust for or with any Noteholder or Couponholder. The Issuer and the Guarantors reserve the right at any time to vary or terminate the appointment of the Fiscal Agent, any other Paying Agent, the Registrar, any Transfer Agent or the Calculation Agent(s) and to appoint additional or other Paying Agents or Transfer Agents, provided that the Issuer shall at all times maintain (i) a Fiscal Agent, (ii) a Registrar in relation to Registered Notes, (iii) a Transfer Agent in relation to Registered Notes, (iv) one or more Calculation Agent(s) where the Conditions so require, (v) Paying Agents having specified offices in at least two major European cities and (vi) such other agents as may be required by any other stock exchange on which the Notes may be listed. In addition, the Issuer and the Guarantors shall forthwith appoint a Paying Agent in New York City in respect of any Bearer Notes denominated in U.S. dollars in the circumstances described in paragraph (c) above. Notice of any such change or any change of any specified office shall promptly be given to the Noteholders. (f) Unmatured Coupons and unexchanged Talons: (i) Upon the due date for redemption of Bearer Notes which comprise Fixed Rate Notes, those Notes should be surrendered for payment together with all unmatured Coupons (if any) relating thereto, failing which an amount equal to the face value of each missing unmatured Coupon (or, in the case of payment not being made in full, that proportion of the amount of such missing unmatured Coupon that the sum of principal so paid bears to the total principal due) shall be deducted from the Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount, as the case may be, due for payment. Any amount so deducted shall be paid in the manner mentioned above against surrender of such missing Coupon within a period of 10 years from the Relevant Date for the payment of such principal (whether or not such Coupon has become void pursuant to Condition 9). (ii) Upon the due date for redemption of any Bearer Note comprising a Floating Rate Note, unmatured Coupons relating to such Note (whether or not attached) shall become void and no payment shall be made in respect of them. (iii) Upon the due date for redemption of any Bearer Note, any unexchanged Talon relating to such Note (whether or not attached) shall become void and no Coupon shall be delivered in respect of such Talon. (iv) Where any Bearer Note that provides that the relative unmatured Coupons are to become void upon the due date for redemption of those Notes is presented for redemption without all unmatured Coupons, and where any Bearer Note is presented for redemption without any unexchanged Talon relating to it, redemption shall be made only against the provision of such indemnity as the Issuer may require. (v) If the due date for redemption of any Note is not a due date for payment of interest, interest accrued from the preceding due date for payment of interest or the Interest Commencement Date, as the case may be, shall only be payable against presentation (and surrender if appropriate) of the relevant Bearer Note or Certificate representing it, as the case may be. Interest accrued on a 27 Note that only bears interest after its Maturity Date shall be payable on redemption of such Note against presentation of the relevant Note or Certificate representing it, as the case may be. (g) Talons: On or after the Interest Payment Date for the final Coupon forming part of a Coupon sheet issued in respect of any Bearer Note, the Talon forming part of such Coupon sheet may be surrendered at the specified office of the Fiscal Agent in exchange for a further Coupon sheet (and if necessary another Talon for a further Coupon sheet) (but excluding any Coupons that may have become void pursuant to Condition 9). (h) Non-Business Days: If any date for payment in respect of any Note or Coupon is not a business day, the holder shall not be entitled to payment until the next following business day nor to any interest or other sum in respect of such postponed payment. In this paragraph, “business day” means a day (other than a Saturday or a Sunday) on which banks and foreign exchange markets are open for business in the relevant place of presentation, in such jurisdictions as shall be specified as “Financial Centres” hereon and: (i) (in the case of a payment in a currency other than euro) where payment is to be made by transfer to an account maintained with a bank in the relevant currency, on which foreign exchange transactions may be carried on in the relevant currency in the principal financial centre of the country of such currency or (ii) (in the case of a payment in euro) which is a TARGET Business Day. 8 Taxation All payments of principal and interest by or on behalf of the Issuer or any Guarantor in respect of the Notes and the Coupons or under the Guarantees shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within any Relevant Jurisdiction, unless such withholding or deduction is required by law. In that event, the Issuer or, as the case may be, the relevant Guarantor shall pay such additional amounts as shall result in receipt by the Noteholders and the Couponholders of such amounts as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable with respect to any Note or Coupon: (a) Other connection: to, or to a third party on behalf of, a holder who is liable to such taxes, duties, assessments or governmental charges in respect of such Note or Coupon by reason of his having some connection with any Relevant Jurisdiction other than the mere holding of the Note or Coupon or (b) Presentation more than 30 days after the Relevant Date: presented (or in respect of which the Certificate representing it is presented) for payment more than 30 days after the Relevant Date except to the extent that the holder of it would have been entitled to such additional amounts on presenting it for payment on the thirtieth such day or (c) Dutch Withholding Tax Act 2021: where such deduction or withholding is required to be made pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021). As used in these Conditions, “Relevant Date” in respect of any Note or Coupon means the date on which payment in respect of it first becomes due or (if any amount of the money payable is improperly withheld or refused) the date on which payment in full of the amount outstanding is made or (if earlier) the date seven days after that on which notice is duly given to the Noteholders that, upon further presentation of the Note (or relative Certificate) or Coupon being made in accordance with the Conditions, such payment will be made, provided that payment is in fact made upon such presentation. References in these Conditions to (i) “principal” shall be 28 deemed to include any premium payable in respect of the Notes, all Final Redemption Amounts, Early Redemption Amounts, Optional Redemption Amounts, Amortised Face Amounts and all other amounts in the nature of principal payable pursuant to Condition 6 or any amendment or supplement to it, (ii) “interest” shall be deemed to include all Interest Amounts and all other amounts payable pursuant to Condition 5 or any amendment or supplement to it and (iii) “principal” and/or “interest” shall be deemed to include any additional amounts that may be payable under this Condition. Notwithstanding any other provision in these Conditions, in no event will the Issuer or any of the Guarantors be required to pay any additional amounts in respect of the Notes and Coupons for, or on account of, any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of Code, any regulations or agreements thereunder, or any official interpretations thereof, or any law implementing an intergovernmental approach thereto. 9 Prescription Claims against the Issuer and / or any of the Guarantors for payment in respect of the Notes and Coupons (which for this purpose shall not include Talons) shall be prescribed and become void unless made within five years from the date on which such payment first became due. 10 Events of Default (a) If any of the following events (“Events of Default”) occurs, the holder of any Note may give written notice to the Fiscal Agent at its specified office that such Note is immediately repayable, whereupon the Early Redemption Amount of such Note together (if applicable) with accrued interest to the date of payment shall become immediately due and payable: (i) Non-Payment: default is made for more than 15 days in the payment on the due date of interest or principal in respect of any of the Notes or (ii) Breach of Other Obligations: the Issuer or the Parent Guarantor does not perform or comply with any one or more of its other obligations in the Notes which default is incapable of remedy or is not remedied within 45 days after notice of such default shall have been given to the Fiscal Agent at its specified office by any Noteholder or (iii) Cross-Default: (A) any Capital Markets Indebtedness of the Issuer, the Parent Guarantor or a Material Subsidiary becomes (or becomes capable of being declared) due and payable prior to its stated maturity by reason of any actual or potential default, event of default or the like (howsoever described), or (B) any such Capital Markets Indebtedness is not paid when due or, as the case may be, within any originally applicable grace period, or (C) the Issuer, the Parent Guarantor or a Material Subsidiary fails to pay when due any amount payable by it under any present or future guarantee for, or indemnity in respect of, any moneys borrowed or raised, provided that the aggregate amount of the relevant indebtedness, guarantees and indemnities in respect of which one or more of the events mentioned above in this paragraph (c) have occurred equals or exceeds EUR 100,000,000 or its equivalent or (iv) Enforcement Proceedings: an executory attachment (executoriaal beslag) or an interlocutory attachment (conservatoir beslag) is made, or another attachment, distress, execution or other legal process under any law is levied, enforced or sued out on or against any of the property, assets or revenues of the Issuer, the Parent Guarantor or a Material Subsidiary representing an amount equal to or exceeding EUR 100,000,000 and is not cancelled, withdrawn, discharged or stayed within 90 days or

29 (v) Security Enforced: any mortgage, charge, pledge, lien or other encumbrance, present or future, created or assumed by the Issuer, the Parent Guarantor or a Material Subsidiary representing an amount equal to or exceeding EUR 100,000,000 becomes enforceable and any step is taken to enforce it (including the taking of possession or the appointment of a receiver, administrative receiver, administrator manager or other similar person) or (vi) Insolvency: suspension of payments (surseance van betaling) or bankruptcy (faillissement) proceedings or similar proceedings under any law are initiated or applied for by the Issuer, the Parent Guarantor or a Material Subsidiary or by a third party in respect of the Issuer, the Parent Guarantor or a Material Subsidiary, and, in the case of a third party application, not discharged within 60 days, or the Issuer, the Parent Guarantor or a Material Subsidiary is (or is, or could be, deemed by law or a court to be) insolvent or bankrupt or unable to pay its debts under any applicable law, stops, suspends or threatens to stop or suspend payment of all or any part of (or of a particular type of) its debts, proposes or makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors in respect of any of such debts or a moratorium is agreed or declared or comes into effect in respect of or affecting all or any part of (or of a particular type of) the debts of the Issuer, the Parent Guarantor or a Material Subsidiary, or any such measures are officially decreed, under any applicable law or (vii) Winding-up: an order is made or an effective resolution passed for the winding-up, administration, dissolution or liquidation (ontbinding, vereffening) of the Issuer or any Material Subsidiary that is a Subsidiary of the Issuer, or the Issuer or any Material Subsidiary that is a Subsidiary of the Issuer shall apply or petition for a winding-up or administration order in respect of itself or ceases or threatens to cease to carry on all or a substantial part of its business or operations, in each case except for the purpose of and followed by a reconstruction, amalgamation, reorganisation, merger, demerger or consolidation (i) on terms approved by an Extraordinary Resolution (as defined in the Agency Agreement) of the Noteholders or (ii) in the case of the Issuer and/or a Material Subsidiary that is a Subsidiary of the Issuer, under a solvent winding-up pursuant to a shareholders’ resolution or an intragroup reorganisation whereby all or part of the undertaking and/or assets of the Issuer or such Material Subsidiary are transferred to or otherwise vested in the Issuer, Maple, any of the Maple Guarantors or any of their respective Subsidiaries, provided that any assets so transferred shall not be further transferred outside of the Maple Group if such transfer would not be permitted directly under this paragraph (ii) or (viii) Illegality: it is or will become unlawful for the Issuer or the Parent Guarantor to perform or comply with any one or more of its obligations under any of the Notes or the relevant Guarantee, as the case may be or (ix) Guarantee: a Guarantee is not (or is claimed by any of the Guarantors not to be) in full force and effect in accordance with its terms for any reason, except pursuant to these Conditions or terms of the Guarantee governing the release of the Guarantee or the satisfaction in full of all the obligations thereunder or (x) Analogous Events: any event occurs that under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to in any of the foregoing paragraphs. In this Condition 10(a): “Maple Group” means the Issuer, Maple, any of the Maple Guarantors or any of their respective Subsidiaries. 30 (b) In the events specified in subparagraphs (ii) and (iii) of Condition 10(a), any notice declaring Notes due shall, unless at the time such notice is received any of the events specified in subparagraphs (i) and (iv) through (xi) of Condition 10(a) entitled Noteholders to declare their Notes due has occurred, become effective only when the Fiscal Agent has received such default notices from the Noteholders representing at least 15 per cent. of the aggregate nominal amount of Notes then outstanding. 11 Meeting of Noteholders and Modifications (a) Meetings of Noteholders: The Agency Agreement contains provisions for convening meetings of Noteholders (including meetings held by virtual means via an electronic platform) to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution (as defined in the Agency Agreement) of a modification of any of these Conditions. Such a meeting may be convened by Noteholders holding not less than 10 per cent. in nominal amount of the Notes for the time being outstanding. The quorum for any meeting convened to consider an Extraordinary Resolution shall be two or more persons holding or representing a clear majority in nominal amount of the Notes for the time being outstanding, or at any adjourned meeting two or more persons being or representing Noteholders whatever the nominal amount of the Notes held or represented, unless the business of such meeting includes consideration of proposals, inter alia, (i) to amend the dates of maturity or redemption of the Notes or any date for payment of interest or Interest Amounts on the Notes, (ii) to reduce or cancel the nominal amount of, or any premium payable on redemption of, the Notes, (iii) to reduce the rate or rates of interest in respect of the Notes or to vary the method or basis of calculating the rate or rates or amount of interest or the basis for calculating any Interest Amount in respect of the Notes, (iv) if a Minimum and/or a Maximum Rate of Interest or Redemption Amount is shown hereon, to reduce any such Minimum and/or Maximum, (v) to vary any method of, or basis for, calculating Final Redemption Amount, Early Redemption Amount, Optional Redemption Amount, Residual Call Early Redemption Amount or Transaction Trigger Redemption Amount, as the case may be, including the method of calculating the Amortised Face Amount, (vi) to vary the currency or currencies of payment or denomination of the Notes, (vii) to modify the provisions concerning the quorum required at any meeting of Noteholders or the majority required to pass the Extraordinary Resolution, or (viii) without prejudice to Condition 3(a) or 3(c), to modify or cancel any of the Guarantees, in which case the necessary quorum shall be two or more persons holding or representing not less than 75 per cent. or at any adjourned meeting not less than 25 per cent. in nominal amount of the Notes for the time being outstanding. Any Extraordinary Resolution duly passed shall be binding on Noteholders (whether or not they were present at the meeting at which such resolution was passed) and on all Couponholders. The Agency Agreement provides that a resolution in writing signed by or on behalf of the holders of not less than 75 per cent. in nominal amount of the Notes outstanding shall for all purposes be as valid and effective as an Extraordinary Resolution passed at a meeting of Noteholders duly convened and held. Such a resolution in writing may be contained in one document or several documents in the same form, each signed by or on behalf of one or more Noteholders. These Conditions may be amended, modified or varied in relation to any Series of Notes by the terms of the relevant Final Terms in relation to such Series. (b) Modification of Agency Agreement: The Issuer and each of the Guarantors shall only permit any modification of, or any waiver or authorisation of any breach or proposed breach of or any failure to comply with, the Agency Agreement, if to do so could not reasonably be expected to be prejudicial to the interests of the Noteholders. 31 (c) Issuer Substitution: (i) The Issuer may, and the Noteholders and Couponholders hereby irrevocably agree in advance that the Issuer may without any further consent of the Noteholders or Couponholders being required, when no payment of principal of any of the Notes or interest on any of the Notes is in default, be replaced and substituted by any of the Guarantors or any directly or indirectly wholly- owned subsidiary of any of the Guarantors (the “Substituted Debtor”) as principal debtor in respect of the Notes and the relative Coupons provided that such documents shall be executed by the Substituted Debtor and the Issuer as may be necessary to give full effect to the substitution (together the “Substitution Documents”) and: (A) (without limiting the generality of the foregoing) pursuant to the Substitution Documents (i) the Substituted Debtor shall undertake in favour of each Noteholder and Couponholder to be bound by the Terms and Conditions and the provisions of the Agency Agreement as fully as if the Substituted Debtor had been named in the Notes, the relative Coupons and the Agency Agreement as the principal debtor in respect of the Notes and the relative Coupons in place of the Issuer and (ii) the Issuer shall guarantee, which guarantee shall be unconditional and irrevocable, (the “Issuer Guarantee”) in favour of each Noteholder and holder of the relative Coupons the payment of all sums payable (including any additional amounts payable pursuant to Condition 8) in respect of the Notes and the relative Coupons; (B) where the Substituted Debtor is incorporated, domiciled or resident for taxation purposes in a territory other than the Netherlands, the Substitution Documents shall contain a covenant and/or such other provisions as may be necessary to ensure that each Noteholder and Couponholder has the benefit of a covenant in terms corresponding to the provisions of Condition 8 with the substitution of the references to the Netherlands with references to the territory in which the Substituted Debtor is incorporated, domiciled and/or resident for taxation purposes. The Substitution Documents shall also contain a covenant by the Substituted Debtor and the Issuer to indemnify and hold harmless each Noteholder and Couponholder against all liabilities, costs, charges and expenses (provided that insofar as the liabilities, costs, charges and expenses are taxes or duties, the same arise by reason of a law or regulation having legal effect or being in reasonable contemplation thereof on the date such substitution becomes effective) which may be incurred by or levied against such holder as a result of any substitution pursuant to this Condition and which would not have been so incurred or levied had such substitution not been made (and, without limiting the foregoing, such liabilities, costs, charges and expenses shall include any and all taxes or duties which are imposed on any such Noteholder or Couponholder by any political sub- division or taxing authority of any country in which such Noteholder or Couponholder resides or is subject to any such tax or duty and which would not have been so imposed had such substitution not been made); (C) the Substitution Documents shall contain a warranty and representation by the Substituted Debtor and the Issuer (a) that each of the Substituted Debtor and the Issuer has obtained all necessary governmental and regulatory approvals and consents for such substitution and the performance of its obligations under the Substitution Documents, and that all such approvals and consents are in full force and effect and (b) that the obligations assumed by each of the Substituted Debtor and the Issuer under the Substitution Documents are all valid and binding in accordance with their respective terms and enforceable by each Noteholder; 32 (D) each stock exchange which has Notes listed thereon shall have confirmed that following the proposed substitution of the Substituted Debtor for the Issuer, the Notes would continue to be listed on such stock exchange; (E) the Issuer shall have delivered to the Fiscal Agent or procured the delivery to the Fiscal Agent of a legal opinion from the internal legal adviser to the Issuer to the effect that the Substitution Documents (including the Issuer Guarantee) constitute legal, valid and binding obligations of the Issuer, such opinion to be dated not more than three days prior to the date of substitution of the Substituted Debtor for the Issuer and to be available for inspection by Noteholders and Couponholders at the specified office of the Fiscal Agent; and (F) the Issuer shall have delivered to the Fiscal Agent or procured the delivery to the Fiscal Agent of a legal opinion from a reputable firm of Dutch lawyers (and, if applicable, from a leading firm of local lawyers acting for the Substituted Debtor) to the effect that the Substitution Documents (including the Guarantee, if applicable) constitute legal, valid and binding obligations of the Substituted Debtor and, if applicable, the Issuer under Dutch law, such opinion to be dated not more than three days prior to the date of substitution of the Substituted Debtor for the Issuer and to be available for inspection by Noteholders and Couponholders at the specified office of the Fiscal Agent. (ii) In connection with any substitution effected pursuant to this Condition, neither the Issuer nor the Substituted Debtor need to have any regard to the consequences of any such substitution for individual Noteholders or Couponholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory and no Noteholder or Couponholder, except as provided in Condition 11(c)(i)(B), shall be entitled to claim from the Issuer or any Substituted Debtor under the Notes and the relative Coupons any indemnification or payment in respect of any tax or other consequences arising from such substitution. (iii) Upon the execution of the Substitution Documents as referred to in Condition 11(c)(i) above, and subject to the notice as referred to in Condition 11(c)(vii) below having been given, the Substituted Debtor shall be deemed to be named in the Notes and the relative Coupons as the principal debtor in place of the Issuer and the Notes and the relative Coupons shall thereupon be deemed to be amended to give effect to the substitution. The execution of the Substitution Documents shall operate to release the Issuer as issuer from all of its obligations as principal debtor in respect of the Notes and the relative Coupons save that any claims under the Notes and the relative Coupons arising against the Issuer prior to its release shall inure to the benefit of Noteholders and Couponholders. (iv) The Substitution Documents shall be deposited with and held by the Fiscal Agent for so long as any Notes or Coupons remain outstanding and for so long as any claim made against the Substituted Debtor by any Noteholder or Couponholder in relation to the Notes or the relative Coupons or the Substitution Documents is not finally adjudicated, settled or discharged. The Substituted Debtor and the Issuer shall acknowledge in the Substitution Documents the right of every Noteholder or Couponholder to the production of the Substitution Documents for the enforcement of any of the Notes or the relative Coupons or the Substitution Documents. (v) Not later than 15 days after the execution of the Substitution Documents, the Substituted Debtor shall give notice thereof to the Noteholders in accordance with Condition 14.

33 (vi) Upon the notice referred to in Condition 11(c)(v) above being given and without prejudice to the efficacy of the substitution the Issuer and the Substituted Debtor will use best efforts to provide such information in respect of the Substituted Debtor as may reasonably be requested by a Noteholder or Couponholder as part of its on-boarding procedures. 12 Replacement of Notes, Certificates, Coupons and Talons If a Note, Certificate, Coupon or Talon is lost, stolen, mutilated, defaced or destroyed, it may be replaced, subject to applicable laws, regulations and stock exchange or other relevant authority regulations, at the specified office of the Fiscal Agent (in the case of Bearer Notes, Coupons or Talons) and of the Registrar (in the case of Certificates) or such other Paying Agent or Transfer Agent, as the case may be, as may from time to time be designated by the Issuer for the purpose and notice of whose designation is given to Noteholders, in each case on payment by the claimant of the fees and costs incurred in connection therewith and on such terms as to evidence, security and indemnity (which may provide, inter alia, that if the allegedly lost, stolen or destroyed Note, Certificate, Coupon or Talon is subsequently presented for payment or, as the case may be, for exchange for further Coupons, there shall be paid to the Issuer on demand the amount payable by the Issuer in respect of such Notes, Certificates, Coupons or further Coupons) and otherwise as the Issuer may require. Mutilated or defaced Notes, Certificates, Coupons or Talons must be surrendered before replacements will be issued. 13 Further Issues The Issuer may from time to time without the consent of the Noteholders or Couponholders create and issue further notes having the same terms and conditions as the Notes (so that, for the avoidance of doubt, references in these Conditions to “Issue Date” shall be to the first issue date of the Notes) and so that the same shall be consolidated and form a single series with such Notes, and references in these Conditions to “Notes” shall be construed accordingly. 14 Notices Notices required to be given to the holders of Registered Notes pursuant to the Conditions shall be mailed to them at their respective addresses in the Register and deemed to have been given on the fourth weekday (being a day other than a Saturday or a Sunday) after the date of mailing. Notices required to be given to the holders of Bearer Notes pursuant to the Conditions shall be valid if published in a daily newspaper of general circulation in London (which is expected to be the Financial Times). So long as the Notes are listed on the Luxembourg Stock Exchange, notices required to be given to holders of the Notes pursuant to the Conditions shall also be published either on the website of the Luxembourg Stock Exchange (www.bourse.lu) or in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger Wort). If any such publication is not practicable, notice required to be given pursuant to the Conditions shall be validly given if published in another leading daily English language newspaper with general circulation in Europe. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the date of the first publication as provided above. Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the holders of Bearer Notes in accordance with this Condition. 15 Currency Indemnity Any amount received or recovered in a currency other than the currency in which payment under the relevant Note or Coupon is due (whether as a result of, or of the enforcement of, a judgment or order of a court of any 34 jurisdiction, in the insolvency, winding-up or dissolution of the Issuer or any of the Guarantors or otherwise) by any Noteholder or Couponholder in respect of any sum expressed to be due to it from the Issuer or the relevant Guarantor shall only constitute a discharge to the Issuer or the relevant Guarantor, as the case may be, to the extent of the amount in the currency of payment under the relevant Note or Coupon that the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If the amount received or recovered is less than the amount expressed to be due to the recipient under any Note or Coupon, the Issuer, failing whom the relevant Guarantor, shall indemnify it against any loss sustained by it as a result. In any event, the Issuer, failing whom the relevant Guarantor, shall indemnify the recipient against the cost of making any such purchase. For the purposes of this Condition, it shall be sufficient for the Noteholder or Couponholder, as the case may be, to demonstrate that it would have suffered a loss had an actual purchase been made. These indemnities constitute a separate and independent obligation from the Issuer’s and the relevant Guarantor’s other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Noteholder or Couponholder and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or Coupon or any other judgment or order. 16 Governing Law and Jurisdiction (a) Governing Law: The Notes, the Coupons and the Talons and any non-contractual obligations arising out of or in connection with them are governed by, and shall be construed in accordance with, Dutch law. (b) Jurisdiction: The courts of Amsterdam, The Netherlands, are to have jurisdiction to settle any disputes that may arise out of or in connection with any Notes, Coupons or Talons and accordingly any legal action or proceedings arising out of or in connection with any Notes, Coupons or Talons (“Proceedings”) may be brought in such courts. Each of the Issuer and the Guarantors irrevocably submits to the jurisdiction of the courts of Amsterdam, The Netherlands, and waives any objection to Proceedings in such courts on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. These submissions are made for the benefit of each of the holders of the Notes, Coupons and Talons and shall not affect the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not). Schedule 5 Amended and restated Conditions applicable to the Notes subject to the 2023 Agency Agreement 3220545540 26 1 TERMS AND CONDITIONS OF THE NOTES The following is the text of the terms and conditions that, subject to completion and amendment and as supplemented or varied in accordance with the provisions of Part A of the relevant Final Terms, shall be applicable to the Notes in definitive form (if any) issued in exchange for the Global Note(s) representing each Series. Either (i) the full text of these terms and conditions together with the relevant provisions of Part A of the Final Terms or (ii) these terms and conditions as so completed, amended, supplemented or varied (and subject to simplification by the deletion of non-applicable provisions), shall be endorsed on such Bearer Notes or on the Certificates relating to such Registered Notes. All capitalised terms that are not defined in these Conditions will have the meanings given to them in Part A of the relevant Final Terms. Those definitions will be endorsed on the definitive Notes or Certificates, as the case may be. References in the Conditions to “Notes” are to the Notes of one Series only, not to all Notes that may be issued under the Programme. The Notes are issued pursuant to an amended and restated Agency Agreement (as amended or supplemented as at the Issue Date, the “Agency Agreement”) dated 12 May 2023 as further amended and restated from time to time between JDEP Coffee B.V. (the “Issuer”), Deutsche Bank AG, London Branch as fiscal agent and the other agents named in it and Deutsche Bank Luxembourg S.A. as registrar, and with the benefit of a deed of guarantee (the “Deed of Guarantee”) dated 21 May 2026 executed by the Issuer, Maple Parent Holdings Corp. (“Maple”), Keurig Dr Pepper Inc. (“KDP”), the other Guarantors (as defined in Condition 3(a). The fiscal agent, the paying agents, the registrar, the transfer agents and the calculation agent(s) for the time being (if any) are referred to below respectively as the “Fiscal Agent”, the “Paying Agents” (which expression shall include the Fiscal Agent), the “Registrar”, the “Transfer Agents” and the “Calculation Agent(s)”. The Noteholders (as defined below), the holders of the interest coupons (the “Coupons”) relating to interest bearing Notes in bearer form and, where applicable in the case of such Notes, talons for further Coupons (the “Talons”) (the “Couponholders”) are deemed to have notice of all of the provisions of the Agency Agreement applicable to them. As used in these terms and conditions (the “Conditions”), “Tranche” means Notes which are identical in all respects and “Series” means a Tranche of Notes together with any further Tranche or Tranches of Notes which are (i) expressed to be consolidated and form a single series and (ii) are identical in all respects (including as to listing) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices. Copies of the Agency Agreement are available for inspection at the specified offices of each of the Issuer, the Paying Agents, the Registrar and the Transfer Agents. 1 Form, Denomination and Title The Notes are issued in bearer form (“Bearer Notes”) or in registered form (“Registered Notes”) in each case in the Specified Denomination(s) shown hereon. This Note is a Fixed Rate Note, a Floating Rate Note or a Zero Coupon Note, a combination of any of the foregoing or any other kind of Note, depending upon the Interest and Redemption/Payment Basis shown hereon. Bearer Notes are serially numbered and are issued with Coupons (and, where appropriate, a Talon) attached, save in the case of Zero Coupon Notes in which case references to interest (other than in relation to interest due after the Maturity Date), Coupons and Talons in these Conditions are not applicable. Registered Notes are represented by registered certificates (“Certificates”) and, save as provided in Condition 2(c), each Certificate shall represent the entire holding of Registered Notes by the same holder.

2 Title to the Bearer Notes and the Coupons and Talons shall pass by delivery. Title to the Registered Notes shall pass by registration in the register that the Issuer shall procure to be kept by the Registrar in accordance with the provisions of the Agency Agreement (the “Register”). Except as ordered by a court of competent jurisdiction or as required by law, the holder (as defined below) of any Note, Coupon or Talon shall be deemed to be and may be treated as its absolute owner for all purposes, whether or not it is overdue and regardless of any notice of ownership, trust or an interest in it, any writing on it (or on the Certificate representing it) or its theft or loss (or that of the related Certificate) and no person shall be liable for so treating the holder. In these Conditions, “Noteholder” means the bearer of any Bearer Note or the person in whose name a Registered Note is registered (as the case may be), “holder” (in relation to a Note, Coupon or Talon) means the bearer of any Bearer Note, Coupon or Talon or the person in whose name a Registered Note is registered (as the case may be) and capitalised terms have the meanings given to them hereon, the absence of any such meaning indicating that such term is not applicable to the Notes. 2 No Exchange of Notes and Transfers of Registered Notes (a) No Exchange of Notes: Registered Notes may not be exchanged for Bearer Notes. Bearer Notes of one Specified Denomination may not be exchanged for Bearer Notes of another Specified Denomination. Bearer Notes may not be exchanged for Registered Notes. (b) Transfer of Registered Notes: One or more Registered Notes may be transferred upon the surrender (at the specified office of the Registrar or any Transfer Agent) of the Certificate representing such Registered Notes to be transferred, together with the form of transfer endorsed on such Certificate, (or another form of transfer substantially in the same form and containing the same representations and certifications (if any), unless otherwise agreed by the Issuer), duly completed and executed and any other evidence as the Registrar or Transfer Agent may reasonably require. In the case of a transfer of part only of a holding of Registered Notes represented by one Certificate, a new Certificate shall be issued to the transferee in respect of the part transferred and a further new Certificate in respect of the balance of the holding not transferred shall be issued to the transferor. All transfers of Notes and entries on the Register will be made subject to the detailed regulations concerning transfers of Notes scheduled to the Agency Agreement. The regulations may be changed by the Issuer, with the prior written approval of the Registrar and the Noteholders. A copy of the current regulations will be made available by the Registrar to any Noteholder upon request. (c) Exercise of Options or Partial Redemption in Respect of Registered Notes: In the case of an exercise of an Issuer’s or Noteholders’ option in respect of, or a partial redemption of, a holding of Registered Notes represented by a single Certificate, a new Certificate shall be issued to the holder to reflect the exercise of such option or in respect of the balance of the holding not redeemed. In the case of a partial exercise of an option resulting in Registered Notes of the same holding having different terms, separate Certificates shall be issued in respect of those Notes of that holding that have the same terms. New Certificates shall only be issued against surrender of the existing Certificates to the Registrar or any Transfer Agent. In the case of a transfer of Registered Notes to a person who is already a holder of Registered Notes, a new Certificate representing the enlarged holding shall only be issued against surrender of the Certificate representing the existing holding. (d) Delivery of New Certificates: Each new Certificate to be issued pursuant to Conditions 2 (b) or (c) shall be available for delivery within three business days of receipt of the form of transfer or Exercise Notice (as defined in Condition 6(e)) and surrender of the Certificate for exchange. Delivery of the new Certificate(s) shall be made at the specified office of the Transfer Agent or of the Registrar (as the case may be) to whom delivery or surrender of such form of transfer, Exercise Notice or Certificate shall 3 have been made or, at the option of the holder making such delivery or surrender as aforesaid and as specified in the relevant form of transfer, Exercise Notice or otherwise in writing, be mailed by uninsured post at the risk of the holder entitled to the new Certificate to such address as may be so specified, unless such holder requests otherwise and pays in advance to the relevant Agent (as defined in the Agency Agreement) the costs of such other method of delivery and/or such insurance as it may specify. In this Condition 2(d), “business day” means a day, other than a Saturday or Sunday, on which banks are open for business in the place of the specified office of the relevant Transfer Agent or the Registrar (as the case may be). (e) Transfer Free of Charge: Transfers of Notes and Certificates on registration, transfer, partial redemption or exercise of an option shall be effected without charge by or on behalf of the Issuer, the Registrar or the Transfer Agents, but upon payment of any tax or other governmental charges that may be imposed in relation to it (or the giving of such indemnity as the Registrar or the relevant Transfer Agent may require). (f) Closed Periods: No Noteholder may require the transfer of a Registered Note to be registered (i) during the period of 15 days ending on the due date for redemption of that Note, (ii) during the period of 15 days before any date on which Notes may be called for redemption by the Issuer at its option pursuant to Condition 6(d), (iii) after any such Note has been called for redemption or (iv) during the period of seven days ending on (and including) any Record Date. 3 Guarantees and Status (a) Guarantees: (i) Until the Separation, KDP and all of KDP’s existing and future subsidiaries (other than the Issuer) that guarantee any of KDP’s other indebtedness (such guarantors that are subsidiaries of KDP but not subsidiaries of Maple (the “KDP Guarantors”), and (ii) subsequent to the Separation, Maple and all of Maple’s existing and future subsidiaries (other than the Issuer) that guarantee any of Maple’s other indebtedness (the “Maple Guarantors” and together with KDP and the KDP Guarantors, the “Guarantors”, which term shall include any Guarantor added to the Deed of Guarantee and shall exclude any Guarantor released in accordance with Condition 3(c)), in each case will unconditionally and irrevocably guarantee (subject to the provisions of Condition 3(c) below) the due payment of all sums expressed to be payable by the Issuer under the Notes and the Coupons. Its obligations in that respect (each a “Guarantee” and together the “Guarantees”) are contained in the Deed of Guarantee. (b) Status of Notes and Guarantees: The Notes and the Coupons relating to them constitute (subject to Condition 4) unsecured obligations of the Issuer and shall at all times rank pari passu and without any preference among themselves. The payment obligations of the Issuer under the Notes and the Coupons relating to them and of the Guarantors under the Guarantees shall, save for such exceptions as may be provided by applicable legislation and subject to Condition 4, at all times rank at least equally with all other unsecured and unsubordinated indebtedness and monetary obligations of the Issuer and each of the Guarantors respectively, present and future. (c) Release of a Guarantor: Pursuant to its terms, each Guarantee (but not any payment obligation under a Guarantee which has already become due and payable) will be automatically and unconditionally released (and thereupon shall terminate and be discharged and be of no further force and effect) upon the occurrence of any other termination or release event as set out in the Deed of Guarantee, including, without limitation, upon the Separation in the case of the Guarantees by KDP and the KDP Guarantors. “Coffee Business” means, collectively, (A) (i) the “U.S. Coffee” operating segment of KDP excluding the sales related to the distribution of ready-to-drink La Colombe coffee beverages and (ii) that portion of the “International” operating segment of KDP consisting of sales in Canada from the manufacture 4 and distribution of finished goods relating to single serve brewers, K-Cup pods, AltaRounds pressed coffee and other coffee products and (B) the business of JDE Peet’s and its subsidiaries. “Separation” means the proposed separation of all or substantially all of the Coffee Business through (x) a contribution, directly or indirectly, of the applicable assets and liabilities of such business and/or through a contribution, directly or indirectly, of the applicable legal entities comprising such business to Maple (or a subsidiary of Maple), in each case to the extent such assets, liabilities or entities are not already held by Maple or a subsidiary of Maple, and (y) the distribution of outstanding equity securities of Maple (or a direct or indirect parent of Maple) to the holders of common stock of KDP as of a record date to be determined by KDP, in each case of the foregoing, in a transaction qualifying under Section 355 or Section 361 of the United States Internal Revenue Code of 1986 (the “Code”), as amended, together with any transactions related thereto or contemplated thereby. (d) Notice of change of Guarantors: Notice of any grant of a new guarantee or release of a Guarantor pursuant to Condition 3(a) or Condition 3(c), respectively, will be given to Noteholders in accordance with Condition 14, no later than 14 days after such grant or release. 4 Negative Pledge So long as any Note or Coupon remains outstanding (as defined in the Agency Agreement) neither the Issuer nor any of the Guarantors that is a Subsidiary of the Issuer (such Guarantors, the “Subsidiary Guarantors”) will, and will ensure that none of its Material Subsidiaries will create, or have outstanding any mortgage, charge, lien, pledge or other security interest, upon the whole or any part of its present or future undertaking, assets or revenues (including any uncalled capital) to secure any Capital Markets Indebtedness or to secure any guarantee or indemnity in respect of any Capital Markets Indebtedness without at the same time or prior thereto according to the Notes and the Coupons the same security as is created or subsisting to secure any such Capital Markets Indebtedness, guarantee or indemnity or such other security as shall be approved by an Extraordinary Resolution (as defined in the Agency Agreement) of the Noteholders. In these Conditions: (i) “Capital Markets Indebtedness” means any indebtedness, present or future, of the Issuer, any of the Guarantors or any third party in the form of notes or bond or similar instruments with an original maturity of more than one year, which can be traded on any stock exchange or other securities market; (ii) “Material Subsidiary” means any Subsidiary of the Parent Guarantor, the adjusted consolidated earnings before interest and taxes (“Adjusted EBIT”) of which represents 10 per cent. or more of the Parent Guarantor’s consolidated Adjusted EBIT as reflected in its most recent annual report, provided that, in the case of a Subsidiary acquired or incorporated by the Parent Guarantor during or after the financial year shown in the Parent Guarantor’s most recent annual audited financial statements, such calculation shall be made on the basis of the contribution of such Subsidiary considered on a pro forma basis as if it had been acquired at the beginning of the relevant period, with the pro forma calculation (including any adjustments) being made by the Parent Guarantor acting in good faith. (iii) “Parent Guarantor” means (i) prior to the Separation, KDP and (ii) immediately following the Separation, Maple or any direct or indirect parent company of Maple that is a Guarantor. (iv) “Person” means any individual, company, corporation, firm, partnership, joint venture, association, organisation, state or agency of a state or other entity, whether or not having separate legal personality. (v) “Subsidiary” means, in relation to any Person (the “first Person”) at any particular time, any other Person (the “second Person”): 5 (A) whose affairs and policies the first Person controls or has the power to control, whether by ownership of share capital, contract, the power to appoint or remove members of the governing body of the second Person or otherwise; or (B) whose financial statements are, in accordance with applicable law and generally accepted accounting principles, consolidated with those of the first Person. 5 Interest and other Calculations (a) Interest on Fixed Rate Notes: Each Fixed Rate Note bears interest on its outstanding nominal amount from and including the Interest Commencement Date at the rate per annum (expressed as a percentage) equal to the Rate of Interest, such interest being payable in arrear on each Interest Payment Date. The amount of interest payable shall be determined in accordance with Condition 5(h). (b) Interest on Floating Rate Notes: (i) Interest Payment Dates: Each Floating Rate Note bears interest on its outstanding nominal amount from and including the Interest Commencement Date at the rate per annum (expressed as a percentage) equal to the Rate of Interest, such interest being payable in arrear on each Interest Payment Date. The amount of interest payable shall be determined in accordance with Condition 5(h). Such Interest Payment Date(s) is/are either shown hereon as Specified Interest Payment Dates or, if no Specified Interest Payment Date(s) is/are shown hereon, Interest Payment Date shall mean each date which falls the number of months or other period shown hereon as the Interest Period after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date. (ii) Business Day Convention: If any date referred to in these Conditions that is specified to be subject to adjustment in accordance with a Business Day Convention would otherwise fall on a day that is not a Business Day, then, if the Business Day Convention specified is (A) the Floating Rate Business Day Convention, such date shall be postponed to the next day that is a Business Day unless it would thereby fall into the next calendar month, in which event (x) such date shall be brought forward to the immediately preceding Business Day and (y) each subsequent such date shall be the last Business Day of the month in which such date would have fallen had it not been subject to adjustment, (B) the Following Business Day Convention, such date shall be postponed to the next day that is a Business Day, (C) the Modified Following Business Day Convention, such date shall be postponed to the next day that is a Business Day unless it would thereby fall into the next calendar month, in which event such date shall be brought forward to the immediately preceding Business Day or (D) the Preceding Business Day Convention, such date shall be brought forward to the immediately preceding Business Day. (iii) Rate of Interest for Floating Rate Notes: The Rate of Interest in respect of Floating Rate Notes for each Interest Accrual Period shall be determined in the manner specified hereon and the provisions below relating to either ISDA Determination or Screen Rate Determination shall apply, depending upon which is specified hereon. (A) ISDA Determination for Floating Rate Notes Where ISDA Determination is specified hereon as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Accrual Period shall be determined by the Calculation Agent as a rate equal to the relevant ISDA Rate. For the purposes of this sub-paragraph (A), “ISDA Rate” for an Interest Accrual Period means a rate equal to the Floating Rate that would be determined by the Calculation Agent under

6 a Swap Transaction under the terms of an agreement incorporating (i) if “2006 ISDA Definitions” is specified hereon, the 2006 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc. (ISDA) and as amended and updated as at the Issue Date of the first Tranche of the Notes; or (ii) if “2021 ISDA Definitions” is specified hereon, the latest version of the 2021 ISDA Interest Rate Derivatives Definitions as published by ISDA as at the Issue Date of the first Tranche of the Notes; (together, the “ISDA Definitions”) and under which: (x) the Floating Rate Option is as specified hereon (y) the Designated Maturity is a period specified hereon and (z) the relevant Reset Date is the first day of that Interest Accrual Period unless otherwise specified hereon. For the purposes of this sub-paragraph (A), “Floating Rate”, “Calculation Agent”, “Floating Rate Option”, “Designated Maturity”, “Reset Date” and “Swap Transaction” have the meanings given to those terms in the ISDA Definitions. For the purposes of this sub-paragraph (A), if the Temporary Non-Publication Fallback in respect of any specified Floating Rate Option is specified to be “Temporary Non- Publication Fallback – Alternative Rate” in the Floating Rate Matrix of the 2021 ISDA Definitions, the reference to “Calculation Agent Alternative Rate Determination” in the definition of “Temporary Non-Publication Fallback – Alternative Rate” shall be replaced by “Temporary Non-Publication Fallback – Previous Day’s Rate”. For the purposes of this sub-paragraph (A), the definition of ‘Fallback Observation Day’ in the ISDA Definitions shall be deemed deleted in its entirety and replaced with the following: “Fallback Observation Day” means, in respect of a Reset Date and the Calculation Period (or any Compounding Period included in that Calculation Period) to which that Reset Date relates, unless otherwise agreed, the day that is five Business Days preceding the related Payment Date. (B) Screen Rate Determination for Floating Rate Notes (a) Where Screen Rate Determination is specified hereon as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Accrual Period will, subject as provided below, be either: (1) the offered quotation; or (2) the arithmetic mean of the offered quotations, (expressed as a percentage rate per annum) for the Reference Rate which appears or appear, as the case may be, on the Relevant Screen Page as at either 11.00 a.m. (Brussels time in the case of EURIBOR) on the Interest Determination Date in question as determined by the Calculation Agent. If five or more of such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Calculation Agent for the purpose of determining the arithmetic mean of such offered quotations. 7 If the Reference Rate from time to time in respect of Floating Rate Notes is specified hereon as being other than EURIBOR, the Rate of Interest in respect of such Notes will be determined as provided hereon. (b) if the Relevant Screen Page is not available or, if sub-paragraph (x)(1) applies and no such offered quotation appears on the Relevant Screen Page, or, if sub- paragraph (x)(2) applies and fewer than three such offered quotations appear on the Relevant Screen Page, in each case as at the time specified above, subject as provided below, the Issuer shall request, if the Reference Rate is EURIBOR, the principal Euro-zone office of each of the Reference Banks, to provide the Calculation Agent with its offered quotation (expressed as a percentage rate per annum) for the Reference Rate, if the Reference Rate is EURIBOR, at approximately 11.00 a.m. (Brussels time) on the Interest Determination Date in question. If two or more of the Reference Banks provide the Calculation Agent with such offered quotations, the Rate of Interest for such Interest Accrual Period shall be the arithmetic mean of such offered quotations as determined by the Calculation Agent; and (c) if paragraph (y) above applies and the Calculation Agent determines that fewer than two Reference Banks are providing offered quotations, subject as provided below, the Rate of Interest shall be the arithmetic mean of the rates per annum (expressed as a percentage) as communicated to (at the request of the Issuer) the Calculation Agent by the Reference Banks or any two or more of them, at which such banks were offered, if the Reference Rate is EURIBOR, at approximately 11.00 a.m. (Brussels time) on the relevant Interest Determination Date, deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate by leading banks in, if the Reference Rate is EURIBOR, the Euro-zone inter-bank market or, if fewer than two of the Reference Banks provide the Calculation Agent with such offered rates, the offered rate for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, or the arithmetic mean of the offered rates for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, at which, if the Reference Rate is EURIBOR, at approximately 11.00 a.m. (Brussels time), on the relevant Interest Determination Date, any one or more banks (which bank or banks is or are in the opinion of the Issuer suitable for such purpose) informs the Calculation Agent it is quoting to leading banks in, if the Reference Rate is EURIBOR, the Euro-zone inter-bank market, as the case may be, provided that, if the Rate of Interest cannot be determined in accordance with the foregoing provisions of this paragraph, the Rate of Interest shall be determined as at the last preceding Interest Determination Date (though substituting, where a different Margin or Maximum or Minimum Rate of Interest is to be applied to the relevant Interest Accrual Period from that which applied to the last preceding Interest Accrual Period, the Margin or Maximum or Minimum Rate of Interest relating to the relevant Interest Accrual Period, in place of the Margin or Maximum or Minimum Rate of Interest relating to that last preceding Interest Accrual Period). (C) Linear Interpolation Where Linear Interpolation is specified hereon as applicable in respect of an Interest Accrual Period, the Rate of Interest for such Interest Accrual Period shall be calculated by 8 the Calculation Agent by straight line linear interpolation by reference to two rates based on the relevant Reference Rate (where Screen Rate Determination is specified hereon as applicable) or the relevant Floating Rate Option (where ISDA Determination is specified hereon as applicable), one of which shall be determined as if the Applicable Maturity were the period of time for which rates are available next shorter than the length of the relevant Interest Accrual Period and the other of which shall be determined as if the Applicable Maturity were the period of time for which rates are available next longer than the length of the relevant Interest Accrual Period provided however that if there is no rate available for the period of time next shorter or, as the case may be, next longer, then the Calculation Agent shall determine such rate at such time and by reference to such sources as it determines appropriate. “Applicable Maturity” means: (a) in relation to Screen Rate Determination, the period of time designated in the Reference Rate, and (b) in relation to ISDA Determination, the Designated Maturity. (iv) Benchmark discontinuation (A) Independent Adviser If a Benchmark Event occurs in relation to an Original Reference Rate when any Rate of Interest (or any component part thereof) remains to be determined by reference to such Original Reference Rate the Issuer shall use its reasonable endeavours to appoint an Independent Adviser, as soon as reasonably practicable, to determine a Successor Rate, failing which an Alternative Rate (in accordance with Condition 5(b)(iv)(B)) and, in either case, an Adjustment Spread and any Benchmark Amendments (in accordance with Condition5(b)(iv)(D)). In making such determination, the Independent Adviser appointed pursuant to this Condition 5(b)(iv) shall act in good faith and in a commercially reasonable manner as an expert. In the absence of bad faith or fraud, the Independent Adviser shall have no liability whatsoever to the Issuer, the Fiscal Agent, the Paying Agents, the Noteholders or the Couponholders for any determination made by it, pursuant to this Condition 5(b)(iv). If (i) the Issuer is unable to appoint an Independent Adviser; or (ii) the Independent Adviser appointed by it fails to determine a Successor Rate or, failing which, an Alternative Rate in accordance with this Condition 5(b)(iv)(A) prior to the date which is 10 business days prior to the relevant Interest Determination Date, the Rate of Interest applicable to the next succeeding Interest Accrual Period shall be equal to the Rate of Interest last determined in relation to the Notes in respect of the immediately preceding Interest Accrual Period. If there has not been a first Interest Payment Date, the Rate of Interest shall be the initial Rate of Interest / determined using the Original Reference Rate last displayed on the relevant Screen Page prior to the relevant Interest Determination Date. Where a different Margin or Maximum or Minimum Rate of Interest is to be applied to the relevant Interest Accrual Period from that which applied to the last preceding Interest Accrual Period, the Margin or Maximum or Minimum Rate of Interest relating to the relevant Interest Accrual Period shall be substituted in place of the Margin or Maximum or Minimum Rate of Interest relating to that last preceding Interest Accrual Period. For the avoidance of doubt, this paragraph shall apply to the relevant next succeeding Interest Accrual Period only and any subsequent Interest Accrual Periods are subject to the subsequent operation of, and to adjustment as provided in, the first paragraph of this Condition 5(b)(iv)(A). 9 (B) Successor Rate or Alternative Rate If the Independent Adviser, determines that: (i) there is a Successor Rate, then such Successor Rate and the applicable Adjustment Spread shall subsequently be used in place of the Original Reference Rate to determine the Rate of Interest (or the relevant component part thereof) for all future payments of interest on the Notes (subject to the operation of this Condition 5(b)(iv)); or (ii) there is no Successor Rate but that there is an Alternative Rate, then such Alternative Rate and the applicable Adjustment Spread shall subsequently be used in place of the Original Reference Rate to determine the Rate of Interest (or the relevant component part thereof) for all future payments of interest on the Notes (subject to the operation of this Condition 5(b)(iv)). (C) Adjustment Spread The Adjustment Spread (or the formula or methodology for determining the Adjustment Spread) shall be applied to the Successor Rate or the Alternative Rate (as the case may be). If the Independent Adviser is unable to determine the quantum of, or a formula or methodology for determining, such Adjustment Spread, then the Successor Rate or Alternative Rate (as applicable) will apply without an Adjustment Spread. (D) Benchmark Amendments If any Successor Rate or Alternative Rate and, in either case, the applicable Adjustment Spread is determined in accordance with this Condition 5(b)(iv) and the Independent Adviser, determines (i) that amendments to these Conditions and/or the Agency Agreement are necessary to ensure the proper operation of such Successor Rate or Alternative Rate and/or (in either case) the applicable Adjustment Spread (such amendments, the “Benchmark Amendments”) and (ii) the terms of the Benchmark Amendments, then the Issuer shall, subject to giving notice thereof in accordance with Condition 5(b)(iv)(E), without any requirement for the consent or approval of Noteholders, vary these Conditions and/or the Agency Agreement to give effect to such Benchmark Amendments with effect from the date specified in such notice. Notwithstanding any other provision of this Condition 5(b)(iv), the Calculation Agent or any Paying Agent is not obliged to concur with the Issuer or the Independent Adviser in respect of any changes or amendments as contemplated under this Condition 5(b)(iv) to which, in the sole opinion of the Calculation Agent or the relevant Paying Agent, as the case may be, would impose more onerous obligations upon it or expose it to any additional duties, responsibilities or liabilities or reduce or amend the protective provisions afforded to the Calculation Agent or the relevant Paying Agent (as applicable) in the Agency Agreement and/or these Conditions. In connection with any such variation in accordance with this Condition 5(b)(iv)(D), the Issuer shall comply with the rules of any stock exchange on which the Notes are for the time being listed or admitted to trading. (E) Notices, etc. Any Successor Rate, Alternative Rate, Adjustment Spread and the specific terms of any Benchmark Amendments determined under this Condition 5(b)(iv) will be notified at least

10 10 business days prior to the relevant Interest Determination Date by the Issuer to the Fiscal Agent, the Calculation Agent, the Paying Agents and, in accordance with Condition 14, the Noteholders. Such notice shall be irrevocable and shall specify the effective date of the Benchmark Amendments, if any. No later than notifying the Noteholders of the same, the Issuer shall deliver to the Fiscal Agent, the Calculation Agent and the Paying Agents a certificate signed by an executive director of the Issuer: (a) confirming (i) that a Benchmark Event has occurred, (ii) the Successor Rate or, as the case may be, the Alternative Rate, (iii) the applicable Adjustment Spread and (iv) the specific terms of the Benchmark Amendments (if any), in each case as determined in accordance with the provisions of this Condition 5(b)(iv); and (b) certifying that the Benchmark Amendments (if any) are necessary to ensure the proper operation of such Successor Rate or Alternative Rate and (in either case) the applicable Adjustment Spread. The Fiscal Agent shall display such certificate at its offices, for inspection by the Noteholders at all reasonable times during normal business hours. Each of the Fiscal Agent, the Calculation Agent and the Paying Agents shall be entitled to rely on such certificate (without liability to any person) as sufficient evidence thereof. The Successor Rate or Alternative Rate and the Adjustment Spread and the Benchmark Amendments (if any) specified in such certificate will (in the absence of manifest error or bad faith in the determination of the Successor Rate or Alternative Rate and the Adjustment Spread and the Benchmark Amendments (if any) and without prejudice to the Fiscal Agent’s or the Calculation Agent’s or the Paying Agents’ ability to rely on such certificate as aforesaid) be binding on the Issuer, the Fiscal Agent, the Calculation Agent, the Paying Agents and the Noteholders. Notwithstanding any other provision of this Condition 5(b)(iv), if following the determination of any Successor Rate, Alternative Rate, Adjustment Spread or Benchmark Amendments (if any), in the Calculation Agent’s opinion there is any uncertainty between two or more alternative courses of action in making any determination or calculation under this Condition 5(b)(iv), the Calculation Agent shall promptly notify the Issuer thereof and the Issuer shall direct the Calculation Agent in writing as to which alternative course of action to adopt. If the Calculation Agent is not promptly provided with the necessary direction or clarification, or is otherwise unable (other than due to its own gross negligence, willful default or fraud) to make such determination or calculation under this Condition 5(iv)(E) for any reason, it shall notify the Issuer of such fact and shall be under no obligation to make such determination or clarification and (in the absence of such gross negligence, willful default or fraud) shall not incur any liability for not doing so. (F) Survival of Original Reference Rate Without prejudice to the obligations of the Issuer under Condition 5(b)(iv)(A), (B), (C) and (D), the Original Reference Rate and the fallback provisions provided for in Condition 5(b)(B) will continue to apply unless and until a Benchmark Event has occurred. (G) Definitions: As used in this Condition 5(b)(iv): 11 “Adjustment Spread” means either (a) a spread (which may be positive, negative or zero) or (b) a formula or methodology for calculating a spread, in each case to be applied to the Successor Rate or the Alternative Rate (as the case may be) and is the spread, formula or methodology which: (i) in the case of a Successor Rate, is formally recommended in relation to the replacement of the Original Reference Rate with the Successor Rate by any Relevant Nominating Body; or (if no such recommendation has been made, or in the case of an Alternative Rate); (ii) the Independent Adviser determines, is customarily applied to the relevant Successor Rate or the Alternative Rate (as the case may be) in international debt capital markets transactions to produce an industry-accepted replacement rate for the Original Reference Rate; or (if the Independent Adviser determines that no such spread is customarily applied) (iii) the Independent Adviser determines is recognised or acknowledged as being the industry standard for over-the-counter derivative transactions which reference the Original Reference Rate, where such rate has been replaced by the Successor Rate or the Alternative Rate (as the case may be). “Alternative Rate” means an alternative benchmark or screen rate which the Independent Adviser determines in accordance with Condition 5(b)(iv)(B) is customarily applied in international debt capital markets transactions for the purposes of determining rates of interest (or the relevant component part thereof) in the same Specified Currency as the Notes. “Benchmark Amendments” has the meaning given to it in Condition 5(b)(iv)(D). “Benchmark Event” means: (1) the Original Reference Rate ceasing to be published for a period of at least 5 Business Days or ceasing to exist; or (2) a public statement by the administrator of the Original Reference Rate that it has ceased or that it will cease publishing the Original Reference Rate permanently or indefinitely (in circumstances where no successor administrator has been appointed that will continue publication of the Original Reference Rate); or (3) a public statement by the supervisor of the administrator of the Original Reference Rate, that the Original Reference Rate has been or will be permanently or indefinitely discontinued; or (4) a public statement by the supervisor of the administrator of the Original Reference Rate as a consequence of which the Original Reference Rate will be prohibited from being used either generally, or in respect of the Notes; or (5) the making of a public statement by the supervisor of the administrator of the Original Reference Rate that the Original Reference Rate is or will be (or is or will be deemed by such supervisor to be) no longer representative of its relevant underlying market; or 12 (6) it has become unlawful for any Paying Agent, the Calculation Agent, the Issuer or other party to calculate any payments due to be made to any Noteholder using the Original Reference Rate; provided that the Benchmark Event shall be deemed to occur (a) in the case of sub- paragraphs (2) and (3) above, on the date of the cessation of publication of the Original Reference Rate or the discontinuation of the Original Reference Rate, as the case may be, (b) in the case of sub-paragraph (4) above, on the date of the prohibition of use of the Original Reference Rate and (c) in the case of sub-paragraph (5) above, on the date with effect from which the Original Reference Rate will no longer be (or will be deemed by the relevant supervisor to no longer be) representative of its relevant underlying market and which is specified in the relevant public statement, and, in each case, not the date of the relevant public statement. The occurrence of a Benchmark Event shall be determined by the Issuer and promptly notified to the Fiscal Agent, the Calculation Agent and the Paying Agents. For the avoidance of doubt, neither the Fiscal Agent, the Calculation Agent nor the Paying Agents shall have any responsibility for making such determination. “business day” means a day, other than a Saturday or Sunday, on which banks are open for business in the place of the specified office of the Calculation Agent. “Independent Adviser” means an independent financial institution of international repute or an independent financial adviser with appropriate expertise appointed by the Issuer under Condition 5(b)(iv)(A). “Original Reference Rate” means the originally-specified benchmark or screen rate (as applicable) used to determine the Rate of Interest (or any component part thereof) on the Notes. “Relevant Nominating Body” means, in respect of a benchmark or screen rate (as applicable): (iv) the central bank for the currency to which the benchmark or screen rate (as applicable) relates, or any central bank or other supervisory authority which is responsible for supervising the administrator of the benchmark or screen rate (as applicable); or (v) any working group or committee sponsored by, chaired or co-chaired by or constituted at the request of (a) the central bank for the currency to which the benchmark or screen rate (as applicable) relates, (b) any central bank or other supervisory authority which is responsible for supervising the administrator of the benchmark or screen rate (as applicable), (c) a group of the aforementioned central banks or other supervisory authorities or (d) the Financial Stability Board or any part thereof. “Successor Rate” means a successor to or replacement of the Original Reference Rate which is formally recommended by any Relevant Nominating Body. (c) Zero Coupon Notes: Where a Note the Interest Basis of which is specified to be Zero Coupon is repayable prior to the Maturity Date and is not paid when due, the amount due and payable prior to the Maturity Date shall be the Early Redemption Amount of such Note. As from the Maturity Date, the Rate 13 of Interest for any overdue principal of such a Note shall be a rate per annum (expressed as a percentage) equal to the Amortisation Yield (as described in Condition 6(b)(i)). (d) Accrual of Interest: Interest shall cease to accrue on each Note on the due date for redemption unless, upon due presentation, payment is improperly withheld or refused, in which event interest shall continue to accrue (both before and after judgment) at the Rate of Interest in the manner provided in this Condition 5 to the Relevant Date (as defined in Condition 8). (e) Margin, Maximum/Minimum Rates of Interest and Redemption Amounts and Rounding: (i) If any Margin is specified hereon (either (x) generally, or (y) in relation to one or more Interest Accrual Periods), an adjustment shall be made to all Rates of Interest, in the case of (x), or the Rates of Interest for the specified Interest Accrual Periods, in the case of (y), calculated in accordance with (b) above by adding (if a positive number) or subtracting the absolute value (if a negative number) of such Margin subject always to the next paragraph. (ii) If any Maximum or Minimum Rate of Interest or Redemption Amount is specified hereon, then any Rate of Interest or Redemption Amount shall be subject to such maximum or minimum, as the case may be. (iii) For the purposes of any calculations required pursuant to these Conditions (unless otherwise specified), (x) all percentages resulting from such calculations shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with 0.000005 of a percentage point being rounded up), (y) all figures shall be rounded to seven significant figures (provided that if the eighth significant figure is a 5 or greater, the seventh significant shall be rounded up) and (z) all currency amounts that fall due and payable shall be rounded to the nearest unit of such currency (with half a unit being rounded up), save in the case of yen, which shall be rounded down to the nearest yen. For these purposes “unit” means the lowest amount of such currency that is available as legal tender in the country (or countries) of such currency. (f) Interest Rates Positive: Unless specified otherwise hereon, the rate of interest payable in respect of the Notes shall never be less than zero. If the method for determining the rate of interest applicable to the Notes would result in a negative figure, the applicable rate of interest will be deemed to be zero. (g) Calculations: The amount of interest payable per Calculation Amount in respect of any Note for any Interest Accrual Period shall be equal to the product of the Rate of Interest, the Calculation Amount specified hereon, and the Day Count Fraction for such Interest Accrual Period, unless an Interest Amount (or a formula for its calculation) is applicable to such Interest Accrual Period, in which case the amount of interest payable per Calculation Amount in respect of such Note for such Interest Accrual Period shall equal such Interest Amount (or be calculated in accordance with such formula). Where any Interest Period comprises two or more Interest Accrual Periods, the amount of interest payable per Calculation Amount in respect of such Interest Period shall be the sum of the Interest Amounts payable in respect of each of those Interest Accrual Periods. In respect of any other period for which interest is required to be calculated, the provisions above shall apply save that the Day Count Fraction shall be for the period for which interest is required to be calculated. (h) Determination and Publication of Rates of Interest, Interest Amounts, Final Redemption Amounts, Early Redemption Amounts and Optional Redemption Amounts: The Calculation Agent shall, as soon as practicable on such date as the Calculation Agent may be required to calculate any rate or amount, obtain any quotation or make any determination or calculation, determine such rate and calculate the Interest Amounts for the relevant Interest Accrual Period, calculate the Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount, obtain such quotation or make

14 such determination or calculation, as the case may be, and cause the Rate of Interest and the Interest Amounts for each Interest Accrual Period and the relevant Interest Payment Date and, if required to be calculated, the Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount to be notified to the Fiscal Agent, the Issuer, each of the Paying Agents, the Noteholders, any other Calculation Agent appointed in respect of the Notes that is to make a further calculation upon receipt of such information and, if the Notes are listed on a stock exchange and the rules of such exchange or other relevant authority so require, such exchange or other relevant authority as soon as possible after their determination but in no event later than (i) the commencement of the relevant Interest Period, if determined prior to such time, in the case of notification to such exchange of a Rate of Interest and Interest Amount, or (ii) in all other cases, the fourth Business Day after such determination. Where any Interest Payment Date or Interest Period Date is subject to adjustment pursuant to Condition 5(b)(ii), the Interest Amounts and the Interest Payment Date so published may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice in the event of an extension or shortening of the Interest Period. If the Notes become due and payable under Condition 10, the accrued interest and the Rate of Interest payable in respect of the Notes shall nevertheless continue to be calculated as previously in accordance with this Condition but no publication of the Rate of Interest or the Interest Amount so calculated need be made. The determination of any rate or amount, the obtaining of each quotation and the making of each determination or calculation by the Calculation Agent(s) shall (in the absence of manifest error) be final and binding upon all parties. (i) Definitions: In these Conditions, unless the context otherwise requires, the following defined terms shall have the meanings set out below: “Business Day” means: (iv) in the case of a currency other than euro, a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments in the principal financial centre for such currency; and/or (v) in the case of euro, a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System or any successor or replacement for that system (“T2”) is open; and/or (vi) in the case of a currency and/or one or more Business Centres, a day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets settle payments in such currency in the Business Centre(s) or, if no currency is indicated, generally in each of the Business Centres; “Day Count Fraction” means, in respect of the calculation of an amount of interest on any Note for any period of time (from and including the first day of such period to but excluding the last) (whether or not constituting an Interest Period or an Interest Accrual Period, the “Calculation Period”): (vii) if “Actual/Actual” or “Actual/Actual - ISDA” is specified hereon, the actual number of days in the Calculation Period divided by 365 (or, if any portion of that Calculation Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Calculation Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Calculation Period falling in a non-leap year divided by 365); (viii) if “Actual/365 (Fixed)” is specified hereon, the actual number of days in the Calculation Period divided by 365; (ix) if “Actual/365 (Sterling)” is specified hereon, the actual number of days in the Calculation Period divided by 365 or, in the case of an Interest Payment Date falling in a leap year, 366; 15 (x) if “Actual/360” is specified hereon, the actual number of days in the Calculation Period divided by 360; (xi) if “30/360”, “360/360” or “Bond Basis” is specified hereon, the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows: Day Count Fraction= 360 where: “Y1” is the year, expressed as a number, in which the first day of the Calculation Period falls; “Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls; “M1” is the calendar month, expressed as a number, in which the first day of the Calculation Period falls; “M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls; “D1” is the first calendar day, expressed as a number, of the Calculation Period, unless such number would be 31, in which case D1 will be 30; and “D2” is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30; (xii) if “30E/360” or “Eurobond Basis” is specified hereon, the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows: Day Count Fraction= 360 where: “Y1” is the year, expressed as a number, in which the first day of the Calculation Period falls; “Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls; “M1” is the calendar month, expressed as a number, in which the first day of the Calculation Period falls; “M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls; “D1” is the first calendar day, expressed as a number, of the Calculation Period, unless such number would be 31, in which case D1 will be 30; and “D2” is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless such number would be 31, in which case D2 will be 30; (xiii) if “30E/360 (ISDA)” is specified hereon, the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows: 360× (Y2- Y1) + 30× (M2- M1) + (D2- D1) 360× (Y2- Y1) + 30× (M2- M1) + (D2- D1) 16 where: Day Count Fraction= 360 “Y1” is the year, expressed as a number, in which the first day of the Calculation Period falls; “Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls; “M1” is the calendar month, expressed as a number, in which the first day of the Calculation Period falls; “M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls; “D1” is the first calendar day, expressed as a number, of the Calculation Period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and “D2” is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless (i) that day is the last day of February but not the Maturity Date or (ii) such number would be 31, in which case D2 will be 30; (xiv) if “Actual/Actual-ICMA” is specified hereon, (a) if the Calculation Period is equal to or shorter than the Determination Period during which it falls, the number of days in the Calculation Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Periods normally ending in any year; and (b) if the Calculation Period is longer than one Determination Period, the sum of: (x) the number of days in such Calculation Period falling in the Determination Period in which it begins divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Periods normally ending in any year; and (y) the number of days in such Calculation Period falling in the next Determination Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Periods normally ending in any year, where: “Determination Period” means the period from and including a Determination Date in any year to but excluding the next Determination Date; and “Determination Date” means the date(s) specified as such hereon or, if none is so specified, the Interest Payment Date(s). “Euro-zone” means the region comprised of member states of the European Union that adopt the single currency in accordance with the Treaty establishing the European Community, as amended; “Interest Accrual Period” means the period beginning on and including the Interest Commencement Date and ending on but excluding the first Interest Period Date and each successive period beginning on and including an Interest Period Date and ending on but excluding the next succeeding Interest Period Date; 360× (Y2- Y1) + 30× (M2- M1) + (D2- D1) 17 “Interest Amount” means: (i) in respect of an Interest Accrual Period, the amount of interest payable per Calculation Amount for that Interest Accrual Period and which, in the case of Fixed Rate Notes, and unless otherwise specified hereon, shall mean the Fixed Coupon Amount or Broken Amount specified hereon as being payable on the Interest Payment Date ending the Interest Period of which such Interest Accrual Period forms part; and (ii) in respect of any other period, the amount of interest payable per Calculation Amount for that period; “Interest Commencement Date” means the Issue Date or such other date as may be specified hereon; “Interest Determination Date” means, with respect to a Rate of Interest and Interest Accrual Period, the date specified as such hereon or, if none is so specified, (i) the first day of such Interest Accrual Period if the Specified Currency is Sterling or (ii) the day falling two Business Days in London for the Specified Currency prior to the first day of such Interest Accrual Period if the Specified Currency is neither Sterling nor euro or (iii) the day falling two Business Days prior to the first day of such Interest Accrual Period if the Specified Currency is euro; “Interest Payment Date” means the interest payment date(s) as specified as such hereon; “Interest Period” means the period beginning on and including the Interest Commencement Date and ending on but excluding the first Interest Payment Date and each successive period beginning on and including an Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date unless otherwise specified hereon; “Interest Period Date” means each Interest Payment Date unless otherwise specified hereon; “ISDA Definitions” means the 2006 ISDA Definitions (as amended and updated as at the Issue Date of the first Tranche of the Notes), as published by the International Swaps and Derivatives Association, Inc., unless otherwise specified hereon; “Rate of Interest” means the rate of interest payable from time to time in respect of this Note and that is either specified or calculated in accordance with the provisions hereon; “Reference Banks” means, in the case of a determination of EURIBOR, the principal Euro-zone office of four major banks in the Euro-zone inter-bank market, in each case selected by the Issuer or as specified hereon; “Reference Rate” means the rate specified as such hereon; “Relevant Screen Page” means such page, section, caption, column or other part of a particular information service as may be specified hereon (or any successor or replacement page, section, caption, column or other part of a particular information service); “Specified Currency” means the currency specified as such hereon or, if none is specified, the currency in which the Notes are denominated; and (j) Calculation Agent: The Issuer shall procure that there shall at all times be one or more Calculation Agents if provision is made for them hereon and for so long as any Note is outstanding (as defined in the Agency Agreement). Where more than one Calculation Agent is appointed in respect of the Notes, references in these Conditions to the Calculation Agent shall be construed as each Calculation Agent performing its respective duties under the Conditions. If the Calculation Agent is unable or unwilling to act as such or if the Calculation Agent fails duly to establish the Rate of Interest for an Interest Accrual

18 Period or to calculate any Interest Amount, Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount, as the case may be, or to comply with any other requirement, the Issuer shall appoint a leading bank or financial institution engaged in the interbank market (or, if appropriate, money, swap or over-the-counter index options market) that is most closely connected with the calculation or determination to be made by the Calculation Agent (acting through its principal London office or any other office actively involved in such market) to act as such in its place. The Calculation Agent may not resign its duties without a successor having been appointed as aforesaid. 6 Redemption, Purchase and Options (a) Final Redemption: Unless previously redeemed, purchased and cancelled as provided below, each Note shall be finally redeemed on the Maturity Date specified hereon at its Final Redemption Amount (which, unless otherwise provided, is its nominal amount). (b) Early Redemption: (i) Zero Coupon Notes: (H) The Early Redemption Amount payable in respect of any Zero Coupon Note, the Early Redemption Amount of which is not linked to an index and/or a formula, upon redemption of such Note pursuant to Condition 6(c), Condition 6(d) or Condition 6(e) or upon it becoming due and payable as provided in Condition 10 shall be the Amortised Face Amount (calculated as provided below) of such Note unless otherwise specified hereon. (I) Subject to the provisions of sub-paragraph (C) below, the Amortised Face Amount of any such Note shall be the scheduled Final Redemption Amount of such Note on the Maturity Date discounted at a rate per annum (expressed as a percentage) equal to the Amortisation Yield (which, if none is shown hereon, shall be such rate as would produce an Amortised Face Amount equal to the issue price of the Notes if they were discounted back to their issue price on the Issue Date) compounded annually. (J) If the Early Redemption Amount payable in respect of any such Note upon its redemption pursuant to Condition 6(c), Condition 6(d) or Condition 6(e) or upon it becoming due and payable as provided in Condition 10 is not paid when due, the Early Redemption Amount due and payable in respect of such Note shall be the Amortised Face Amount of such Note as defined in sub-paragraph (B) above, except that such sub-paragraph shall have effect as though the date on which the Note becomes due and payable were the Relevant Date. The calculation of the Amortised Face Amount in accordance with this sub-paragraph shall continue to be made (both before and after judgment) until the Relevant Date, unless the Relevant Date falls on or after the Maturity Date, in which case the amount due and payable shall be the scheduled Final Redemption Amount of such Note on the Maturity Date together with any interest that may accrue in accordance with Condition 5(c). Where such calculation is to be made for a period of less than one year, it shall be made on the basis of the Day Count Fraction shown hereon. (ii) Other Notes: The Early Redemption Amount payable in respect of any Note (other than Notes described in (i) above), upon redemption of such Note pursuant to Condition 6(c), Condition 6(d) or Condition 6(e) or upon it becoming due and payable as provided in Condition 10, shall be the Final Redemption Amount unless otherwise specified hereon. 19 (c) Redemption for Taxation Reasons: The Notes may be redeemed at the option of the Issuer in whole, but not in part, on any Interest Payment Date (if this Note is a Floating Rate Note) or, at any time, (if this Note is not a Floating Rate Note), on giving not less than 30 nor more than 60 days’ notice to the Noteholders (which notice shall be irrevocable), at their Early Redemption Amount (as described in Condition 6(b) above) (together with interest accrued to the date fixed for redemption), if (i) the Issuer has or will become obliged to pay additional amounts as provided or referred to in Condition 8 as a result of any change in, or amendment to, the laws or regulations of the Relevant Jurisdiction or any political subdivision or any authority thereof or therein having power to tax or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date on which agreement is reached to issue the first Tranche of the Notes, and (ii) such obligation cannot be avoided by the Issuer taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such additional amounts were a payment in respect of the Notes then due. Prior to the publication of any notice of redemption pursuant to this Condition 6(c), the Issuer shall deliver to the Fiscal Agent a certificate signed by an executive director of the Issuer stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred, and an opinion of independent legal advisers of recognised standing to the effect that the Issuer has or will become obliged to pay such additional amounts as a result of such change or amendment. In these Conditions, “Relevant Jurisdiction” means the Netherlands or any political subdivision or any authority thereof or therein having power to tax or any other jurisdiction or political subdivision thereof or any authority thereof having power to tax to which payments made by the Issuer, of principal and interest on the Notes become generally subject. (d) Redemption at the Option of the Issuer: (A) Issuer Call If Issuer Call is specified hereon, the Issuer may, on giving not less than 10 nor more than 30 days’ irrevocable notice to the Noteholders (or such other notice period as may be specified hereon) redeem all or, if so provided, some of the Notes on any Optional Redemption Date. Any such redemption of Notes shall be at their Optional Redemption Amount specified hereon together with interest accrued to but excluding the Optional Redemption Date(s). Any such notice of redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, in which case such notice shall state that, in the Issuer’s discretion, the Optional Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the Optional Redemption Date, or by the Optional Redemption Date so delayed. For the purposes of this Condition 6(d)(A) only, the “Optional Redemption Amount” will either be: (i) the specified percentage of the nominal amount of the Notes stated hereon which shall be a nominal amount of not less than the Minimum Redemption Amount and not more than the Maximum Redemption Amount, in each case as may be specified hereon: or (ii) if Make-Whole Amount is specified hereon, will be an amount which is the higher of: (c) 100 per cent. of the Final Redemption Amount of the Note to be redeemed and 20 (d) as determined by the Make-Whole Calculation Agent, the sum of the then current values of the remaining scheduled payments of principal and interest to maturity (or, if Issuer Pre-Maturity Call Period is specified hereon, to the Issuer Pre- Maturity Call Period Commencement Date which date shall be at any time during the period commencing on (and including) the Issuer Pre-Maturity Call Period Commencement Date specified hereon to (but excluding) the Maturity Date) (not including any interest accrued on the Notes to, but excluding, the relevant Optional Redemption Date) discounted to the Optional Redemption Date on the basis of the Day Count Fraction specified hereon at the Reference Bond Rate (as defined below) plus the Redemption Margin, plus, in each case, any interest accrued on the Notes to, but excluding, the Optional Redemption Date; “Issuer Pre-Maturity Call Period Commencement Date” has the meaning given to it in the applicable Final Terms; “Issuer Pre-Maturity Call Period” has the meaning given to it in the applicable Final Terms; “Make-Whole Calculation Agent” has the meaning given to it in the applicable Final Terms; “Redemption Margin” shall be as set out hereon; “Reference Bond” shall be as set out hereon; “Reference Bond Rate” means the yield as at the Optional Redemption Date as appearing at around 11.00 a.m. London time on the third business day in London preceding the Optional Redemption Date in respect of the Reference Bond as appearing on the Screen Page at such time as may be considered to be appropriate by the Make-Whole Calculation Agent; and “Screen Page” means such page, section, caption, column or other part of a particular information service as shall be stated hereon (or any successor or replacement page, section, caption, column or other part of a particular information service). All Notes in respect of which any such notice is given shall be redeemed on the date specified in such notice in accordance with this Condition. In the case of a partial redemption the notice to Noteholders shall also contain the certificate numbers of the Bearer Notes, or in the case of Registered Notes shall specify the nominal amount of Registered Notes drawn and the holder(s) of such Registered Notes, to be redeemed, which shall have been drawn in such place and in such manner as may be fair and reasonable in the circumstances, taking account of prevailing market practices, subject to compliance with any applicable laws and stock exchange or other relevant authority requirements. (B) Issuer Pre-Maturity Call Option If Issuer Pre-Maturity Call Option is specified hereon, the Issuer may, on giving not less than 10 nor more than 30 days’ irrevocable notice (or such other notice period as may be specified hereon) to the Noteholders, redeem all, or some only, of the Notes at their principal amount or, if different, the Final Redemption Amount together with interest accrued to the Issuer Pre-Maturity Call Redemption Date, which date shall be at any time during the period commencing on (and including) the Pre-Maturity Call Commencement Date specified hereon to (but excluding) the Maturity Date (the “Issuer Pre-Maturity Call Redemption Date”). Any such notice of redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, in 21 which case such notice shall state that, in the Issuer’s discretion, the Issuer Pre-Maturity Call Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the Issuer Pre-Maturity Call Redemption Date, or by the Issuer Pre-Maturity Call Redemption Date so delayed. (C) Issuer Residual Call Option If Issuer Residual Call is specified hereon and, at any time, the outstanding aggregate nominal amount of the Notes is equal to or less than the percentage specified hereon of the aggregate nominal amount of the Series issued, the Issuer may, on giving not less than 10 nor more than 30 days’ irrevocable notice (or such other notice period as may be specified hereon) to the Noteholders redeem the Notes then outstanding at the option of the Issuer in whole, but not in part, at any time (if this Note is not a Floating Rate Note) or on any Interest Payment Date (if this Note is a Floating Rate Note), at the Residual Call Early Redemption Amount specified hereon, together, if appropriate, with interest accrued to (but excluding) the date fixed for redemption. (D) Issuer Transaction Trigger Call If Issuer Transaction Trigger Call is specified hereon, the Issuer may, upon giving a Transaction Trigger Notice in accordance with the requirements set out below and in accordance with this Condition 6(d)(D), call the Notes for early redemption (in whole or in part) with effect on the Trigger Call Redemption Date. If the Issuer exercises this right, the Issuer shall redeem each Note to be redeemed at the Transaction Trigger Redemption Amount together with interest accrued to the Trigger Call Redemption Date on the Trigger Call Redemption Date. “Transaction” means the transaction in respect of which the Notes are issued and specified as such hereon. “Transaction Trigger Notice” means a notice to the Noteholders given in accordance with this Condition 6(d)(D) and Condition 14 within the Transaction Notice Period that the Transaction has been terminated prior to its completion or that the Transaction will not be settled for any reason whatsoever or that the Issuer has publicly stated that it no longer intends to pursue the Transaction. The Transaction Trigger Notice shall also specify the Trigger Call Redemption Date. At any time the Issuer may waive its right to call the Notes for redemption following the occurrence of one of the events detailed above, by giving notice in accordance with Condition 14. Once given, however, the Transaction Trigger Notice shall be irrevocable and shall specify: (a) the series of Notes subject to redemption; (b) whether the Notes will be redeemed in whole or in part and, if only in part, the aggregate principal amount of the Notes which are to be redeemed; (c) the Trigger Call Redemption Date; and (d) the Transaction Trigger Redemption Amount at which such Notes are to be redeemed. “Transaction Notice Period” means the period specified hereon. “Transaction Trigger Redemption Amount” means the amount per Note specified hereon.

22 “Trigger Call Redemption Date” means the redemption date specified in the Transaction Trigger Notice which shall be not less than 30 days nor more than 60 days after the date of the Transaction Trigger Notice. (e) Redemption at the Option of Noteholders: (A) General Put Option If Investor Put is specified hereon, the Issuer shall, at the option of the holder of any such Note, upon the holder of such Note giving not less than 10 nor more than 30 days’ notice to the Issuer (or such other notice period as may be specified hereon) redeem such Note on the Optional Redemption Date(s) at its Optional Redemption Amount specified hereon (which may be the Early Redemption Amount (as described in Condition 6(b) above)), together with interest accrued to the date fixed for redemption. To exercise such option the holder must deposit (in the case of Bearer Notes) such Note (together with all unmatured Coupons and unexchanged Talons) with any Paying Agent or (in the case of Registered Notes) the Certificate representing such Note(s) with the Registrar or any Transfer Agent at its specified office, together with a duly completed option exercise notice (“Exercise Notice”) in the form obtainable from any Paying Agent, the Registrar or any Transfer Agent (as applicable) within the notice period. No Note or Certificate so deposited and option exercised may be withdrawn (except as provided in the Agency Agreement) without the prior consent of the Issuer. (B) Change of Control Put Option If Change of Control Put Event is specified hereon and a Change of Control Put Event occurs, the holder of any such Note will have the option (a “Change of Control Put Option”) (unless prior to the giving of the relevant Change of Control Put Event Notice (as defined below) the Issuer has given notice of redemption under Condition 6(c) or 6(d) above) to require the Issuer to redeem or, at the Issuer’s option, purchase (or procure the purchase of) that Note on the Change of Control Put Date (as defined below) at its Optional Redemption Amount specified hereon (which may be the Early Redemption Amount (as described in Condition 6(b) above)), together with interest accrued to the date fixed for redemption. A “Change of Control Put Event” will be deemed to occur if: (i) any person or any persons acting in concert, other than a holding company whose shareholders are or are to be substantially similar to the pre-existing shareholders of the Issuer and/or any direct or indirect holding company of the Issuer, shall acquire a controlling interest in (A) more than 50 per cent. of the issued or allotted ordinary share capital of the Issuer or (B) shares in the capital of the Issuer carrying more than 50 per cent. of the voting rights normally exercisable at a general meeting of the Issuer (each such event being, a “Change of Control”); and (ii) on the date (the “Relevant Announcement Date”) that is the earlier of (1) the date of the first public announcement of the relevant Change of Control and (2) the date of the earliest Relevant Potential Change of Control Announcement (if any): (A) the relevant Notes that have been issued and are outstanding carry an investment grade credit rating (Baa3/BBB-, or their respective equivalents, or better) (an “Investment Grade Rating”) from one or more Rating Agency (as provided by such Rating Agencies at the invitation of the Issuer) and all such ratings are, within 23 the Change of Control Period, withdrawn or downgraded to a non-investment grade credit rating (Ba1/BB+, or their respective equivalents, or worse), unless within the Change of Control Period at least one such rating is restored to an Investment Grade Rating by a Rating Agency or replaced by an Investment Grade Rating of another Rating Agency; or (B) the relevant Notes that have been issued and are outstanding carry an Investment Grade Rating from none of the Rating Agencies and the Issuer is unable to acquire and maintain an Investment Grade Rating during the Change of Control Period from at least one Rating Agency, and (iii) in making any decision to downgrade or withdraw a credit rating pursuant to paragraph (ii) above or to decline to confer an Investment Grade Rating, the relevant Rating Agency announces publicly or confirms in writing to the Issuer that such decision(s) resulted, in whole or in part, from the occurrence of the Change of Control or the Relevant Potential Change of Control Announcement. Promptly upon but in any case no later than five Business Days after the Issuer becoming aware that a Change of Control Put Event has occurred the Issuer shall give notice (a “Change of Control Put Event Notice”) to the Noteholders in accordance with Condition 14 specifying the nature of the Change of Control Put Event and the procedure for exercising the Change of Control Put Option. To exercise the Change of Control Put Option, the holder of a Bearer Note must deliver such Note to the specified office of any Paying Agent at any time during normal business hours of such Paying Agent falling within the period (the “Change of Control Put Period”) of 30 days after a Change of Control Put Event Notice is given, accompanied by a duly signed and completed notice of exercise in the form (for the time being current) obtainable from the specified office of any Paying Agent (a “Change of Control Put Notice”). The Note should be delivered together with all Coupons appertaining thereto maturing after the date which is seven days after the expiration of the Change of Control Put Period (the “Change of Control Put Date”), failing which, if Fixed Rate Note is specified hereon, the Paying Agent will require payment from or on behalf of the Noteholder of an amount equal to the face value of any missing such Coupon. Any amount so paid will be reimbursed to the Noteholder against presentation and surrender of the relevant missing Coupon (or any replacement therefor issued pursuant to Condition 12) at any time after such payment, but before the expiry of the period of five years from the date on which such Coupon would have become due, but not thereafter. For the avoidance of doubt, on the Change of Control Put Date unmatured Coupons relating to a Floating Rate Note shall become void and no payment shall be made in respect of them. The Paying Agent to which such Note and Change of Control Put Notice are delivered will issue to the Noteholder concerned a non- transferable receipt in respect of the Note so delivered. Payment in respect of any Note so delivered will be made, if the holder duly specified a bank account in the Change of Control Put Notice to which payment is to be made, on the Change of Control Put Date by transfer to that bank account and, in every other case, on or after the Change of Control Put Date against presentation and surrender or (as the case may be) endorsement of such receipt at the specified office of any Paying Agent. A Change of Control Put Notice, once given, shall be irrevocable. For the purposes of these Conditions, receipts issued pursuant to this Condition 6(e)(B) shall be treated as if they were Notes. To exercise the Change of Control Put Option, the holder of a Registered Note must deposit the Certificate evidencing such Note(s) with the Registrar or any Transfer Agent at its specified 24 office, together with a duly signed and completed Change of Control Put Notice obtainable from the Registrar or any Transfer Agent within the Change of Control Put Period. No Certificate so deposited and option so exercised may be withdrawn without the prior consent of the Issuer. Payment in respect of any Certificate so deposited will be made, if the holder duly specified a bank account in the Change of Control Put Notice to which payment is to be made, on the Change of Control Put Date by transfer to that bank account and, in every other case, by cheque drawn on a Bank (as defined in Condition 7(a)) and mailed to the holder (or to the first named of joint holders) of such Note at its address appearing in the Register. The Issuer shall redeem or purchase (or procure the purchase of) the relevant Notes on the Change of Control Put Date unless previously redeemed (or purchased) and cancelled. If the rating designations employed by any of Moody’s, Fitch or S&P are changed from those which are described in paragraph (ii) of the definition of “Change of Control Put Event” above, or if a rating is procured from a Substitute Rating Agency, the Issuer shall determine the rating designations of Moody’s, Fitch or S&P or such Substitute Rating Agency (as appropriate) as are most equivalent to the prior rating designations of Moody’s, Fitch or S&P and this Condition 6(f) shall be construed accordingly. In this Condition 6(e)(B): “Change of Control Period” means the period commencing on the Relevant Announcement Date and ending 180 days after the Change of Control (or such longer period for which the Notes are under consideration (such consideration having been announced publicly within the period ending 180 days after the Change of Control) for rating review or, as the case may be, rating by a Rating Agency, such period not to exceed 60 days after the public announcement of such consideration); “Rating Agency” means Moody’s Italia S.r.l. (“Moody’s”), Fitch Ratings Ireland Limited (“Fitch”) or S&P Global Ratings Europe Limited (“S&P”) or any of their respective affiliates or successors or any rating agency (a “Substitute Rating Agency”) substituted for any of them by the Issuer from time to time; and “Relevant Potential Change of Control Announcement” means any public announcement or statement by the Issuer, any actual or potential bidder or any adviser acting on behalf of any actual or potential bidder relating to any potential Change of Control where within 180 days following the date of such announcement or statement, a Change of Control occurs. (f) Purchases: Each of the Issuer, the Guarantors and their Subsidiaries as defined in the Agency Agreement may at any time purchase Notes (provided that all unmatured Coupons and unexchanged Talons relating thereto are attached thereto or surrendered therewith) in the open market or otherwise at any price. (g) Cancellation: All Notes purchased by or on behalf of the Issuer, any of the Guarantors or any of their Subsidiaries may be surrendered for cancellation, in the case of Bearer Notes, by surrendering each such Note together with all unmatured Coupons and all unexchanged Talons to the Fiscal Agent and, in the case of Registered Notes, by surrendering the Certificate representing such Notes to the Registrar and, in each case, if so surrendered, shall, together with all Notes redeemed by the Issuer, be cancelled forthwith (together with all unmatured Coupons and unexchanged Talons attached thereto or surrendered therewith). Any Notes so surrendered for cancellation may not be reissued or resold and the obligations of the Issuer and the Guarantors in respect of any such Notes shall be discharged. 25 7 Payments and Talons (a) Bearer Notes: Payments of principal and interest in respect of Bearer Notes shall, subject as mentioned below, be made against presentation and surrender of the relevant Notes (in the case of all other payments of principal and, in the case of interest, as specified in Condition 7(f)(vi)) or Coupons (in the case of interest, save as specified in Condition 7(f)(vi)), as the case may be, at the specified office of any Paying Agent outside the United States by a cheque payable in the relevant currency drawn on, or, at the option of the holder, by transfer to an account denominated in such currency with, a Bank. “Bank” means a bank in the principal financial centre for such currency or, in the case of euro, in a city in which banks have access to T2. (b) Registered Notes: (i) Payments of principal in respect of Registered Notes shall be made against presentation and surrender of the relevant Certificates at the specified office of any of the Transfer Agents or of the Registrar and in the manner provided in paragraph (ii) below. (ii) Interest on Registered Notes shall be paid to the person shown on the Register at the close of business on the fifteenth day before the due date for payment thereof (the “Record Date”). Payments of interest on each Registered Note shall be made in the relevant currency by cheque drawn on a Bank and mailed to the holder (or to the first-named of joint holders) of such Note at its address appearing in the Register. Upon application by the holder to the specified office of the Registrar or any Transfer Agent before the Record Date, such payment of interest may be made by transfer to an account in the relevant currency maintained by the payee with a Bank. (c) Payments in the United States: Notwithstanding the foregoing, if any Bearer Notes are denominated in U.S. dollars, payments in respect thereof may be made at the specified office of any Paying Agent in New York City in the same manner as aforesaid if (i) the Issuer shall have appointed Paying Agents with specified offices outside the United States with the reasonable expectation that such Paying Agents would be able to make payment of the amounts on the Notes in the manner provided above when due, (ii) payment in full of such amounts at all such offices is illegal or effectively precluded by exchange controls or other similar restrictions on payment or receipt of such amounts and (iii) such payment is then permitted by United States law, without involving, in the opinion of the Issuer, any adverse tax consequence to the Issuer. (d) Payments Subject to Laws: All payments are subject in all cases to any applicable fiscal or other laws, regulations and directives in the place of payment, but without prejudice to the provisions of Condition 8 and any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986 (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or any law implementing an intergovernmental approach thereto. No commission or expenses shall be charged to the Noteholders or Couponholders in respect of such payments. (e) Appointment of Agents: The Fiscal Agent, the Paying Agents, the Registrar, the Transfer Agents and the Calculation Agent initially appointed by the Issuer and their respective specified offices are listed below. The Fiscal Agent, the Paying Agents, the Registrar, Transfer Agents and the Calculation Agent(s) act solely as agents of the Issuer and do not assume any obligation or relationship of agency or trust for or with any Noteholder or Couponholder. The Issuer reserves the right at any time to vary or terminate the appointment of the Fiscal Agent, any other Paying Agent, the Registrar, any Transfer Agent or the Calculation Agent(s) and to appoint additional or other Paying Agents or Transfer Agents, provided that the Issuer shall at all times maintain (i) a Fiscal Agent, (ii) a Registrar in relation to Registered Notes,

26 (iii) a Transfer Agent in relation to Registered Notes, (iv) one or more Calculation Agent(s) where the Conditions so require, (v) Paying Agents having specified offices in at least two major European cities and (vi) such other agents as may be required by any other stock exchange on which the Notes may be listed. In addition, the Issuer shall forthwith appoint a Paying Agent in New York City in respect of any Bearer Notes denominated in U.S. dollars in the circumstances described in paragraph (c) above. Notice of any such change or any change of any specified office shall promptly be given to the Noteholders. (f) Unmatured Coupons and unexchanged Talons: (i) Upon the due date for redemption of Bearer Notes which comprise Fixed Rate Notes, those Notes should be surrendered for payment together with all unmatured Coupons (if any) relating thereto, failing which an amount equal to the face value of each missing unmatured Coupon (or, in the case of payment not being made in full, that proportion of the amount of such missing unmatured Coupon that the sum of principal so paid bears to the total principal due) shall be deducted from the Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount, as the case may be, due for payment. Any amount so deducted shall be paid in the manner mentioned above against surrender of such missing Coupon within a period of 10 years from the Relevant Date for the payment of such principal (whether or not such Coupon has become void pursuant to Condition 9). (ii) Upon the due date for redemption of any Bearer Note comprising a Floating Rate Note, unmatured Coupons relating to such Note (whether or not attached) shall become void and no payment shall be made in respect of them. (iii) Upon the due date for redemption of any Bearer Note, any unexchanged Talon relating to such Note (whether or not attached) shall become void and no Coupon shall be delivered in respect of such Talon. (iv) Where any Bearer Note that provides that the relative unmatured Coupons are to become void upon the due date for redemption of those Notes is presented for redemption without all unmatured Coupons, and where any Bearer Note is presented for redemption without any unexchanged Talon relating to it, redemption shall be made only against the provision of such indemnity as the Issuer may require. (v) If the due date for redemption of any Note is not a due date for payment of interest, interest accrued from the preceding due date for payment of interest or the Interest Commencement Date, as the case may be, shall only be payable against presentation (and surrender if appropriate) of the relevant Bearer Note or Certificate representing it, as the case may be. Interest accrued on a Note that only bears interest after its Maturity Date shall be payable on redemption of such Note against presentation of the relevant Note or Certificate representing it, as the case may be. (g) Talons: On or after the Interest Payment Date for the final Coupon forming part of a Coupon sheet issued in respect of any Bearer Note, the Talon forming part of such Coupon sheet may be surrendered at the specified office of the Fiscal Agent in exchange for a further Coupon sheet (and if necessary another Talon for a further Coupon sheet) (but excluding any Coupons that may have become void pursuant to Condition 9). (h) Non-Business Days: If any date for payment in respect of any Note or Coupon is not a business day, the holder shall not be entitled to payment until the next following business day nor to any interest or 27 other sum in respect of such postponed payment. In this paragraph, “business day” means a day (other than a Saturday or a Sunday) on which banks and foreign exchange markets are open for business in the relevant place of presentation, in such jurisdictions as shall be specified as “Financial Centres” hereon and: (i) (in the case of a payment in a currency other than euro) where payment is to be made by transfer to an account maintained with a bank in the relevant currency, on which foreign exchange transactions may be carried on in the relevant currency in the principal financial centre of the country of such currency or (ii) (in the case of a payment in euro) which is a Business Day on which T2 is open. 8 Taxation All payments of principal and interest by or on behalf of the Issuer in respect of the Notes and the Coupons shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within any Relevant Jurisdiction, unless such withholding or deduction is required by law. In that event, the Issuer shall pay such additional amounts as shall result in receipt by the Noteholders and the Couponholders of such amounts as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable with respect to any Note or Coupon: (a) Other connection: to, or to a third party on behalf of, a holder who is liable to such taxes, duties, assessments or governmental charges in respect of such Note or Coupon by reason of his having some connection with any Relevant Jurisdiction other than the mere holding of the Note or Coupon or (b) Presentation more than 30 days after the Relevant Date: presented (or in respect of which the Certificate representing it is presented) for payment more than 30 days after the Relevant Date except to the extent that the holder of it would have been entitled to such additional amounts on presenting it for payment on the thirtieth such day or (c) Dutch Withholding Tax Act 2021: where such deduction or withholding is required to be made pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021). As used in these Conditions, “Relevant Date” in respect of any Note or Coupon means the date on which payment in respect of it first becomes due or (if any amount of the money payable is improperly withheld or refused) the date on which payment in full of the amount outstanding is made or (if earlier) the date seven days after that on which notice is duly given to the Noteholders that, upon further presentation of the Note (or relative Certificate) or Coupon being made in accordance with the Conditions, such payment will be made, provided that payment is in fact made upon such presentation. References in these Conditions to (i) “principal” shall be deemed to include any premium payable in respect of the Notes, all Final Redemption Amounts, Early Redemption Amounts, Optional Redemption Amounts, Amortised Face Amounts and all other amounts in the nature of principal payable pursuant to Condition 6 or any amendment or supplement to it, (ii) “interest” shall be deemed to include all Interest Amounts and all other amounts payable pursuant to Condition 5 or any amendment or supplement to it and (iii) “principal” and/or “interest” shall be deemed to include any additional amounts that may be payable under this Condition. Notwithstanding any other provision in these Conditions, in no event will the Issuer be required to pay any additional amounts in respect of the Notes and Coupons for, or on account of, any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of Code, any regulations or agreements thereunder, or any official interpretations thereof, or any law implementing an intergovernmental approach thereto. 28 9 Prescription Claims against the Issuer for payment in respect of the Notes and Coupons (which for this purpose shall not include Talons) shall be prescribed and become void unless made within five years from the date on which such payment first became due. 10 Events of Default (a) If any of the following events (“Events of Default”) occurs, the holder of any Note may give written notice to the Fiscal Agent at its specified office that such Note is immediately repayable, whereupon the Early Redemption Amount of such Note together (if applicable) with accrued interest to the date of payment shall become immediately due and payable: (i) Non-Payment: default is made for more than 30 days in the payment on the due date of interest or principal in respect of any of the Notes or (ii) Breach of Other Obligations: the Issuer or the Parent Guarantor does not perform or comply with any one or more of its other obligations in the Notes which default is incapable of remedy or is not remedied within 45 days after notice of such default shall have been given to the Fiscal Agent at its specified office by any Noteholder or (iii) Cross-Default: (A) any Capital Markets Indebtedness of the Issuer, the Parent Guarantor or a Material Subsidiary becomes (or becomes capable of being declared) due and payable prior to its stated maturity by reason of any actual or potential default, event of default or the like (howsoever described), or (B) any such Capital Markets Indebtedness is not paid when due or, as the case may be, within any originally applicable grace period, or (C) the Issuer, the Parent Guarantor or a Material Subsidiary fails to pay when due any amount payable by it under any present or future guarantee for, or indemnity in respect of, any moneys borrowed or raised, provided that the aggregate amount of the relevant indebtedness, guarantees and indemnities in respect of which one or more of the events mentioned above in this paragraph (c) have occurred equals or exceeds EUR 100,000,000 or its equivalent or (iv) Enforcement Proceedings: an executory attachment (executoriaal beslag) or an interlocutory attachment (conservatoir beslag) is made, or another attachment, distress, execution or other legal process under any law is levied, enforced or sued out on or against any of the property, assets or revenues of the Issuer, the Parent Guarantor or a Material Subsidiary representing an amount equal to or exceeding EUR 100,000,000 and is not cancelled, withdrawn, discharged or stayed within 90 days or (v) Security Enforced: any mortgage, charge, pledge, lien or other encumbrance, present or future, created or assumed by the Issuer, the Parent Guarantor or a Material Subsidiary representing an amount equal to or exceeding EUR 100,000,000 becomes enforceable and any step is taken to enforce it (including the taking of possession or the appointment of a receiver, administrative receiver, administrator manager or other similar person) or (vi) Insolvency: suspension of payments (surseance van betaling) or bankruptcy (faillissement) proceedings or similar proceedings under any law are initiated or applied for by the Issuer, the Parent Guarantor or a Material Subsidiary or by a third party in respect of the Issuer, the Parent Guarantor or a Material Subsidiary, and, in the case of a third party application, not discharged within 60 days, or the Issuer, the Parent Guarantor or a Material Subsidiary is (or is, or could be, deemed by law or a court to be) insolvent or bankrupt or unable to pay its debts under any applicable law, stops, suspends or threatens to stop or suspend payment of all or any part of (or 29 of a particular type of) its debts, proposes or makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors in respect of any of such debts or a moratorium is agreed or declared or comes into effect in respect of or affecting all or any part of (or of a particular type of) the debts of the Issuer, the Parent Guarantor or a Material Subsidiary, or any such measures are officially decreed, under any applicable law or (vii) Winding-up: an order is made or an effective resolution passed for the winding-up, administration, dissolution or liquidation (ontbinding, vereffening) of the Issuer or any Material Subsidiary that is a Subsidiary of the Issuer, or the Issuer or any Material Subsidiary that is a Subsidiary of the Issuer shall apply or petition for a winding-up or administration order in respect of itself, in each case except for the purpose of and followed by a reconstruction, amalgamation, reorganisation, merger, demerger or consolidation (i) on terms approved by an Extraordinary Resolution (as defined in the Agency Agreement) of the Noteholders or (ii) in the case of a Material Subsidiary that is a Subsidiary of the Issuer, under a solvent winding-up pursuant to a shareholders’ resolution or an intragroup reorganisation whereby the undertaking and assets of such Material Subsidiary are transferred to or otherwise vested in the Issuer or any of its Subsidiaries or (viii) Illegality: it is or will become unlawful for the Issuer or the Parent Guarantor to perform or comply with any one or more of its obligations under any of the Notes or the relevant Guarantee, as the case may be or (ix) Guarantee: a Guarantee is not (or is claimed by any of the Guarantors not to be) in full force and effect in accordance with its terms for any reason, except pursuant to these Conditions or terms of the Guarantee governing the release of the Guarantee or the satisfaction in full of all the obligations thereunder. (b) In the events specified in subparagraphs (ii) and (iii) of Condition 10(a), any notice declaring Notes due shall, unless at the time such notice is received any of the events specified in subparagraphs (i) and (iv) through (xi) of Condition 10(a) entitled Noteholders to declare their Notes due has occurred, become effective only when the Fiscal Agent has received such default notices from the Noteholders representing at least 15 per cent. of the aggregate nominal amount of Notes then outstanding. 11 Meeting of Noteholders and Modifications (a) Meetings of Noteholders: The Agency Agreement contains provisions for convening meetings of Noteholders (including meetings held by virtual means via an electronic platform) to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution (as defined in the Agency Agreement) of a modification of any of these Conditions. Such a meeting may be convened by Noteholders holding not less than 10 per cent. in nominal amount of the Notes for the time being outstanding. The quorum for any meeting convened to consider an Extraordinary Resolution shall be two or more persons holding or representing a clear majority in nominal amount of the Notes for the time being outstanding, or at any adjourned meeting two or more persons being or representing Noteholders whatever the nominal amount of the Notes held or represented, unless the business of such meeting includes consideration of proposals, inter alia, (i) to amend the dates of maturity or redemption of the Notes or any date for payment of interest or Interest Amounts on the Notes, (ii) to reduce or cancel the nominal amount of, or any premium payable on redemption of, the Notes, (iii) to reduce the rate or rates of interest in respect of the Notes or to vary the method or basis of calculating the rate or rates or amount of interest or the basis for calculating any Interest Amount in respect of the Notes, (iv) if a Minimum and/or a Maximum Rate of Interest or Redemption Amount is shown hereon, to reduce any

30 such Minimum and/or Maximum, (v) to vary any method of, or basis for, calculating Final Redemption Amount, Early Redemption Amount, Optional Redemption Amount, Residual Call Early Redemption Amount or Transaction Trigger Redemption Amount, as the case may be, including the method of calculating the Amortised Face Amount, (vi) to vary the currency or currencies of payment or denomination of the Notes, (vii) to modify the provisions concerning the quorum required at any meeting of Noteholders or the majority required to pass the Extraordinary Resolution, or (viii) without prejudice to Condition 3(a) or 3(c), to modify or cancel any of the Guarantees, in which case the necessary quorum shall be two or more persons holding or representing not less than 75 per cent. or at any adjourned meeting not less than 25 per cent. in nominal amount of the Notes for the time being outstanding. Any Extraordinary Resolution duly passed shall be binding on Noteholders (whether or not they were present at the meeting at which such resolution was passed) and on all Couponholders. The Agency Agreement provides that a resolution in writing signed by or on behalf of the holders of not less than 75 per cent. in nominal amount of the Notes outstanding shall for all purposes be as valid and effective as an Extraordinary Resolution passed at a meeting of Noteholders duly convened and held. Such a resolution in writing may be contained in one document or several documents in the same form, each signed by or on behalf of one or more Noteholders. (b) Modification of Agency Agreement: The Issuer shall only permit any modification of, or any waiver or authorisation of any breach or proposed breach of or any failure to comply with, the Agency Agreement, if to do so could not reasonably be expected to be prejudicial to the interests of the Noteholders. (c) Issuer Substitution: (i) The Issuer may, and the Noteholders and Couponholders hereby irrevocably agree in advance that the Issuer may without any further consent of the Noteholders or Couponholders being required, when no payment of principal of any of the Notes or interest on any of the Notes is in default, be replaced and substituted by the Parent Guarantor or any directly or indirectly wholly- owned subsidiary of the Parent Guarantor (the “Substituted Debtor”) as principal debtor in respect of the Notes and the relative Coupons provided that such documents shall be executed by the Substituted Debtor and the Issuer as may be necessary to give full effect to the substitution (together the “Substitution Documents”) and: (A) (without limiting the generality of the foregoing) pursuant to the Substitution Documents (i) the Substituted Debtor shall undertake in favour of each Noteholder and Couponholder to be bound by the Terms and Conditions and the provisions of the Agency Agreement as fully as if the Substituted Debtor had been named in the Notes, the relative Coupons and the Agency Agreement as the principal debtor in respect of the Notes and the relative Coupons in place of the Issuer and (ii) the Issuer shall guarantee, which guarantee shall be unconditional and irrevocable, (the “Issuer Guarantee”) in favour of each Noteholder and holder of the relative Coupons the payment of all sums payable (including any additional amounts payable pursuant to Condition 8) in respect of the Notes and the relative Coupons; (B) where the Substituted Debtor is incorporated, domiciled or resident for taxation purposes in a territory other than the Netherlands, the Substitution Documents shall contain a covenant and/or such other provisions as may be necessary to ensure that each Noteholder and Couponholder has the benefit of a covenant in terms corresponding to the provisions of Condition 8 with the substitution of the references to the Netherlands with references to the territory in which the Substituted Debtor is incorporated, domiciled and/or resident 31 for taxation purposes. The Substitution Documents shall also contain a covenant by the Substituted Debtor and the Issuer to indemnify and hold harmless each Noteholder and Couponholder against all liabilities, costs, charges and expenses (provided that insofar as the liabilities, costs, charges and expenses are taxes or duties, the same arise by reason of a law or regulation having legal effect or being in reasonable contemplation thereof on the date such substitution becomes effective) which may be incurred by or levied against such holder as a result of any substitution pursuant to this Condition and which would not have been so incurred or levied had such substitution not been made (and, without limiting the foregoing, such liabilities, costs, charges and expenses shall include any and all taxes or duties which are imposed on any such Noteholder or Couponholder by any political sub- division or taxing authority of any country in which such Noteholder or Couponholder resides or is subject to any such tax or duty and which would not have been so imposed had such substitution not been made); (C) the Substitution Documents shall contain a warranty and representation by the Substituted Debtor and the Issuer (a) that each of the Substituted Debtor and the Issuer has obtained all necessary governmental and regulatory approvals and consents for such substitution and the performance of its obligations under the Substitution Documents, and that all such approvals and consents are in full force and effect and (b) that the obligations assumed by each of the Substituted Debtor and the Issuer under the Substitution Documents are all valid and binding in accordance with their respective terms and enforceable by each Noteholder; (D) each stock exchange which has Notes listed thereon shall have confirmed that following the proposed substitution of the Substituted Debtor for the Issuer, the Notes would continue to be listed on such stock exchange; (E) the Issuer shall have delivered to the Fiscal Agent or procured the delivery to the Fiscal Agent of a legal opinion from the internal legal adviser to the Issuer to the effect that the Substitution Documents (including the Issuer Guarantee) constitute legal, valid and binding obligations of the Issuer, such opinion to be dated not more than three days prior to the date of substitution of the Substituted Debtor for the Issuer and to be available for inspection by Noteholders and Couponholders at the specified office of the Fiscal Agent; and (F) the Issuer shall have delivered to the Fiscal Agent or procured the delivery to the Fiscal Agent of a legal opinion from a reputable firm of Dutch lawyers (and, if applicable, from a leading firm of local lawyers acting for the Substituted Debtor) to the effect that the Substitution Documents (including the Issuer Guarantee, if applicable) constitute legal, valid and binding obligations of the Substituted Debtor and, if applicable, the Issuer under Dutch law, such opinion to be dated not more than three days prior to the date of substitution of the Substituted Debtor for the Issuer and to be available for inspection by Noteholders and Couponholders at the specified office of the Fiscal Agent. (ii) In connection with any substitution effected pursuant to this Condition, neither the Issuer (or previously substituted company, as the case may be) nor the Substituted Debtor need to have any regard to, or be in any way liable for, the consequences of any such substitution for individual Noteholders or Couponholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory. No Noteholder or Couponholder shall, in connection with any such substitution, be entitled to claim from the Issuer (or previously substituted company, as the case may be) or any Substituted Debtor 32 under the Notes and the relative Coupons any indemnification or payment in respect of any tax or other consequences arising from such substitution, except already provided in Condition 8 as modified in accordance with the following paragraph. (iii) Upon the execution of the Substitution Documents as referred to in Condition 11(c)(i) above, and subject to the notice as referred to in Condition 11(c)(vi) below having been given, the Substituted Debtor shall be deemed to be named in the Notes and the relative Coupons as the principal debtor in place of the Issuer and the Notes and the relative Coupons shall thereupon be deemed to be amended to give effect to the substitution. The execution of the Substitution Documents shall operate to release the Issuer as issuer from all of its obligations as principal debtor in respect of the Notes and the relative Coupons save that any claims under the Notes and the relative Coupons arising against the Issuer prior to its release shall inure to the benefit of Noteholders and Couponholders. (iv) The Substitution Documents shall be deposited with and held by the Fiscal Agent for so long as any Notes or Coupons remain outstanding and for so long as any claim made against the Substituted Debtor by any Noteholder or Couponholder in relation to the Notes or the relative Coupons or the Substitution Documents is not finally adjudicated, settled or discharged. The Substituted Debtor and the Issuer shall acknowledge in the Substitution Documents the right of every Noteholder or Couponholder to the production of the Substitution Documents for the enforcement of any of the Notes or the relative Coupons or the Substitution Documents. (v) Not later than 15 days after the execution of the Substitution Documents, the Substituted Debtor shall give notice thereof to the Noteholders in accordance with Condition 14. (vi) Upon the notice referred to in Condition 11(c)(v) above being given and without prejudice to the efficacy of the substitution the Issuer and the Substituted Debtor will use best efforts to provide such information in respect of the Substituted Debtor as may reasonably be requested by a Noteholder or Couponholder as part of its on-boarding procedures. 12 Replacement of Notes, Certificates, Coupons and Talons If a Note, Certificate, Coupon or Talon is lost, stolen, mutilated, defaced or destroyed, it may be replaced, subject to applicable laws, regulations and stock exchange or other relevant authority regulations, at the specified office of the Fiscal Agent (in the case of Bearer Notes, Coupons or Talons) and of the Registrar (in the case of Certificates) or such other Paying Agent or Transfer Agent, as the case may be, as may from time to time be designated by the Issuer for the purpose and notice of whose designation is given to Noteholders, in each case on payment by the claimant of the fees and costs incurred in connection therewith and on such terms as to evidence, security and indemnity (which may provide, inter alia, that if the allegedly lost, stolen or destroyed Note, Certificate, Coupon or Talon is subsequently presented for payment or, as the case may be, for exchange for further Coupons, there shall be paid to the Issuer on demand the amount payable by the Issuer in respect of such Notes, Certificates, Coupons or further Coupons) and otherwise as the Issuer may require. Mutilated or defaced Notes, Certificates, Coupons or Talons must be surrendered before replacements will be issued. 13 Further Issues The Issuer may from time to time without the consent of the Noteholders or Couponholders create and issue further notes having the same terms and conditions as the Notes (so that, for the avoidance of doubt, references in these Conditions to “Issue Date” shall be to the first issue date of the Notes) and so that the same shall be 33 consolidated and form a single series with such Notes, and references in these Conditions to “Notes” shall be construed accordingly. 14 Notices Notices required to be given to the holders of Registered Notes pursuant to the Conditions shall be mailed to them at their respective addresses in the Register and deemed to have been given on the fourth weekday (being a day other than a Saturday or a Sunday) after the date of mailing. Notices required to be given to the holders of Bearer Notes pursuant to the Conditions shall be valid if published in a daily newspaper of general circulation in London (which is expected to be the Financial Times). So long as the Notes are listed on the Luxembourg Stock Exchange, notices required to be given to holders of the Notes pursuant to the Conditions shall also be published either on the website of the Luxembourg Stock Exchange (www.luxse.com) or in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger Wort). If any such publication is not practicable, notice required to be given pursuant to the Conditions shall be validly given if published in another leading daily English language newspaper with general circulation in Europe. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the date of the first publication as provided above. Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the holders of Bearer Notes in accordance with this Condition. 15 Currency Indemnity 16 Any amount received or recovered in a currency other than the currency in which payment under the relevant Note or Coupon is due (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the insolvency, winding-up or dissolution of the Issuer or otherwise) by any Noteholder or Couponholder in respect of any sum expressed to be due to it from the Issuer shall only constitute a discharge to the Issuer to the extent of the amount in the currency of payment under the relevant Note or Coupon that the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If the amount received or recovered is less than the amount expressed to be due to the recipient under any Note or Coupon, the Issuer shall indemnify it against any loss sustained by it as a result. In any event, the Issuer shall indemnify the recipient against the cost of making any such purchase. For the purposes of this Condition, it shall be sufficient for the Noteholder or Couponholder, as the case may be, to demonstrate that it would have suffered a loss had an actual purchase been made. These indemnities constitute a separate and independent obligation from the Issuer’s other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Noteholder or Couponholder and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or Coupon or any other judgment or order. 17 Governing Law and Jurisdiction (a) Governing Law: The Notes, the Coupons and the Talons and any non-contractual obligations arising out of or in connection with them are governed by, and shall be construed in accordance with, Dutch law. (b) Jurisdiction: The courts of Amsterdam, The Netherlands, are to have jurisdiction to settle any disputes that may arise out of or in connection with any Notes, Coupons or Talons and accordingly any legal action or proceedings arising out of or in connection with any Notes, Coupons or Talons (“Proceedings”) may be brought in such courts. The Issuer irrevocably submits to the jurisdiction of the

34 courts of Amsterdam, The Netherlands, and waives any objection to Proceedings in such courts on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. These submissions are made for the benefit of each of the holders of the Notes, Coupons and Talons and shall not affect the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not). These Conditions may be amended, modified or varied in relation to any Series of Notes by the terms of the relevant Final Terms in relation to such Series. Schedule 6 Amended and restated Conditions applicable to the Notes subject to the 2025 Agency Agreement 3220545540 27 1 TERMS AND CONDITIONS OF THE NOTES The following is the text of the terms and conditions that, subject to completion and amendment and as supplemented or varied in accordance with the provisions of Part A of the relevant Final Terms, shall be applicable to the Notes in definitive form (if any) issued in exchange for the Global Note(s) representing each Series. Either (i) the full text of these terms and conditions together with the relevant provisions of Part A of the Final Terms or (ii) these terms and conditions as so completed, amended, supplemented or varied (and subject to simplification by the deletion of non-applicable provisions), shall be endorsed on such Bearer Notes or on the Certificates relating to such Registered Notes. All capitalised terms that are not defined in these Conditions will have the meanings given to them in Part A of the relevant Final Terms. Those definitions will be endorsed on the definitive Notes or Certificates, as the case may be. References in the Conditions to “Notes” are to the Notes of one Series only, not to all Notes that may be issued under the Programme. The Notes are issued pursuant to an amended and restated Agency Agreement (as amended or supplemented as at the Issue Date, the “Agency Agreement”) dated 15 May 2025 as further amended and restated from time to time between JDEP Coffee B.V. (the “Issuer”), Deutsche Bank AG, London Branch as fiscal agent and the other agents named in it and Deutsche Bank Luxembourg S.A. as registrar, and with the benefit of a deed of guarantee (the “Deed of Guarantee”) dated 21 May 2026 executed by the Issuer, Maple Parent Holdings Corp. (“Maple”), Keurig Dr Pepper Inc. (“KDP”), the other Guarantors (as defined in Condition 3(a). The fiscal agent, the paying agents, the registrar, the transfer agents and the calculation agent(s) for the time being (if any) are referred to below respectively as the “Fiscal Agent”, the “Paying Agents” (which expression shall include the Fiscal Agent), the “Registrar”, the “Transfer Agents” and the “Calculation Agent(s)”. The Noteholders (as defined below), the holders of the interest coupons (the “Coupons”) relating to interest bearing Notes in bearer form and, where applicable in the case of such Notes, talons for further Coupons (the “Talons”) (the “Couponholders”) are deemed to have notice of all of the provisions of the Agency Agreement applicable to them. As used in these terms and conditions (the “Conditions”), “Tranche” means Notes which are identical in all respects and “Series” means a Tranche of Notes together with any further Tranche or Tranches of Notes which are (i) expressed to be consolidated and form a single series and (ii) are identical in all respects (including as to listing) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices. Copies of the Agency Agreement are available for inspection at the specified offices of each of the Issuer, the Paying Agents, the Registrar and the Transfer Agents. 1 Form, Denomination and Title The Notes are issued in bearer form (“Bearer Notes”) or in registered form (“Registered Notes”) in each case in the Specified Denomination(s) shown hereon. This Note is a Fixed Rate Note, a Floating Rate Note or a Zero Coupon Note, a combination of any of the foregoing or any other kind of Note, depending upon the Interest and Redemption/Payment Basis shown hereon. Bearer Notes are serially numbered and are issued with Coupons (and, where appropriate, a Talon) attached, save in the case of Zero Coupon Notes in which case references to interest (other than in relation to interest due after the Maturity Date), Coupons and Talons in these Conditions are not applicable. Registered Notes are represented by registered certificates (“Certificates”) and, save as provided in Condition 2(c), each Certificate shall represent the entire holding of Registered Notes by the same holder. 2 Title to the Bearer Notes and the Coupons and Talons shall pass by delivery. Title to the Registered Notes shall pass by registration in the register that the Issuer shall procure to be kept by the Registrar in accordance with the provisions of the Agency Agreement (the “Register”). Except as ordered by a court of competent jurisdiction or as required by law, the holder (as defined below) of any Note, Coupon or Talon shall be deemed to be and may be treated as its absolute owner for all purposes, whether or not it is overdue and regardless of any notice of ownership, trust or an interest in it, any writing on it (or on the Certificate representing it) or its theft or loss (or that of the related Certificate) and no person shall be liable for so treating the holder. In these Conditions, “Noteholder” means the bearer of any Bearer Note or the person in whose name a Registered Note is registered (as the case may be), “holder” (in relation to a Note, Coupon or Talon) means the bearer of any Bearer Note, Coupon or Talon or the person in whose name a Registered Note is registered (as the case may be) and capitalised terms have the meanings given to them hereon, the absence of any such meaning indicating that such term is not applicable to the Notes. 2 No Exchange of Notes and Transfers of Registered Notes (a) No Exchange of Notes: Registered Notes may not be exchanged for Bearer Notes. Bearer Notes of one Specified Denomination may not be exchanged for Bearer Notes of another Specified Denomination. Bearer Notes may not be exchanged for Registered Notes. (b) Transfer of Registered Notes: One or more Registered Notes may be transferred upon the surrender (at the specified office of the Registrar or any Transfer Agent) of the Certificate representing such Registered Notes to be transferred, together with the form of transfer endorsed on such Certificate, (or another form of transfer substantially in the same form and containing the same representations and certifications (if any), unless otherwise agreed by the Issuer), duly completed and executed and any other evidence as the Registrar or Transfer Agent may reasonably require. In the case of a transfer of part only of a holding of Registered Notes represented by one Certificate, a new Certificate shall be issued to the transferee in respect of the part transferred and a further new Certificate in respect of the balance of the holding not transferred shall be issued to the transferor. All transfers of Notes and entries on the Register will be made subject to the detailed regulations concerning transfers of Notes scheduled to the Agency Agreement. The regulations may be changed by the Issuer, with the prior written approval of the Registrar and the Noteholders. A copy of the current regulations will be made available by the Registrar to any Noteholder upon request. (c) Exercise of Options or Partial Redemption in Respect of Registered Notes: In the case of an exercise of an Issuer’s or Noteholders’ option in respect of, or a partial redemption of, a holding of Registered Notes represented by a single Certificate, a new Certificate shall be issued to the holder to reflect the exercise of such option or in respect of the balance of the holding not redeemed. In the case of a partial exercise of an option resulting in Registered Notes of the same holding having different terms, separate Certificates shall be issued in respect of those Notes of that holding that have the same terms. New Certificates shall only be issued against surrender of the existing Certificates to the Registrar or any Transfer Agent. In the case of a transfer of Registered Notes to a person who is already a holder of Registered Notes, a new Certificate representing the enlarged holding shall only be issued against surrender of the Certificate representing the existing holding. (d) Delivery of New Certificates: Each new Certificate to be issued pursuant to Conditions 2 (b) or (c) shall be available for delivery within three business days of receipt of the form of transfer or Exercise Notice (as defined in Condition 6(e)) and surrender of the Certificate for exchange. Delivery of the new Certificate(s) shall be made at the specified office of the Transfer Agent or of the Registrar (as the case may be) to whom delivery or surrender of such form of transfer, Exercise Notice or Certificate shall

3 have been made or, at the option of the holder making such delivery or surrender as aforesaid and as specified in the relevant form of transfer, Exercise Notice or otherwise in writing, be mailed by uninsured post at the risk of the holder entitled to the new Certificate to such address as may be so specified, unless such holder requests otherwise and pays in advance to the relevant Agent (as defined in the Agency Agreement) the costs of such other method of delivery and/or such insurance as it may specify. In this Condition 2(d), “business day” means a day, other than a Saturday or Sunday, on which banks are open for business in the place of the specified office of the relevant Transfer Agent or the Registrar (as the case may be). (e) Transfer Free of Charge: Transfers of Notes and Certificates on registration, transfer, partial redemption or exercise of an option shall be effected without charge by or on behalf of the Issuer, the Registrar or the Transfer Agents, but upon payment of any tax or other governmental charges that may be imposed in relation to it (or the giving of such indemnity as the Registrar or the relevant Transfer Agent may require). (f) Closed Periods: No Noteholder may require the transfer of a Registered Note to be registered (i) during the period of 15 days ending on the due date for redemption of that Note, (ii) during the period of 15 days before any date on which Notes may be called for redemption by the Issuer at its option pursuant to Condition 6(d), (iii) after any such Note has been called for redemption or (iv) during the period of seven days ending on (and including) any Record Date. 3 Guarantees and Status (a) Guarantees: (i) Until the Separation, KDP and all of KDP’s existing and future subsidiaries (other than the Issuer) that guarantee any of KDP’s other indebtedness (such guarantors that are subsidiaries of KDP but not subsidiaries of Maple (the “KDP Guarantors”), and (ii) subsequent to the Separation, Maple and all of Maple’s existing and future subsidiaries (other than the Issuer) that guarantee any of Maple’s other indebtedness (the “Maple Guarantors” and together with KDP and the KDP Guarantors, the “Guarantors”, which term shall include any Guarantor added to the Deed of Guarantee and shall exclude any Guarantor released in accordance with Condition 3(c)), in each case will unconditionally and irrevocably guarantee (subject to the provisions of Condition 3(c) below) the due payment of all sums expressed to be payable by the Issuer under the Notes and the Coupons. Its obligations in that respect (each a “Guarantee” and together the “Guarantees”) are contained in the Deed of Guarantee. (b) Status of Notes and Guarantees: The Notes and the Coupons relating to them constitute (subject to Condition 4) unsecured obligations of the Issuer and shall at all times rank pari passu and without any preference among themselves. The payment obligations of the Issuer under the Notes and the Coupons relating to them and of the Guarantors under the Guarantees shall, save for such exceptions as may be provided by applicable legislation and subject to Condition 4, at all times rank at least equally with all other unsecured and unsubordinated indebtedness and monetary obligations of the Issuer and each of the Guarantors respectively, present and future. (c) Release of a Guarantor: Pursuant to its terms, each Guarantee (but not any payment obligation under a Guarantee which has already become due and payable) will be automatically and unconditionally released (and thereupon shall terminate and be discharged and be of no further force and effect) upon the occurrence of any other termination or release event as set out in the Deed of Guarantee, including, without limitation, upon the Separation in the case of the Guarantees by KDP and the KDP Guarantors. “Coffee Business” means, collectively, (A) (i) the “U.S. Coffee” operating segment of KDP excluding the sales related to the distribution of ready-to-drink La Colombe coffee beverages and (ii) that portion of the “International” operating segment of KDP consisting of sales in Canada from the manufacture 4 and distribution of finished goods relating to single serve brewers, K-Cup pods, AltaRounds pressed coffee and other coffee products and (B) the business of JDE Peet’s and its subsidiaries. “Separation” means the proposed separation of all or substantially all of the Coffee Business through (x) a contribution, directly or indirectly, of the applicable assets and liabilities of such business and/or through a contribution, directly or indirectly, of the applicable legal entities comprising such business to Maple (or a subsidiary of Maple), in each case to the extent such assets, liabilities or entities are not already held by Maple or a subsidiary of Maple, and (y) the distribution of outstanding equity securities of Maple (or a direct or indirect parent of Maple) to the holders of common stock of KDP as of a record date to be determined by KDP, in each case of the foregoing, in a transaction qualifying under Section 355 or Section 361 of the United States Internal Revenue Code of 1986 (the “Code”), as amended, together with any transactions related thereto or contemplated thereby. (d) Notice of change of Guarantors: Notice of any grant of a new guarantee or release of a Guarantor pursuant to Condition 3(a) or Condition 3(c), respectively, will be given to Noteholders in accordance with Condition 14, no later than 14 days after such grant or release. 4 Negative Pledge So long as any Note or Coupon remains outstanding (as defined in the Agency Agreement) neither the Issuer nor any of the Guarantors that is a Subsidiary of the Issuer (such Guarantors, the “Subsidiary Guarantors”) will, and will ensure that none of its Material Subsidiaries will create, or have outstanding any mortgage, charge, lien, pledge or other security interest, upon the whole or any part of its present or future undertaking, assets or revenues (including any uncalled capital) to secure any Capital Markets Indebtedness or to secure any guarantee or indemnity in respect of any Capital Markets Indebtedness without at the same time or prior thereto according to the Notes and the Coupons the same security as is created or subsisting to secure any such Capital Markets Indebtedness, guarantee or indemnity or such other security as shall be approved by an Extraordinary Resolution (as defined in the Agency Agreement) of the Noteholders. In these Conditions: (i) “Capital Markets Indebtedness” means any indebtedness, present or future, of the Issuer, any of the Guarantors or any third party in the form of notes or bond or similar instruments with an original maturity of more than one year, which can be traded on any stock exchange or other securities market; (ii) “Material Subsidiary” means any Subsidiary of the Parent Guarantor, the adjusted consolidated earnings before interest and taxes (“Adjusted EBIT”) of which represents 10 per cent. or more of the Parent Guarantor’s consolidated Adjusted EBIT as reflected in its most recent annual report, provided that, in the case of a Subsidiary acquired or incorporated by the Parent Guarantor during or after the financial year shown in the Parent Guarantor’s most recent annual audited financial statements, such calculation shall be made on the basis of the contribution of such Subsidiary considered on a pro forma basis as if it had been acquired at the beginning of the relevant period, with the pro forma calculation (including any adjustments) being made by the Parent Guarantor acting in good faith. (iii) “Parent Guarantor” means (i) prior to the Separation, KDP and (ii) immediately following the Separation, Maple or any direct or indirect parent company of Maple that is a Guarantor. (iv) “Person” means any individual, company, corporation, firm, partnership, joint venture, association, organisation, state or agency of a state or other entity, whether or not having separate legal personality. (v) “Subsidiary” means, in relation to any Person (the “first Person”) at any particular time, any other Person (the “second Person”): 5 (A) whose affairs and policies the first Person controls or has the power to control, whether by ownership of share capital, contract, the power to appoint or remove members of the governing body of the second Person or otherwise; or (B) whose financial statements are, in accordance with applicable law and generally accepted accounting principles, consolidated with those of the first Person. 5 Interest and other Calculations (a) Interest on Fixed Rate Notes: Each Fixed Rate Note bears interest on its outstanding nominal amount from and including the Interest Commencement Date at the rate per annum (expressed as a percentage) equal to the Rate of Interest, such interest being payable in arrear on each Interest Payment Date. The amount of interest payable shall be determined in accordance with Condition 5(h). (b) Interest on Floating Rate Notes: (i) Interest Payment Dates: Each Floating Rate Note bears interest on its outstanding nominal amount from and including the Interest Commencement Date at the rate per annum (expressed as a percentage) equal to the Rate of Interest, such interest being payable in arrear on each Interest Payment Date. The amount of interest payable shall be determined in accordance with Condition 5(h). Such Interest Payment Date(s) is/are either shown hereon as Specified Interest Payment Dates or, if no Specified Interest Payment Date(s) is/are shown hereon, Interest Payment Date shall mean each date which falls the number of months or other period shown hereon as the Interest Period after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date. (ii) Business Day Convention: If any date referred to in these Conditions that is specified to be subject to adjustment in accordance with a Business Day Convention would otherwise fall on a day that is not a Business Day, then, if the Business Day Convention specified is (A) the Floating Rate Business Day Convention, such date shall be postponed to the next day that is a Business Day unless it would thereby fall into the next calendar month, in which event (x) such date shall be brought forward to the immediately preceding Business Day and (y) each subsequent such date shall be the last Business Day of the month in which such date would have fallen had it not been subject to adjustment, (B) the Following Business Day Convention, such date shall be postponed to the next day that is a Business Day, (C) the Modified Following Business Day Convention, such date shall be postponed to the next day that is a Business Day unless it would thereby fall into the next calendar month, in which event such date shall be brought forward to the immediately preceding Business Day or (D) the Preceding Business Day Convention, such date shall be brought forward to the immediately preceding Business Day. (iii) Rate of Interest for Floating Rate Notes: The Rate of Interest in respect of Floating Rate Notes for each Interest Accrual Period shall be determined in the manner specified hereon and the provisions below relating to Screen Rate Determination shall apply. (A) Screen Rate Determination for Floating Rate Notes (a) Where Screen Rate Determination is specified hereon as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Accrual Period will, subject as provided below, be either: (1) the offered quotation; or (2) the arithmetic mean of the offered quotations, 6 (expressed as a percentage rate per annum) for the Reference Rate which appears or appear, as the case may be, on the Relevant Screen Page as at either 11.00 a.m. (Brussels time in the case of EURIBOR) on the Interest Determination Date in question as determined by the Calculation Agent. If five or more of such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Calculation Agent for the purpose of determining the arithmetic mean of such offered quotations. If the Reference Rate from time to time in respect of Floating Rate Notes is specified hereon as being other than EURIBOR, the Rate of Interest in respect of such Notes will be determined as provided hereon. (b) if the Relevant Screen Page is not available or, if sub-paragraph (x)(1) applies and no such offered quotation appears on the Relevant Screen Page, or, if sub- paragraph (x)(2) applies and fewer than three such offered quotations appear on the Relevant Screen Page, in each case as at the time specified above, subject as provided below, the Issuer shall request, if the Reference Rate is EURIBOR, the principal Euro-zone office of each of the Reference Banks, to provide the Calculation Agent with its offered quotation (expressed as a percentage rate per annum) for the Reference Rate, if the Reference Rate is EURIBOR, at approximately 11.00 a.m. (Brussels time) on the Interest Determination Date in question. If two or more of the Reference Banks provide the Calculation Agent with such offered quotations, the Rate of Interest for such Interest Accrual Period shall be the arithmetic mean of such offered quotations as determined by the Calculation Agent; and (c) if paragraph (y) above applies and the Calculation Agent determines that fewer than two Reference Banks are providing offered quotations, subject as provided below, the Rate of Interest shall be the arithmetic mean of the rates per annum (expressed as a percentage) as communicated to (at the request of the Issuer) the Calculation Agent by the Reference Banks or any two or more of them, at which such banks were offered, if the Reference Rate is EURIBOR, at approximately 11.00 a.m. (Brussels time) on the relevant Interest Determination Date, deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate by leading banks in, if the Reference Rate is EURIBOR, the Euro-zone inter-bank market or, if fewer than two of the Reference Banks provide the Calculation Agent with such offered rates, the offered rate for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, or the arithmetic mean of the offered rates for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, at which, if the Reference Rate is EURIBOR, at approximately 11.00 a.m. (Brussels time), on the relevant Interest Determination Date, any one or more banks (which bank or banks is or are in the opinion of the Issuer suitable for such purpose) informs the Calculation Agent it is quoting to leading banks in, if the Reference Rate is EURIBOR, the Euro-zone inter-bank market, as the case may be, provided that, if the Rate of Interest cannot be determined in accordance with the foregoing provisions of this paragraph, the Rate of Interest shall be determined as at the last preceding Interest Determination Date (though substituting, where a

7 different Margin or Maximum or Minimum Rate of Interest is to be applied to the relevant Interest Accrual Period from that which applied to the last preceding Interest Accrual Period, the Margin or Maximum or Minimum Rate of Interest relating to the relevant Interest Accrual Period, in place of the Margin or Maximum or Minimum Rate of Interest relating to that last preceding Interest Accrual Period). (B) Linear Interpolation Where Linear Interpolation is specified hereon as applicable in respect of an Interest Accrual Period, the Rate of Interest for such Interest Accrual Period shall be calculated by the Calculation Agent by straight line linear interpolation by reference to two rates based on the relevant Reference Rate (where Screen Rate Determination is specified hereon as applicable), one of which shall be determined as if the Applicable Maturity were the period of time for which rates are available next shorter than the length of the relevant Interest Accrual Period and the other of which shall be determined as if the Applicable Maturity were the period of time for which rates are available next longer than the length of the relevant Interest Accrual Period provided however that if there is no rate available for the period of time next shorter or, as the case may be, next longer, then the Calculation Agent shall determine such rate at such time and by reference to such sources as it determines appropriate. “Applicable Maturity” means: the period of time designated in the Reference Rate. (iv) Benchmark discontinuation (A) Independent Adviser If a Benchmark Event occurs in relation to an Original Reference Rate when any Rate of Interest (or any component part thereof) remains to be determined by reference to such Original Reference Rate the Issuer shall use its reasonable endeavours to appoint an Independent Adviser, as soon as reasonably practicable, to determine a Successor Rate, failing which an Alternative Rate (in accordance with Condition 5(b)(iv)(B)) and, in either case, an Adjustment Spread and any Benchmark Amendments (in accordance with Condition5(b)(iv)(D)). In making such determination, the Independent Adviser appointed pursuant to this Condition 5(b)(iv) shall act in good faith and in a commercially reasonable manner as an expert. In the absence of bad faith or fraud, the Independent Adviser shall have no liability whatsoever to the Issuer, the Fiscal Agent, the Paying Agents, the Noteholders or the Couponholders for any determination made by it, pursuant to this Condition 5(b)(iv). If (i) the Issuer is unable to appoint an Independent Adviser; or (ii) the Independent Adviser appointed by it fails to determine a Successor Rate or, failing which, an Alternative Rate in accordance with this Condition 5(b)(iv)(A) prior to the date which is 10 business days prior to the relevant Interest Determination Date, the Rate of Interest applicable to the next succeeding Interest Accrual Period shall be equal to the Rate of Interest last determined in relation to the Notes in respect of the immediately preceding Interest Accrual Period. If there has not been a first Interest Payment Date, the Rate of Interest shall be the initial Rate of Interest / determined using the Original Reference Rate last displayed on the relevant Screen Page prior to the relevant Interest Determination Date. Where a different Margin or Maximum or Minimum Rate of Interest is to be applied to the relevant Interest Accrual Period from that which applied to the last preceding Interest Accrual Period, the Margin or Maximum or Minimum Rate of Interest relating to 8 the relevant Interest Accrual Period shall be substituted in place of the Margin or Maximum or Minimum Rate of Interest relating to that last preceding Interest Accrual Period. For the avoidance of doubt, this paragraph shall apply to the relevant next succeeding Interest Accrual Period only and any subsequent Interest Accrual Periods are subject to the subsequent operation of, and to adjustment as provided in, the first paragraph of this Condition 5(b)(iv)(A). (B) Successor Rate or Alternative Rate If the Independent Adviser, determines that: (i) there is a Successor Rate, then such Successor Rate and the applicable Adjustment Spread shall subsequently be used in place of the Original Reference Rate to determine the Rate of Interest (or the relevant component part thereof) for all future payments of interest on the Notes (subject to the operation of this Condition 5(b)(iv)); or (ii) there is no Successor Rate but that there is an Alternative Rate, then such Alternative Rate and the applicable Adjustment Spread shall subsequently be used in place of the Original Reference Rate to determine the Rate of Interest (or the relevant component part thereof) for all future payments of interest on the Notes (subject to the operation of this Condition 5(b)(iv)). (C) Adjustment Spread The Adjustment Spread (or the formula or methodology for determining the Adjustment Spread) shall be applied to the Successor Rate or the Alternative Rate (as the case may be). If the Independent Adviser is unable to determine the quantum of, or a formula or methodology for determining, such Adjustment Spread, then the Successor Rate or Alternative Rate (as applicable) will apply without an Adjustment Spread. (D) Benchmark Amendments If any Successor Rate or Alternative Rate and, in either case, the applicable Adjustment Spread is determined in accordance with this Condition 5(b)(iv) and the Independent Adviser, determines (i) that amendments to these Conditions and/or the Agency Agreement are necessary to ensure the proper operation of such Successor Rate or Alternative Rate and/or (in either case) the applicable Adjustment Spread (such amendments, the “Benchmark Amendments”) and (ii) the terms of the Benchmark Amendments, then the Issuer shall, subject to giving notice thereof in accordance with Condition 5(b)(iv)(E), without any requirement for the consent or approval of Noteholders, vary these Conditions and/or the Agency Agreement to give effect to such Benchmark Amendments with effect from the date specified in such notice. Notwithstanding any other provision of this Condition 5(b)(iv), the Calculation Agent or any Paying Agent is not obliged to concur with the Issuer or the Independent Adviser in respect of any changes or amendments as contemplated under this Condition 5(b)(iv) to which, in the sole opinion of the Calculation Agent or the relevant Paying Agent, as the case may be, would impose more onerous obligations upon it or expose it to any additional duties, responsibilities or liabilities or reduce or amend the protective provisions afforded to the Calculation Agent or the relevant Paying Agent (as applicable) in the Agency Agreement and/or these Conditions. 9 In connection with any such variation in accordance with this Condition 5(b)(iv)(D), the Issuer shall comply with the rules of any stock exchange on which the Notes are for the time being listed or admitted to trading. (E) Notices, etc. Any Successor Rate, Alternative Rate, Adjustment Spread and the specific terms of any Benchmark Amendments determined under this Condition 5(b)(iv) will be notified at least 10 business days prior to the relevant Interest Determination Date by the Issuer to the Fiscal Agent, the Calculation Agent, the Paying Agents and, in accordance with Condition 14, the Noteholders. Such notice shall be irrevocable and shall specify the effective date of the Benchmark Amendments, if any. No later than notifying the Noteholders of the same, the Issuer shall deliver to the Fiscal Agent, the Calculation Agent and the Paying Agents a certificate signed by an executive director of the Issuer: (a) confirming (i) that a Benchmark Event has occurred, (ii) the Successor Rate or, as the case may be, the Alternative Rate, (iii) the applicable Adjustment Spread and (iv) the specific terms of the Benchmark Amendments (if any), in each case as determined in accordance with the provisions of this Condition 5(b)(iv); and (b) certifying that the Benchmark Amendments (if any) are necessary to ensure the proper operation of such Successor Rate or Alternative Rate and (in either case) the applicable Adjustment Spread. The Fiscal Agent shall display such certificate at its offices, for inspection by the Noteholders at all reasonable times during normal business hours. Each of the Fiscal Agent, the Calculation Agent and the Paying Agents shall be entitled to rely on such certificate (without liability to any person) as sufficient evidence thereof. The Successor Rate or Alternative Rate and the Adjustment Spread and the Benchmark Amendments (if any) specified in such certificate will (in the absence of manifest error or bad faith in the determination of the Successor Rate or Alternative Rate and the Adjustment Spread and the Benchmark Amendments (if any) and without prejudice to the Fiscal Agent’s or the Calculation Agent’s or the Paying Agents’ ability to rely on such certificate as aforesaid) be binding on the Issuer, the Fiscal Agent, the Calculation Agent, the Paying Agents and the Noteholders. Notwithstanding any other provision of this Condition 5(b)(iv), if following the determination of any Successor Rate, Alternative Rate, Adjustment Spread or Benchmark Amendments (if any), in the Calculation Agent’s opinion there is any uncertainty between two or more alternative courses of action in making any determination or calculation under this Condition 5(b)(iv), the Calculation Agent shall promptly notify the Issuer thereof and the Issuer shall direct the Calculation Agent in writing as to which alternative course of action to adopt. If the Calculation Agent is not promptly provided with the necessary direction or clarification, or is otherwise unable (other than due to its own gross negligence, willful default or fraud) to make such determination or calculation under this Condition 5(iv)(E) for any reason, it shall notify the Issuer of such fact and shall be under no obligation to make such determination or clarification and (in the absence of such gross negligence, willful default or fraud) shall not incur any liability for not doing so. 10 (F) Survival of Original Reference Rate Without prejudice to the obligations of the Issuer under Condition 5(b)(iv)(A), (B), (C) and (D), the Original Reference Rate and the fallback provisions provided for in Condition 5(b)(B) will continue to apply unless and until a Benchmark Event has occurred. (G) Definitions: As used in this Condition 5(b)(iv): “Adjustment Spread” means either (a) a spread (which may be positive, negative or zero) or (b) a formula or methodology for calculating a spread, in each case to be applied to the Successor Rate or the Alternative Rate (as the case may be) and is the spread, formula or methodology which: (i) in the case of a Successor Rate, is formally recommended in relation to the replacement of the Original Reference Rate with the Successor Rate by any Relevant Nominating Body; or (if no such recommendation has been made, or in the case of an Alternative Rate); (ii) the Independent Adviser determines, is customarily applied to the relevant Successor Rate or the Alternative Rate (as the case may be) in international debt capital markets transactions to produce an industry-accepted replacement rate for the Original Reference Rate; or (if the Independent Adviser determines that no such spread is customarily applied) (iii) the Independent Adviser determines is recognised or acknowledged as being the industry standard for over-the-counter derivative transactions which reference the Original Reference Rate, where such rate has been replaced by the Successor Rate or the Alternative Rate (as the case may be). “Alternative Rate” means an alternative benchmark or screen rate which the Independent Adviser determines in accordance with Condition 5(b)(iv)(B) is customarily applied in international debt capital markets transactions for the purposes of determining rates of interest (or the relevant component part thereof) in the same Specified Currency as the Notes. “Benchmark Amendments” has the meaning given to it in Condition 5(b)(iv)(D). “Benchmark Event” means: (1) the Original Reference Rate ceasing to be published for a period of at least 5 Business Days or ceasing to exist; or (2) a public statement by the administrator of the Original Reference Rate that it has ceased or that it will cease publishing the Original Reference Rate permanently or indefinitely (in circumstances where no successor administrator has been appointed that will continue publication of the Original Reference Rate); or (3) a public statement by the supervisor of the administrator of the Original Reference Rate, that the Original Reference Rate has been or will be permanently or indefinitely discontinued; or

11 (4) a public statement by the supervisor of the administrator of the Original Reference Rate as a consequence of which the Original Reference Rate will be prohibited from being used either generally, or in respect of the Notes; or (5) the making of a public statement by the supervisor of the administrator of the Original Reference Rate that the Original Reference Rate is or will be (or is or will be deemed by such supervisor to be) no longer representative of its relevant underlying market; or (6) it has become unlawful for any Paying Agent, the Calculation Agent, the Issuer or other party to calculate any payments due to be made to any Noteholder using the Original Reference Rate; provided that the Benchmark Event shall be deemed to occur (a) in the case of sub- paragraphs (2) and (3) above, on the date of the cessation of publication of the Original Reference Rate or the discontinuation of the Original Reference Rate, as the case may be, (b) in the case of sub-paragraph (4) above, on the date of the prohibition of use of the Original Reference Rate and (c) in the case of sub-paragraph (5) above, on the date with effect from which the Original Reference Rate will no longer be (or will be deemed by the relevant supervisor to no longer be) representative of its relevant underlying market and which is specified in the relevant public statement, and, in each case, not the date of the relevant public statement. The occurrence of a Benchmark Event shall be determined by the Issuer and promptly notified to the Fiscal Agent, the Calculation Agent and the Paying Agents. For the avoidance of doubt, neither the Fiscal Agent, the Calculation Agent nor the Paying Agents shall have any responsibility for making such determination. “business day” means a day, other than a Saturday or Sunday, on which banks are open for business in the place of the specified office of the Calculation Agent. “Independent Adviser” means an independent financial institution of international repute or an independent financial adviser with appropriate expertise appointed by the Issuer under Condition 5(b)(iv)(A). “Original Reference Rate” means the originally-specified benchmark or screen rate (as applicable) used to determine the Rate of Interest (or any component part thereof) on the Notes. “Relevant Nominating Body” means, in respect of a benchmark or screen rate (as applicable): (i) the central bank for the currency to which the benchmark or screen rate (as applicable) relates, or any central bank or other supervisory authority which is responsible for supervising the administrator of the benchmark or screen rate (as applicable); or (ii) any working group or committee sponsored by, chaired or co-chaired by or constituted at the request of (a) the central bank for the currency to which the benchmark or screen rate (as applicable) relates, (b) any central bank or other supervisory authority which is responsible for supervising the administrator of the benchmark or screen rate (as applicable), (c) a group of the aforementioned central 12 banks or other supervisory authorities or (d) the Financial Stability Board or any part thereof. “Successor Rate” means a successor to or replacement of the Original Reference Rate which is formally recommended by any Relevant Nominating Body. (c) Zero Coupon Notes: Where a Note the Interest Basis of which is specified to be Zero Coupon is repayable prior to the Maturity Date and is not paid when due, the amount due and payable prior to the Maturity Date shall be the Early Redemption Amount of such Note. As from the Maturity Date, the Rate of Interest for any overdue principal of such a Note shall be a rate per annum (expressed as a percentage) equal to the Amortisation Yield (as described in Condition 6(b)(i)). (d) Accrual of Interest: Interest shall cease to accrue on each Note on the due date for redemption unless, upon due presentation, payment is improperly withheld or refused, in which event interest shall continue to accrue (both before and after judgment) at the Rate of Interest in the manner provided in this Condition 5 to the Relevant Date (as defined in Condition 8). (e) Margin, Maximum/Minimum Rates of Interest and Redemption Amounts and Rounding: (i) If any Margin is specified hereon (either (x) generally, or (y) in relation to one or more Interest Accrual Periods), an adjustment shall be made to all Rates of Interest, in the case of (x), or the Rates of Interest for the specified Interest Accrual Periods, in the case of (y), calculated in accordance with (b) above by adding (if a positive number) or subtracting the absolute value (if a negative number) of such Margin subject always to the next paragraph. (ii) If any Maximum or Minimum Rate of Interest or Redemption Amount is specified hereon, then any Rate of Interest or Redemption Amount shall be subject to such maximum or minimum, as the case may be. (iii) For the purposes of any calculations required pursuant to these Conditions (unless otherwise specified), (x) all percentages resulting from such calculations shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with 0.000005 of a percentage point being rounded up), (y) all figures shall be rounded to seven significant figures (provided that if the eighth significant figure is a 5 or greater, the seventh significant shall be rounded up) and (z) all currency amounts that fall due and payable shall be rounded to the nearest unit of such currency (with half a unit being rounded up), save in the case of yen, which shall be rounded down to the nearest yen. For these purposes “unit” means the lowest amount of such currency that is available as legal tender in the country (or countries) of such currency. (f) Interest Rates Positive: Unless specified otherwise hereon, the rate of interest payable in respect of the Notes shall never be less than zero. If the method for determining the rate of interest applicable to the Notes would result in a negative figure, the applicable rate of interest will be deemed to be zero. (g) Calculations: The amount of interest payable per Calculation Amount in respect of any Note for any Interest Accrual Period shall be equal to the product of the Rate of Interest, the Calculation Amount specified hereon, and the Day Count Fraction for such Interest Accrual Period, unless an Interest Amount (or a formula for its calculation) is applicable to such Interest Accrual Period, in which case the amount of interest payable per Calculation Amount in respect of such Note for such Interest Accrual Period shall equal such Interest Amount (or be calculated in accordance with such formula). Where any Interest Period comprises two or more Interest Accrual Periods, the amount of interest payable per Calculation Amount in respect of such Interest Period shall be the sum of the Interest Amounts payable in respect of each of those Interest Accrual Periods. In respect of any other period for which interest is required to be 13 calculated, the provisions above shall apply save that the Day Count Fraction shall be for the period for which interest is required to be calculated. (h) Determination and Publication of Rates of Interest, Interest Amounts, Final Redemption Amounts, Early Redemption Amounts and Optional Redemption Amounts: The Calculation Agent shall, as soon as practicable on such date as the Calculation Agent may be required to calculate any rate or amount, obtain any quotation or make any determination or calculation, determine such rate and calculate the Interest Amounts for the relevant Interest Accrual Period, calculate the Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount, obtain such quotation or make such determination or calculation, as the case may be, and cause the Rate of Interest and the Interest Amounts for each Interest Accrual Period and the relevant Interest Payment Date and, if required to be calculated, the Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount to be notified to the Fiscal Agent, the Issuer, each of the Paying Agents, the Noteholders, any other Calculation Agent appointed in respect of the Notes that is to make a further calculation upon receipt of such information and, if the Notes are listed on a stock exchange and the rules of such exchange or other relevant authority so require, such exchange or other relevant authority as soon as possible after their determination but in no event later than (i) the commencement of the relevant Interest Period, if determined prior to such time, in the case of notification to such exchange of a Rate of Interest and Interest Amount, or (ii) in all other cases, the fourth Business Day after such determination. Where any Interest Payment Date or Interest Period Date is subject to adjustment pursuant to Condition 5(b)(ii), the Interest Amounts and the Interest Payment Date so published may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice in the event of an extension or shortening of the Interest Period. If the Notes become due and payable under Condition 10, the accrued interest and the Rate of Interest payable in respect of the Notes shall nevertheless continue to be calculated as previously in accordance with this Condition but no publication of the Rate of Interest or the Interest Amount so calculated need be made. The determination of any rate or amount, the obtaining of each quotation and the making of each determination or calculation by the Calculation Agent(s) shall (in the absence of manifest error) be final and binding upon all parties. (i) Definitions: In these Conditions, unless the context otherwise requires, the following defined terms shall have the meanings set out below: “Business Day” means: (i) in the case of a currency other than euro, a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments in the principal financial centre for such currency; and/or (ii) in the case of euro, a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System or any successor or replacement for that system (“T2”) is open; and/or (iii) in the case of a currency and/or one or more Business Centres, a day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets settle payments in such currency in the Business Centre(s) or, if no currency is indicated, generally in each of the Business Centres; “Day Count Fraction” means, in respect of the calculation of an amount of interest on any Note for any period of time (from and including the first day of such period to but excluding the last) (whether or not constituting an Interest Period or an Interest Accrual Period, the “Calculation Period”): (i) if “Actual/Actual” or “Actual/Actual - ISDA” is specified hereon, the actual number of days in the Calculation Period divided by 365 (or, if any portion of that Calculation Period falls in a leap 14 year, the sum of (A) the actual number of days in that portion of the Calculation Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Calculation Period falling in a non-leap year divided by 365); (ii) if “Actual/365 (Fixed)” is specified hereon, the actual number of days in the Calculation Period divided by 365; (iii) if “Actual/365 (Sterling)” is specified hereon, the actual number of days in the Calculation Period divided by 365 or, in the case of an Interest Payment Date falling in a leap year, 366; (iv) if “Actual/360” is specified hereon, the actual number of days in the Calculation Period divided by 360; (v) if “30/360”, “360/360” or “Bond Basis” is specified hereon, the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows: Day Count Fraction= 360× (Y2- Y1) + 30× (M2- M1) + (D2- D1) 360 where: “Y1” is the year, expressed as a number, in which the first day of the Calculation Period falls; “Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls; “M1” is the calendar month, expressed as a number, in which the first day of the Calculation Period falls; “M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls; “D1” is the first calendar day, expressed as a number, of the Calculation Period, unless such number would be 31, in which case D1 will be 30; and “D2” is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30; (vi) if “30E/360” or “Eurobond Basis” is specified hereon, the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows: Day Count Fraction= 360× (Y2- Y1) + 30× (M2- M1) + (D2- D1) 360 where: “Y1” is the year, expressed as a number, in which the first day of the Calculation Period falls; “Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls; “M1” is the calendar month, expressed as a number, in which the first day of the Calculation Period falls; “M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

15 “D1” is the first calendar day, expressed as a number, of the Calculation Period, unless such number would be 31, in which case D1 will be 30; and “D2” is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless such number would be 31, in which case D2 will be 30; (vii) if “30E/360 (ISDA)” is specified hereon, the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows: Day Count Fraction= 360× (Y2- Y1) + 30× (M2- M1) + (D2- D1) 360 where: “Y1” is the year, expressed as a number, in which the first day of the Calculation Period falls; “Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls; “M1” is the calendar month, expressed as a number, in which the first day of the Calculation Period falls; “M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls; “D1” is the first calendar day, expressed as a number, of the Calculation Period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and “D2” is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless (i) that day is the last day of February but not the Maturity Date or (ii) such number would be 31, in which case D2 will be 30; (viii) if “Actual/Actual-ICMA” is specified hereon, (a) if the Calculation Period is equal to or shorter than the Determination Period during which it falls, the number of days in the Calculation Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Periods normally ending in any year; and (b) if the Calculation Period is longer than one Determination Period, the sum of: (x) the number of days in such Calculation Period falling in the Determination Period in which it begins divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Periods normally ending in any year; and (y) the number of days in such Calculation Period falling in the next Determination Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Periods normally ending in any year, where: “Determination Period” means the period from and including a Determination Date in any year to but excluding the next Determination Date; and “Determination Date” means the date(s) specified as such hereon or, if none is so specified, the Interest Payment Date(s). 16 “Euro-zone” means the region comprised of member states of the European Union that adopt the single currency in accordance with the Treaty establishing the European Community, as amended; “Interest Accrual Period” means the period beginning on and including the Interest Commencement Date and ending on but excluding the first Interest Period Date and each successive period beginning on and including an Interest Period Date and ending on but excluding the next succeeding Interest Period Date; “Interest Amount” means: (i) in respect of an Interest Accrual Period, the amount of interest payable per Calculation Amount for that Interest Accrual Period and which, in the case of Fixed Rate Notes, and unless otherwise specified hereon, shall mean the Fixed Coupon Amount or Broken Amount specified hereon as being payable on the Interest Payment Date ending the Interest Period of which such Interest Accrual Period forms part; and (ii) in respect of any other period, the amount of interest payable per Calculation Amount for that period; “Interest Commencement Date” means the Issue Date or such other date as may be specified hereon; “Interest Determination Date” means, with respect to a Rate of Interest and Interest Accrual Period, the date specified as such hereon or, if none is so specified, (i) the first day of such Interest Accrual Period if the Specified Currency is Sterling or (ii) the day falling two Business Days in London for the Specified Currency prior to the first day of such Interest Accrual Period if the Specified Currency is neither Sterling nor euro or (iii) the day falling two Business Days prior to the first day of such Interest Accrual Period if the Specified Currency is euro; “Interest Payment Date” means the interest payment date(s) as specified as such hereon; “Interest Period” means the period beginning on and including the Interest Commencement Date and ending on but excluding the first Interest Payment Date and each successive period beginning on and including an Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date unless otherwise specified hereon; “Interest Period Date” means each Interest Payment Date unless otherwise specified hereon; “Rate of Interest” means the rate of interest payable from time to time in respect of this Note and that is either specified or calculated in accordance with the provisions hereon; “Reference Banks” means, in the case of a determination of EURIBOR, the principal Euro-zone office of four major banks in the Euro-zone inter-bank market, in each case selected by the Issuer or as specified hereon; “Reference Rate” means the rate specified as such hereon; “Relevant Screen Page” means such page, section, caption, column or other part of a particular information service as may be specified hereon (or any successor or replacement page, section, caption, column or other part of a particular information service); “Specified Currency” means the currency specified as such hereon or, if none is specified, the currency in which the Notes are denominated; and (j) Calculation Agent: The Issuer shall procure that there shall at all times be one or more Calculation Agents if provision is made for them hereon and for so long as any Note is outstanding (as defined in 17 the Agency Agreement). Where more than one Calculation Agent is appointed in respect of the Notes, references in these Conditions to the Calculation Agent shall be construed as each Calculation Agent performing its respective duties under the Conditions. If the Calculation Agent is unable or unwilling to act as such or if the Calculation Agent fails duly to establish the Rate of Interest for an Interest Accrual Period or to calculate any Interest Amount, Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount, as the case may be, or to comply with any other requirement, the Issuer shall appoint a leading bank or financial institution engaged in the interbank market (or, if appropriate, money, swap or over-the-counter index options market) that is most closely connected with the calculation or determination to be made by the Calculation Agent (acting through its principal London office or any other office actively involved in such market) to act as such in its place. The Calculation Agent may not resign its duties without a successor having been appointed as aforesaid. 6 Redemption, Purchase and Options (a) Final Redemption: Unless previously redeemed, purchased and cancelled as provided below, each Note shall be finally redeemed on the Maturity Date specified hereon at its Final Redemption Amount (which, unless otherwise provided, is its nominal amount). (b) Early Redemption: (i) Zero Coupon Notes: (A) The Early Redemption Amount payable in respect of any Zero Coupon Note, the Early Redemption Amount of which is not linked to an index and/or a formula, upon redemption of such Note pursuant to Condition 6(c), Condition 6(d) or Condition 6(e) or upon it becoming due and payable as provided in Condition 10 shall be the Amortised Face Amount (calculated as provided below) of such Note unless otherwise specified hereon. (B) Subject to the provisions of sub-paragraph (C) below, the Amortised Face Amount of any such Note shall be the scheduled Final Redemption Amount of such Note on the Maturity Date discounted at a rate per annum (expressed as a percentage) equal to the Amortisation Yield (which, if none is shown hereon, shall be such rate as would produce an Amortised Face Amount equal to the issue price of the Notes if they were discounted back to their issue price on the Issue Date) compounded annually. (C) If the Early Redemption Amount payable in respect of any such Note upon its redemption pursuant to Condition 6(c), Condition 6(d) or Condition 6(e) or upon it becoming due and payable as provided in Condition 10 is not paid when due, the Early Redemption Amount due and payable in respect of such Note shall be the Amortised Face Amount of such Note as defined in sub-paragraph (B) above, except that such sub-paragraph shall have effect as though the date on which the Note becomes due and payable were the Relevant Date. The calculation of the Amortised Face Amount in accordance with this sub-paragraph shall continue to be made (both before and after judgment) until the Relevant Date, unless the Relevant Date falls on or after the Maturity Date, in which case the amount due and payable shall be the scheduled Final Redemption Amount of such Note on the Maturity Date together with any interest that may accrue in accordance with Condition 5(c). Where such calculation is to be made for a period of less than one year, it shall be made on the basis of the Day Count Fraction shown hereon. (ii) Other Notes: The Early Redemption Amount payable in respect of any Note (other than Notes described in (i) above), upon redemption of such Note pursuant to Condition 6(c), Condition 6(d) 18 or Condition 6(e) or upon it becoming due and payable as provided in Condition 10, shall be the Final Redemption Amount unless otherwise specified hereon. (c) Redemption for Taxation Reasons: The Notes may be redeemed at the option of the Issuer in whole, but not in part, on any Interest Payment Date (if this Note is a Floating Rate Note) or, at any time, (if this Note is not a Floating Rate Note), on giving not less than 30 nor more than 60 days’ notice to the Noteholders (which notice shall be irrevocable), at their Early Redemption Amount (as described in Condition 6(b) above) (together with interest accrued to the date fixed for redemption), if (i) the Issuer has or will become obliged to pay additional amounts as provided or referred to in Condition 8 as a result of any change in, or amendment to, the laws or regulations of the Relevant Jurisdiction or any political subdivision or any authority thereof or therein having power to tax or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date on which agreement is reached to issue the first Tranche of the Notes, and (ii) such obligation cannot be avoided by the Issuer taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such additional amounts were a payment in respect of the Notes then due. Prior to the publication of any notice of redemption pursuant to this Condition 6(c), the Issuer shall deliver to the Fiscal Agent a certificate signed by an executive director of the Issuer stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred, and an opinion of independent legal advisers of recognised standing to the effect that the Issuer has or will become obliged to pay such additional amounts as a result of such change or amendment. In these Conditions, “Relevant Jurisdiction” means the Netherlands or any political subdivision or any authority thereof or therein having power to tax or any other jurisdiction or political subdivision thereof or any authority thereof having power to tax to which payments made by the Issuer, of principal and interest on the Notes become generally subject. (d) Redemption at the Option of the Issuer: (A) Issuer Call If Issuer Call is specified hereon, the Issuer may, on giving not less than 10 nor more than 30 days’ irrevocable notice to the Noteholders (or such other notice period as may be specified hereon) redeem all or, if so provided, some of the Notes on any Optional Redemption Date. Any such redemption of Notes shall be at their Optional Redemption Amount specified hereon together with interest accrued to but excluding the Optional Redemption Date(s). Any such notice of redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, in which case such notice shall state that, in the Issuer’s discretion, the Optional Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the Optional Redemption Date, or by the Optional Redemption Date so delayed. For the purposes of this Condition 6(d)(A) only, the “Optional Redemption Amount” will either be: (i) the specified percentage of the nominal amount of the Notes stated hereon which shall be a nominal amount of not less than the Minimum Redemption Amount and not more than the Maximum Redemption Amount, in each case as may be specified hereon: or

19 (ii) if Make-Whole Amount is specified hereon, will be an amount which is the higher of: (a) 100 per cent. of the Final Redemption Amount of the Note to be redeemed and (b) as determined by the Make-Whole Calculation Agent, the sum of the then current values of the remaining scheduled payments of principal and interest to maturity (or, if Issuer Pre-Maturity Call Period is specified hereon, to the Issuer Pre- Maturity Call Period Commencement Date which date shall be at any time during the period commencing on (and including) the Issuer Pre-Maturity Call Period Commencement Date specified hereon to (but excluding) the Maturity Date) (not including any interest accrued on the Notes to, but excluding, the relevant Optional Redemption Date) discounted to the Optional Redemption Date on the basis of the Day Count Fraction specified hereon at the Reference Bond Rate (as defined below) plus the Redemption Margin, plus, in each case, any interest accrued on the Notes to, but excluding, the Optional Redemption Date; “Issuer Pre-Maturity Call Period Commencement Date” has the meaning given to it in the applicable Final Terms; “Issuer Pre-Maturity Call Period” has the meaning given to it in the applicable Final Terms; “Make-Whole Calculation Agent” has the meaning given to it in the applicable Final Terms; “Redemption Margin” shall be as set out hereon; “Reference Bond” shall be as set out hereon; “Reference Bond Rate” means the yield as at the Optional Redemption Date as appearing at around 11.00 a.m. London time on the third business day in London preceding the Optional Redemption Date in respect of the Reference Bond as appearing on the Screen Page at such time as may be considered to be appropriate by the Make-Whole Calculation Agent; and “Screen Page” means such page, section, caption, column or other part of a particular information service as shall be stated hereon (or any successor or replacement page, section, caption, column or other part of a particular information service). All Notes in respect of which any such notice is given shall be redeemed on the date specified in such notice in accordance with this Condition. In the case of a partial redemption the notice to Noteholders shall also contain the certificate numbers of the Bearer Notes, or in the case of Registered Notes shall specify the nominal amount of Registered Notes drawn and the holder(s) of such Registered Notes, to be redeemed, which shall have been drawn in such place and in such manner as may be fair and reasonable in the circumstances, taking account of prevailing market practices, subject to compliance with any applicable laws and stock exchange or other relevant authority requirements. (B) Issuer Pre-Maturity Call Option If Issuer Pre-Maturity Call Option is specified hereon, the Issuer may, on giving not less than 10 nor more than 30 days’ irrevocable notice (or such other notice period as may be specified hereon) to the Noteholders, redeem all, or some only, of the Notes at their principal amount or, if different, the Final Redemption Amount together with interest accrued to the Issuer Pre-Maturity Call Redemption Date, which date shall be at any time during the period commencing on (and 20 including) the Pre-Maturity Call Commencement Date specified hereon to (but excluding) the Maturity Date (the “Issuer Pre-Maturity Call Redemption Date”). Any such notice of redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, in which case such notice shall state that, in the Issuer’s discretion, the Issuer Pre-Maturity Call Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the Issuer Pre-Maturity Call Redemption Date, or by the Issuer Pre-Maturity Call Redemption Date so delayed. (C) Issuer Residual Call Option If Issuer Residual Call is specified hereon and, at any time, the outstanding aggregate nominal amount of the Notes is equal to or less than the percentage specified hereon of the aggregate nominal amount of the Series issued, the Issuer may, on giving not less than 10 nor more than 30 days’ irrevocable notice (or such other notice period as may be specified hereon) to the Noteholders redeem the Notes then outstanding at the option of the Issuer in whole, but not in part, at any time (if this Note is not a Floating Rate Note) or on any Interest Payment Date (if this Note is a Floating Rate Note), at the Residual Call Early Redemption Amount specified hereon, together, if appropriate, with interest accrued to (but excluding) the date fixed for redemption. (D) Issuer Transaction Trigger Call If Issuer Transaction Trigger Call is specified hereon, the Issuer may, upon giving a Transaction Trigger Notice in accordance with the requirements set out below and in accordance with this Condition 6(d)(D), call the Notes for early redemption (in whole or in part) with effect on the Trigger Call Redemption Date. If the Issuer exercises this right, the Issuer shall redeem each Note to be redeemed at the Transaction Trigger Redemption Amount together with interest accrued to the Trigger Call Redemption Date on the Trigger Call Redemption Date. “Transaction” means the transaction in respect of which the Notes are issued and specified as such hereon. “Transaction Trigger Notice” means a notice to the Noteholders given in accordance with this Condition 6(d)(D) and Condition 14 within the Transaction Notice Period that the Transaction has been terminated prior to its completion or that the Transaction will not be settled for any reason whatsoever or that the Issuer has publicly stated that it no longer intends to pursue the Transaction. The Transaction Trigger Notice shall also specify the Trigger Call Redemption Date. At any time the Issuer may waive its right to call the Notes for redemption following the occurrence of one of the events detailed above, by giving notice in accordance with Condition 14. Once given, however, the Transaction Trigger Notice shall be irrevocable and shall specify: (a) the series of Notes subject to redemption; (b) whether the Notes will be redeemed in whole or in part and, if only in part, the aggregate principal amount of the Notes which are to be redeemed; (c) the Trigger Call Redemption Date; and (d) the Transaction Trigger Redemption Amount at which such Notes are to be redeemed. “Transaction Notice Period” means the period specified hereon. 21 “Transaction Trigger Redemption Amount” means the amount per Note specified hereon. “Trigger Call Redemption Date” means the redemption date specified in the Transaction Trigger Notice which shall be not less than 30 days nor more than 60 days after the date of the Transaction Trigger Notice. (e) Redemption at the Option of Noteholders: (A) General Put Option If Investor Put is specified hereon, the Issuer shall, at the option of the holder of any such Note, upon the holder of such Note giving not less than 10 nor more than 30 days’ notice to the Issuer (or such other notice period as may be specified hereon) redeem such Note on the Optional Redemption Date(s) at its Optional Redemption Amount specified hereon (which may be the Early Redemption Amount (as described in Condition 6(b) above)), together with interest accrued to the date fixed for redemption. To exercise such option the holder must deposit (in the case of Bearer Notes) such Note (together with all unmatured Coupons and unexchanged Talons) with any Paying Agent or (in the case of Registered Notes) the Certificate representing such Note(s) with the Registrar or any Transfer Agent at its specified office, together with a duly completed option exercise notice (“Exercise Notice”) in the form obtainable from any Paying Agent, the Registrar or any Transfer Agent (as applicable) within the notice period. No Note or Certificate so deposited and option exercised may be withdrawn (except as provided in the Agency Agreement) without the prior consent of the Issuer. (B) Change of Control Put Option If Change of Control Put Event is specified hereon and a Change of Control Put Event occurs, the holder of any such Note will have the option (a “Change of Control Put Option”) (unless prior to the giving of the relevant Change of Control Put Event Notice (as defined below) the Issuer has given notice of redemption under Condition 6(c) or 6(d) above) to require the Issuer to redeem or, at the Issuer’s option, purchase (or procure the purchase of) that Note on the Change of Control Put Date (as defined below) at its Optional Redemption Amount specified hereon (which may be the Early Redemption Amount (as described in Condition 6(b) above)), together with interest accrued to the date fixed for redemption. A “Change of Control Put Event” will be deemed to occur if: (i) any person or any persons acting in concert, other than a holding company whose shareholders are or are to be substantially similar to the pre-existing shareholders of the Issuer and/or any direct or indirect holding company of the Issuer, shall acquire a controlling interest in (A) more than 50 per cent. of the issued or allotted ordinary share capital of the Issuer or (B) shares in the capital of the Issuer carrying more than 50 per cent. of the voting rights normally exercisable at a general meeting of the Issuer (each such event being, a “Change of Control”); and (ii) on the date (the “Relevant Announcement Date”) that is the earlier of (1) the date of the first public announcement of the relevant Change of Control and (2) the date of the earliest Relevant Potential Change of Control Announcement (if any): (A) the relevant Notes that have been issued and are outstanding carry an investment grade credit rating (Baa3/BBB-, or their respective equivalents, or better) (an “Investment Grade Rating”) from one or more Rating Agency (as provided by 22 such Rating Agencies at the invitation of the Issuer) and all such ratings are, within the Change of Control Period, withdrawn or downgraded to a non-investment grade credit rating (Ba1/BB+, or their respective equivalents, or worse), unless within the Change of Control Period at least one such rating is restored to an Investment Grade Rating by a Rating Agency or replaced by an Investment Grade Rating of another Rating Agency; or (B) the relevant Notes that have been issued and are outstanding carry an Investment Grade Rating from none of the Rating Agencies and the Issuer is unable to acquire and maintain an Investment Grade Rating during the Change of Control Period from at least one Rating Agency, and (iii) in making any decision to downgrade or withdraw a credit rating pursuant to paragraph (ii) above or to decline to confer an Investment Grade Rating, the relevant Rating Agency announces publicly or confirms in writing to the Issuer that such decision(s) resulted, in whole or in part, from the occurrence of the Change of Control or the Relevant Potential Change of Control Announcement. Promptly upon but in any case no later than five Business Days after the Issuer becoming aware that a Change of Control Put Event has occurred the Issuer shall give notice (a “Change of Control Put Event Notice”) to the Noteholders in accordance with Condition 14 specifying the nature of the Change of Control Put Event and the procedure for exercising the Change of Control Put Option. To exercise the Change of Control Put Option, the holder of a Bearer Note must deliver such Note to the specified office of any Paying Agent at any time during normal business hours of such Paying Agent falling within the period (the “Change of Control Put Period”) of 30 days after a Change of Control Put Event Notice is given, accompanied by a duly signed and completed notice of exercise in the form (for the time being current) obtainable from the specified office of any Paying Agent (a “Change of Control Put Notice”). The Note should be delivered together with all Coupons appertaining thereto maturing after the date which is seven days after the expiration of the Change of Control Put Period (the “Change of Control Put Date”), failing which, if Fixed Rate Note is specified hereon, the Paying Agent will require payment from or on behalf of the Noteholder of an amount equal to the face value of any missing such Coupon. Any amount so paid will be reimbursed to the Noteholder against presentation and surrender of the relevant missing Coupon (or any replacement therefor issued pursuant to Condition 12) at any time after such payment, but before the expiry of the period of five years from the date on which such Coupon would have become due, but not thereafter. For the avoidance of doubt, on the Change of Control Put Date unmatured Coupons relating to a Floating Rate Note shall become void and no payment shall be made in respect of them. The Paying Agent to which such Note and Change of Control Put Notice are delivered will issue to the Noteholder concerned a non- transferable receipt in respect of the Note so delivered. Payment in respect of any Note so delivered will be made, if the holder duly specified a bank account in the Change of Control Put Notice to which payment is to be made, on the Change of Control Put Date by transfer to that bank account and, in every other case, on or after the Change of Control Put Date against presentation and surrender or (as the case may be) endorsement of such receipt at the specified office of any Paying Agent. A Change of Control Put Notice, once given, shall be irrevocable. For the purposes of these Conditions, receipts issued pursuant to this Condition 6(e)(B) shall be treated as if they were Notes.

23 To exercise the Change of Control Put Option, the holder of a Registered Note must deposit the Certificate evidencing such Note(s) with the Registrar or any Transfer Agent at its specified office, together with a duly signed and completed Change of Control Put Notice obtainable from the Registrar or any Transfer Agent within the Change of Control Put Period. No Certificate so deposited and option so exercised may be withdrawn without the prior consent of the Issuer. Payment in respect of any Certificate so deposited will be made, if the holder duly specified a bank account in the Change of Control Put Notice to which payment is to be made, on the Change of Control Put Date by transfer to that bank account and, in every other case, by cheque drawn on a Bank (as defined in Condition 7(a)) and mailed to the holder (or to the first named of joint holders) of such Note at its address appearing in the Register. The Issuer shall redeem or purchase (or procure the purchase of) the relevant Notes on the Change of Control Put Date unless previously redeemed (or purchased) and cancelled. If the rating designations employed by any of Moody’s, Fitch or S&P are changed from those which are described in paragraph (ii) of the definition of “Change of Control Put Event” above, or if a rating is procured from a Substitute Rating Agency, the Issuer shall determine the rating designations of Moody’s, Fitch or S&P or such Substitute Rating Agency (as appropriate) as are most equivalent to the prior rating designations of Moody’s, Fitch or S&P and this Condition 6(f) shall be construed accordingly. In this Condition 6(e)(B): “Change of Control Period” means the period commencing on the Relevant Announcement Date and ending 180 days after the Change of Control (or such longer period for which the Notes are under consideration (such consideration having been announced publicly within the period ending 180 days after the Change of Control) for rating review or, as the case may be, rating by a Rating Agency, such period not to exceed 60 days after the public announcement of such consideration); “Rating Agency” means Moody’s Italia S.r.l. (“Moody’s”), Fitch Ratings Ireland Limited (“Fitch”) or S&P Global Ratings Europe Limited (“S&P”) or any of their respective affiliates or successors or any rating agency (a “Substitute Rating Agency”) substituted for any of them by the Issuer from time to time; and “Relevant Potential Change of Control Announcement” means any public announcement or statement by the Issuer, any actual or potential bidder or any adviser acting on behalf of any actual or potential bidder relating to any potential Change of Control where within 180 days following the date of such announcement or statement, a Change of Control occurs. (f) Purchases: Each of the Issuer, the Guarantors and their Subsidiaries as defined in the Agency Agreement may at any time purchase Notes (provided that all unmatured Coupons and unexchanged Talons relating thereto are attached thereto or surrendered therewith) in the open market or otherwise at any price. (g) Cancellation: All Notes purchased by or on behalf of the Issuer, any of the Guarantors or any of their Subsidiaries may be surrendered for cancellation, in the case of Bearer Notes, by surrendering each such Note together with all unmatured Coupons and all unexchanged Talons to the Fiscal Agent and, in the case of Registered Notes, by surrendering the Certificate representing such Notes to the Registrar and, in each case, if so surrendered, shall, together with all Notes redeemed by the Issuer, be cancelled forthwith (together with all unmatured Coupons and unexchanged Talons attached thereto or surrendered 24 therewith). Any Notes so surrendered for cancellation may not be reissued or resold and the obligations of the Issuer and the Guarantors in respect of any such Notes shall be discharged. 7 Payments and Talons (a) Bearer Notes: Payments of principal and interest in respect of Bearer Notes shall, subject as mentioned below, be made against presentation and surrender of the relevant Notes (in the case of all other payments of principal and, in the case of interest, as specified in Condition 7(f)(vi)) or Coupons (in the case of interest, save as specified in Condition 7(f)(vi)), as the case may be, at the specified office of any Paying Agent outside the United States by a cheque payable in the relevant currency drawn on, or, at the option of the holder, by transfer to an account denominated in such currency with, a Bank. “Bank” means a bank in the principal financial centre for such currency or, in the case of euro, in a city in which banks have access to T2. (b) Registered Notes: (i) Payments of principal in respect of Registered Notes shall be made against presentation and surrender of the relevant Certificates at the specified office of any of the Transfer Agents or of the Registrar and in the manner provided in paragraph (ii) below. (ii) Interest on Registered Notes shall be paid to the person shown on the Register at the close of business on the fifteenth day before the due date for payment thereof (the “Record Date”). Payments of interest on each Registered Note shall be made in the relevant currency by cheque drawn on a Bank and mailed to the holder (or to the first-named of joint holders) of such Note at its address appearing in the Register. Upon application by the holder to the specified office of the Registrar or any Transfer Agent before the Record Date, such payment of interest may be made by transfer to an account in the relevant currency maintained by the payee with a Bank. (c) Payments in the United States: Notwithstanding the foregoing, if any Bearer Notes are denominated in U.S. dollars, payments in respect thereof may be made at the specified office of any Paying Agent in New York City in the same manner as aforesaid if (i) the Issuer shall have appointed Paying Agents with specified offices outside the United States with the reasonable expectation that such Paying Agents would be able to make payment of the amounts on the Notes in the manner provided above when due, (ii) payment in full of such amounts at all such offices is illegal or effectively precluded by exchange controls or other similar restrictions on payment or receipt of such amounts and (iii) such payment is then permitted by United States law, without involving, in the opinion of the Issuer, any adverse tax consequence to the Issuer. (d) Payments Subject to Laws: All payments are subject in all cases to any applicable fiscal or other laws, regulations and directives in the place of payment, but without prejudice to the provisions of Condition 8 and any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986 (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or any law implementing an intergovernmental approach thereto. No commission or expenses shall be charged to the Noteholders or Couponholders in respect of such payments. (e) Appointment of Agents: The Fiscal Agent, the Paying Agents, the Registrar, the Transfer Agents and the Calculation Agent initially appointed by the Issuer and their respective specified offices are listed below. The Fiscal Agent, the Paying Agents, the Registrar, Transfer Agents and the Calculation Agent(s) act solely as agents of the Issuer and do not assume any obligation or relationship of agency or trust for or with any Noteholder or Couponholder. The Issuer reserves the right at any time to vary or terminate 25 the appointment of the Fiscal Agent, any other Paying Agent, the Registrar, any Transfer Agent or the Calculation Agent(s) and to appoint additional or other Paying Agents or Transfer Agents, provided that the Issuer shall at all times maintain (i) a Fiscal Agent, (ii) a Registrar in relation to Registered Notes, (iii) a Transfer Agent in relation to Registered Notes, (iv) one or more Calculation Agent(s) where the Conditions so require, (v) Paying Agents having specified offices in at least two major European cities and (vi) such other agents as may be required by any other stock exchange on which the Notes may be listed. In addition, the Issuer shall forthwith appoint a Paying Agent in New York City in respect of any Bearer Notes denominated in U.S. dollars in the circumstances described in paragraph (c) above. Notice of any such change or any change of any specified office shall promptly be given to the Noteholders. (f) Unmatured Coupons and unexchanged Talons: (i) Upon the due date for redemption of Bearer Notes which comprise Fixed Rate Notes, those Notes should be surrendered for payment together with all unmatured Coupons (if any) relating thereto, failing which an amount equal to the face value of each missing unmatured Coupon (or, in the case of payment not being made in full, that proportion of the amount of such missing unmatured Coupon that the sum of principal so paid bears to the total principal due) shall be deducted from the Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount, as the case may be, due for payment. Any amount so deducted shall be paid in the manner mentioned above against surrender of such missing Coupon within a period of 10 years from the Relevant Date for the payment of such principal (whether or not such Coupon has become void pursuant to Condition 9). (ii) Upon the due date for redemption of any Bearer Note comprising a Floating Rate Note, unmatured Coupons relating to such Note (whether or not attached) shall become void and no payment shall be made in respect of them. (iii) Upon the due date for redemption of any Bearer Note, any unexchanged Talon relating to such Note (whether or not attached) shall become void and no Coupon shall be delivered in respect of such Talon. (iv) Where any Bearer Note that provides that the relative unmatured Coupons are to become void upon the due date for redemption of those Notes is presented for redemption without all unmatured Coupons, and where any Bearer Note is presented for redemption without any unexchanged Talon relating to it, redemption shall be made only against the provision of such indemnity as the Issuer may require. (v) If the due date for redemption of any Note is not a due date for payment of interest, interest accrued from the preceding due date for payment of interest or the Interest Commencement Date, as the case may be, shall only be payable against presentation (and surrender if appropriate) of the relevant Bearer Note or Certificate representing it, as the case may be. Interest accrued on a Note that only bears interest after its Maturity Date shall be payable on redemption of such Note against presentation of the relevant Note or Certificate representing it, as the case may be. (g) Talons: On or after the Interest Payment Date for the final Coupon forming part of a Coupon sheet issued in respect of any Bearer Note, the Talon forming part of such Coupon sheet may be surrendered at the specified office of the Fiscal Agent in exchange for a further Coupon sheet (and if necessary another Talon for a further Coupon sheet) (but excluding any Coupons that may have become void pursuant to Condition 9). 26 (h) Non-Business Days: If any date for payment in respect of any Note or Coupon is not a business day, the holder shall not be entitled to payment until the next following business day nor to any interest or other sum in respect of such postponed payment. In this paragraph, “business day” means a day (other than a Saturday or a Sunday) on which banks and foreign exchange markets are open for business in the relevant place of presentation, in such jurisdictions as shall be specified as “Financial Centres” hereon and: (i) (in the case of a payment in a currency other than euro) where payment is to be made by transfer to an account maintained with a bank in the relevant currency, on which foreign exchange transactions may be carried on in the relevant currency in the principal financial centre of the country of such currency or (ii) (in the case of a payment in euro) which is a Business Day on which T2 is open. 8 Taxation All payments of principal and interest by or on behalf of the Issuer in respect of the Notes and the Coupons shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within any Relevant Jurisdiction, unless such withholding or deduction is required by law. In that event, the Issuer shall pay such additional amounts as shall result in receipt by the Noteholders and the Couponholders of such amounts as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable with respect to any Note or Coupon: (a) Other connection: to, or to a third party on behalf of, a holder who is liable to such taxes, duties, assessments or governmental charges in respect of such Note or Coupon by reason of his having some connection with any Relevant Jurisdiction other than the mere holding of the Note or Coupon or (b) Presentation more than 30 days after the Relevant Date: presented (or in respect of which the Certificate representing it is presented) for payment more than 30 days after the Relevant Date except to the extent that the holder of it would have been entitled to such additional amounts on presenting it for payment on the thirtieth such day or (c) Dutch Withholding Tax Act 2021: where such deduction or withholding is required to be made pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021). As used in these Conditions, “Relevant Date” in respect of any Note or Coupon means the date on which payment in respect of it first becomes due or (if any amount of the money payable is improperly withheld or refused) the date on which payment in full of the amount outstanding is made or (if earlier) the date seven days after that on which notice is duly given to the Noteholders that, upon further presentation of the Note (or relative Certificate) or Coupon being made in accordance with the Conditions, such payment will be made, provided that payment is in fact made upon such presentation. References in these Conditions to (i) “principal” shall be deemed to include any premium payable in respect of the Notes, all Final Redemption Amounts, Early Redemption Amounts, Optional Redemption Amounts, Amortised Face Amounts and all other amounts in the nature of principal payable pursuant to Condition 6 or any amendment or supplement to it, (ii) “interest” shall be deemed to include all Interest Amounts and all other amounts payable pursuant to Condition 5 or any amendment or supplement to it and (iii) “principal” and/or “interest” shall be deemed to include any additional amounts that may be payable under this Condition. Notwithstanding any other provision in these Conditions, in no event will the Issuer be required to pay any additional amounts in respect of the Notes and Coupons for, or on account of, any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to

27 Sections 1471 through 1474 of Code, any regulations or agreements thereunder, or any official interpretations thereof, or any law implementing an intergovernmental approach thereto. 9 Prescription Claims against the Issuer for payment in respect of the Notes and Coupons (which for this purpose shall not include Talons) shall be prescribed and become void unless made within five years from the date on which such payment first became due. 10 Events of Default (a) If any of the following events (“Events of Default”) occurs, the holder of any Note may give written notice to the Fiscal Agent at its specified office that such Note is immediately repayable, whereupon the Early Redemption Amount of such Note together (if applicable) with accrued interest to the date of payment shall become immediately due and payable: (i) Non-Payment: default is made for more than 30 days in the payment on the due date of interest or principal in respect of any of the Notes or (ii) Breach of Other Obligations: the Issuer or the Parent Guarantor does not perform or comply with any one or more of its other obligations in the Notes which default is incapable of remedy or is not remedied within 45 days after notice of such default shall have been given to the Fiscal Agent at its specified office by any Noteholder or (iii) Cross-Default: (A) any Capital Markets Indebtedness of the Issuer, the Parent Guarantor or a Material Subsidiary becomes (or becomes capable of being declared) due and payable prior to its stated maturity by reason of any actual or potential default, event of default or the like (howsoever described), or (B) any such Capital Markets Indebtedness is not paid when due or, as the case may be, within any originally applicable grace period, or (C) the Issuer, the Parent Guarantor or a Material Subsidiary fails to pay when due any amount payable by it under any present or future guarantee for, or indemnity in respect of, any moneys borrowed or raised, provided that the aggregate amount of the relevant indebtedness, guarantees and indemnities in respect of which one or more of the events mentioned above in this paragraph (iii) have occurred equals or exceeds EUR 100,000,000 or its equivalent or (iv) Enforcement Proceedings: an executory attachment (executoriaal beslag) or an interlocutory attachment (conservatoir beslag) is made, or another attachment, distress, execution or other legal process under any law is levied, enforced or sued out on or against any of the property, assets or revenues of the Issuer, the Parent Guarantor or a Material Subsidiary representing an amount equal to or exceeding EUR 100,000,000 and is not cancelled, withdrawn, discharged or stayed within 90 days or (v) Security Enforced: any mortgage, charge, pledge, lien or other encumbrance, present or future, created or assumed by the Issuer, the Parent Guarantor or a Material Subsidiary representing an amount equal to or exceeding EUR 100,000,000 becomes enforceable and any step is taken to enforce it (including the taking of possession or the appointment of a receiver, administrative receiver, administrator manager or other similar person) or (vi) Insolvency: suspension of payments (surseance van betaling) or bankruptcy (faillissement) proceedings or similar proceedings under any law are initiated or applied for by the Issuer, the Parent Guarantor or a Material Subsidiary or by a third party in respect of the Issuer, the Parent Guarantor or a Material Subsidiary, and, in the case of a third party application, not discharged 28 within 60 days, or the Issuer, the Parent Guarantor or a Material Subsidiary is (or is, or could be, deemed by law or a court to be) insolvent or bankrupt or unable to pay its debts under any applicable law, stops, suspends or threatens to stop or suspend payment of all or any part of (or of a particular type of) its debts, proposes or makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors in respect of any of such debts or a moratorium is agreed or declared or comes into effect in respect of or affecting all or any part of (or of a particular type of) the debts of the Issuer, the Parent Guarantor or a Material Subsidiary, or any such measures are officially decreed, under any applicable law or (vii) Winding-up: an order is made or an effective resolution passed for the winding-up, administration, dissolution or liquidation (ontbinding, vereffening) of the Issuer or any Material Subsidiary that is a Subsidiary of the Issuer, or the Issuer or any Material Subsidiary that is a Subsidiary of the Issuer shall apply or petition for a winding-up or administration order in respect of itself, in each case except for the purpose of and followed by a reconstruction, amalgamation, reorganisation, merger, demerger or consolidation (i) on terms approved by an Extraordinary Resolution (as defined in the Agency Agreement) of the Noteholders or (ii) in the case of a Material Subsidiary that is a Subsidiary of the Issuer, under a solvent winding-up pursuant to a shareholders’ resolution or an intragroup reorganisation whereby the undertaking and assets of such Material Subsidiary are transferred to or otherwise vested in the Issuer or any of its Subsidiaries or (viii) Illegality: it is or will become unlawful for the Issuer or the Parent Guarantor to perform or comply with any one or more of its obligations under any of the Notes or the relevant Guarantee, as the case may be or (ix) Guarantee: a Guarantee is not (or is claimed by any of the Guarantors not to be) in full force and effect in accordance with its terms for any reason, except pursuant to these Conditions or terms of the Guarantee governing the release of the Guarantee or the satisfaction in full of all the obligations thereunder. (b) In the events specified in subparagraphs (ii) and (iii) of Condition 10(a), any notice declaring Notes due shall, unless at the time such notice is received any of the events specified in subparagraphs (i) and (iv) through (ix) of Condition 10(a) entitled Noteholders to declare their Notes due has occurred, become effective only when the Fiscal Agent has received such default notices from the Noteholders representing at least 15 per cent. of the aggregate nominal amount of Notes then outstanding. 11 Meeting of Noteholders and Modifications (a) Meetings of Noteholders: The Agency Agreement contains provisions for convening meetings of Noteholders (including meetings held by virtual means via an electronic platform) to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution (as defined in the Agency Agreement) of a modification of any of these Conditions. Such a meeting may be convened by Noteholders holding not less than 10 per cent. in nominal amount of the Notes for the time being outstanding. The quorum for any meeting convened to consider an Extraordinary Resolution shall be two or more persons holding or representing a clear majority in nominal amount of the Notes for the time being outstanding, or at any adjourned meeting two or more persons being or representing Noteholders whatever the nominal amount of the Notes held or represented, unless the business of such meeting includes consideration of proposals, inter alia, (i) to amend the dates of maturity or redemption of the Notes or any date for payment of interest or Interest Amounts on the Notes, (ii) to reduce or cancel the nominal amount of, or any premium payable on redemption of, the Notes, (iii) to reduce the rate or 29 rates of interest in respect of the Notes or to vary the method or basis of calculating the rate or rates or amount of interest or the basis for calculating any Interest Amount in respect of the Notes, (iv) if a Minimum and/or a Maximum Rate of Interest or Redemption Amount is shown hereon, to reduce any such Minimum and/or Maximum, (v) to vary any method of, or basis for, calculating Final Redemption Amount, Early Redemption Amount, Optional Redemption Amount, Residual Call Early Redemption Amount or Transaction Trigger Redemption Amount, as the case may be, including the method of calculating the Amortised Face Amount, (vi) to vary the currency or currencies of payment or denomination of the Notes, (vii) to modify the provisions concerning the quorum required at any meeting of Noteholders or the majority required to pass the Extraordinary Resolution, or (viii) without prejudice to Condition 3(a) or 3(c), to modify or cancel any of the Guarantees, in which case the necessary quorum shall be two or more persons holding or representing not less than 75 per cent. or at any adjourned meeting not less than 25 per cent. in nominal amount of the Notes for the time being outstanding. Any Extraordinary Resolution duly passed shall be binding on Noteholders (whether or not they were present at the meeting at which such resolution was passed) and on all Couponholders. The Agency Agreement provides that a resolution in writing signed by or on behalf of the holders of not less than 75 per cent. in nominal amount of the Notes outstanding shall for all purposes be as valid and effective as an Extraordinary Resolution passed at a meeting of Noteholders duly convened and held. Such a resolution in writing may be contained in one document or several documents in the same form, each signed by or on behalf of one or more Noteholders. (b) Modification of Agency Agreement: The Issuer shall only permit any modification of, or any waiver or authorisation of any breach or proposed breach of or any failure to comply with, the Agency Agreement, if to do so could not reasonably be expected to be prejudicial to the interests of the Noteholders. (c) Issuer Substitution: (i) The Issuer may, and the Noteholders and Couponholders hereby irrevocably agree in advance that the Issuer may without any further consent of the Noteholders or Couponholders being required, when no payment of principal of any of the Notes or interest on any of the Notes is in default, be replaced and substituted by the Parent Guarantor or any directly or indirectly wholly- owned subsidiary of the Parent Guarantor (the “Substituted Debtor”) as principal debtor in respect of the Notes and the relative Coupons provided that such documents shall be executed by the Substituted Debtor and the Issuer as may be necessary to give full effect to the substitution (together the “Substitution Documents”) and: (A) (without limiting the generality of the foregoing) pursuant to the Substitution Documents (i) the Substituted Debtor shall undertake in favour of each Noteholder and Couponholder to be bound by the Terms and Conditions and the provisions of the Agency Agreement as fully as if the Substituted Debtor had been named in the Notes, the relative Coupons and the Agency Agreement as the principal debtor in respect of the Notes and the relative Coupons in place of the Issuer and (ii) the Issuer shall guarantee, which guarantee shall be unconditional and irrevocable, (the “Issuer Guarantee”) in favour of each Noteholder and holder of the relative Coupons the payment of all sums payable (including any additional amounts payable pursuant to Condition 8) in respect of the Notes and the relative Coupons; (B) where the Substituted Debtor is incorporated, domiciled or resident for taxation purposes in a territory other than the Netherlands, the Substitution Documents shall contain a covenant and/or such other provisions as may be necessary to ensure that each Noteholder 30 and Couponholder has the benefit of a covenant in terms corresponding to the provisions of Condition 8 with the substitution of the references to the Netherlands with references to the territory in which the Substituted Debtor is incorporated, domiciled and/or resident for taxation purposes. The Substitution Documents shall also contain a covenant by the Substituted Debtor and the Issuer to indemnify and hold harmless each Noteholder and Couponholder against all liabilities, costs, charges and expenses (provided that insofar as the liabilities, costs, charges and expenses are taxes or duties, the same arise by reason of a law or regulation having legal effect or being in reasonable contemplation thereof on the date such substitution becomes effective) which may be incurred by or levied against such holder as a result of any substitution pursuant to this Condition and which would not have been so incurred or levied had such substitution not been made (and, without limiting the foregoing, such liabilities, costs, charges and expenses shall include any and all taxes or duties which are imposed on any such Noteholder or Couponholder by any political sub- division or taxing authority of any country in which such Noteholder or Couponholder resides or is subject to any such tax or duty and which would not have been so imposed had such substitution not been made); (C) the Substitution Documents shall contain a warranty and representation by the Substituted Debtor and the Issuer (a) that each of the Substituted Debtor and the Issuer has obtained all necessary governmental and regulatory approvals and consents for such substitution and the performance of its obligations under the Substitution Documents, and that all such approvals and consents are in full force and effect and (b) that the obligations assumed by each of the Substituted Debtor and the Issuer under the Substitution Documents are all valid and binding in accordance with their respective terms and enforceable by each Noteholder; (D) each stock exchange which has Notes listed thereon shall have confirmed that following the proposed substitution of the Substituted Debtor for the Issuer, the Notes would continue to be listed on such stock exchange; (E) the Issuer shall have delivered to the Fiscal Agent or procured the delivery to the Fiscal Agent of a legal opinion from the internal legal adviser to the Issuer to the effect that the Substitution Documents (including the Issuer Guarantee) constitute legal, valid and binding obligations of the Issuer, such opinion to be dated not more than three days prior to the date of substitution of the Substituted Debtor for the Issuer and to be available for inspection by Noteholders and Couponholders at the specified office of the Fiscal Agent; and (F) the Issuer shall have delivered to the Fiscal Agent or procured the delivery to the Fiscal Agent of a legal opinion from a reputable firm of Dutch lawyers (and, if applicable, from a leading firm of local lawyers acting for the Substituted Debtor) to the effect that the Substitution Documents (including the Issuer Guarantee, if applicable) constitute legal, valid and binding obligations of the Substituted Debtor and, if applicable, the Issuer under Dutch law, such opinion to be dated not more than three days prior to the date of substitution of the Substituted Debtor for the Issuer and to be available for inspection by Noteholders and Couponholders at the specified office of the Fiscal Agent. (ii) In connection with any substitution effected pursuant to this Condition, neither the Issuer (or previously substituted company, as the case may be) nor the Substituted Debtor need to have any regard to, or be in any way liable for, the consequences of any such substitution for individual Noteholders or Couponholders resulting from their being for any purpose domiciled or resident

31 in, or otherwise connected with, or subject to the jurisdiction of, any particular territory. No Noteholder or Couponholder shall, in connection with any such substitution, be entitled to claim from the Issuer (or previously substituted company, as the case may be) or any Substituted Debtor under the Notes and the relative Coupons any indemnification or payment in respect of any tax or other consequences arising from such substitution, except already provided in Condition 8 as modified in accordance with the following paragraph. (iii) Upon the execution of the Substitution Documents as referred to in Condition 11(c)(i) above, and subject to the notice as referred to in Condition 11(c)(vi) below having been given, the Substituted Debtor shall be deemed to be named in the Notes and the relative Coupons as the principal debtor in place of the Issuer and the Notes and the relative Coupons shall thereupon be deemed to be amended to give effect to the substitution. The execution of the Substitution Documents shall operate to release the Issuer as issuer from all of its obligations as principal debtor in respect of the Notes and the relative Coupons save that any claims under the Notes and the relative Coupons arising against the Issuer prior to its release shall inure to the benefit of Noteholders and Couponholders. (iv) The Substitution Documents shall be deposited with and held by the Fiscal Agent for so long as any Notes or Coupons remain outstanding and for so long as any claim made against the Substituted Debtor by any Noteholder or Couponholder in relation to the Notes or the relative Coupons or the Substitution Documents is not finally adjudicated, settled or discharged. The Substituted Debtor and the Issuer shall acknowledge in the Substitution Documents the right of every Noteholder or Couponholder to the production of the Substitution Documents for the enforcement of any of the Notes or the relative Coupons or the Substitution Documents. (v) Not later than 15 days after the execution of the Substitution Documents, the Substituted Debtor shall give notice thereof to the Noteholders in accordance with Condition 14. (vi) Upon the notice referred to in Condition 11(c)(v) above being given and without prejudice to the efficacy of the substitution the Issuer and the Substituted Debtor will use best efforts to provide such information in respect of the Substituted Debtor as may reasonably be requested by a Noteholder or Couponholder as part of its on-boarding procedures. 12 Replacement of Notes, Certificates, Coupons and Talons If a Note, Certificate, Coupon or Talon is lost, stolen, mutilated, defaced or destroyed, it may be replaced, subject to applicable laws, regulations and stock exchange or other relevant authority regulations, at the specified office of the Fiscal Agent (in the case of Bearer Notes, Coupons or Talons) and of the Registrar (in the case of Certificates) or such other Paying Agent or Transfer Agent, as the case may be, as may from time to time be designated by the Issuer for the purpose and notice of whose designation is given to Noteholders, in each case on payment by the claimant of the fees and costs incurred in connection therewith and on such terms as to evidence, security and indemnity (which may provide, inter alia, that if the allegedly lost, stolen or destroyed Note, Certificate, Coupon or Talon is subsequently presented for payment or, as the case may be, for exchange for further Coupons, there shall be paid to the Issuer on demand the amount payable by the Issuer in respect of such Notes, Certificates, Coupons or further Coupons) and otherwise as the Issuer may require. Mutilated or defaced Notes, Certificates, Coupons or Talons must be surrendered before replacements will be issued. 32 13 Further Issues The Issuer may from time to time without the consent of the Noteholders or Couponholders create and issue further notes having the same terms and conditions as the Notes (so that, for the avoidance of doubt, references in these Conditions to “Issue Date” shall be to the first issue date of the Notes) and so that the same shall be consolidated and form a single series with such Notes, and references in these Conditions to “Notes” shall be construed accordingly. 14 Notices Notices required to be given to the holders of Registered Notes pursuant to the Conditions shall be mailed to them at their respective addresses in the Register and deemed to have been given on the fourth weekday (being a day other than a Saturday or a Sunday) after the date of mailing. Notices required to be given to the holders of Bearer Notes pursuant to the Conditions shall be valid if published in a daily newspaper of general circulation in London (which is expected to be the Financial Times). So long as the Notes are listed on the Luxembourg Stock Exchange, notices required to be given to holders of the Notes pursuant to the Conditions shall also be published either on the website of the Luxembourg Stock Exchange (www.luxse.com) or in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger Wort). If any such publication is not practicable, notice required to be given pursuant to the Conditions shall be validly given if published in another leading daily English language newspaper with general circulation in Europe. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the date of the first publication as provided above. Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the holders of Bearer Notes in accordance with this Condition. 15 Currency Indemnity 16 Any amount received or recovered in a currency other than the currency in which payment under the relevant Note or Coupon is due (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the insolvency, winding-up or dissolution of the Issuer or otherwise) by any Noteholder or Couponholder in respect of any sum expressed to be due to it from the Issuer shall only constitute a discharge to the Issuer to the extent of the amount in the currency of payment under the relevant Note or Coupon that the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If the amount received or recovered is less than the amount expressed to be due to the recipient under any Note or Coupon, the Issuer shall indemnify it against any loss sustained by it as a result. In any event, the Issuer shall indemnify the recipient against the cost of making any such purchase. For the purposes of this Condition, it shall be sufficient for the Noteholder or Couponholder, as the case may be, to demonstrate that it would have suffered a loss had an actual purchase been made. These indemnities constitute a separate and independent obligation from the Issuer’s other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Noteholder or Couponholder and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or Coupon or any other judgment or order. 17 Governing Law and Jurisdiction (a) Governing Law: The Notes, the Coupons and the Talons and any non-contractual obligations arising out of or in connection with them are governed by, and shall be construed in accordance with, Dutch law. 33 (b) Jurisdiction: The courts of Amsterdam, The Netherlands, are to have jurisdiction to settle any disputes that may arise out of or in connection with any Notes, Coupons or Talons and accordingly any legal action or proceedings arising out of or in connection with any Notes, Coupons or Talons (including any dispute as to their existence, validity, interpretation, performance, breach or termination or the consequences of their nullity and any dispute relating to any non-contractual obligations arising out of or in connection with the Notes and/or the Coupons and/or Talons) and accordingly submits to the exclusive jurisdiction of the courts of Amsterdam, the Netherlands. This submission is made for the exclusive benefit of the Noteholders, Couponholders or Talonholders and shall not affect their right to take such action or bring such proceedings in any court of a Member State under the Brussels Ia Regulation (in accordance with Chapter II, Sections 1 and 2 thereof) or a State that is a party to the Lugano II Convention (in accordance with Title II, Sections 1 and 2 thereof). These Conditions may be amended, modified or varied in relation to any Series of Notes by the terms of the relevant Final Terms in relation to such Series.